Exhibit 10.1

Execution Version

AMENDMENT NUMBER ONE
TO CREDIT AGREEMENT AND CONSENT

THIS AMENDMENT NUMBER ONE TO CREDIT AGREEMENT AND CONSENT (this “Amendment”), dated as of August 23, 2019, is entered into by and among KAYNE SOLUTIONS FUND, L.P. (“Kayne”), in its capacity as administrative agent and as collateral agent for each Lender (in such capacities, together with its successors and assigns in such capacities, “Agent”), BUDDY’S NEWCO, LLC, a Delaware limited liability company (“Buddy’s Newco”), BUDDY’S FRANCHISING AND LICENSING LLC, a Florida limited liability company (“Buddy’s FL”; together with Buddy’s Newco, each individually and collectively, jointly and severally, “Borrower”), FRANCHISE GROUP INTERMEDIATE B, LLC, a Delaware limited liability company (“Parent”), and the lenders identified on the signature pages hereof (such lenders, and the other lenders party to the below-defined Credit Agreement, together with their respective successors and permitted assigns, each individually, a “Lender”, and collectively, the “Lenders”), and in light of the following:

W I T N E S S E T H

WHEREAS, Parent, Borrower, Lenders, and Agent are parties to that certain Credit Agreement, dated as of July 10, 2019 (as amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, Buddy’s Newco intends to enter into that certain Asset Purchase Agreement of even date herewith, in the form attached hereto as Exhibit A (such Asset Purchase Agreement in such form, the “Purchase Agreement”, and together with the other documents, instruments and agreements executed and delivered in connection therewith or otherwise relating thereto, so long as each such document that is material is in form and substance reasonably satisfactory to Agent and Required Lenders, the “Designated Transaction Documents”) pursuant to which Buddy’s Newco shall acquire the Required Assets (as defined in the Purchase Agreement) (such transaction, the “Designated Transaction”);

WHEREAS, Borrower has requested that Agent and Required Lenders make certain amendments to the Credit Agreement which are set forth on pages of a version of the Credit Agreement, including the relevant Schedules and Exhibits thereto, which consolidate the Credit Agreement with the First Amendment (the “Conformed Credit Agreement”) attached as Exhibit C to this Amendment and consent to the consummation of the Designated Transaction;

WHEREAS, upon the terms and conditions set forth herein, Agent and Required Lenders are willing to make certain amendments to the Credit Agreement and consent to the consummation of the Designated Transaction.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.                   Defined Terms. All initially capitalized terms used herein (including the preamble and recitals hereof) without definition shall have the meanings ascribed thereto in Section 1.01 of the Credit Agreement.

2.                   Amendments to Credit Agreement. Subject to the satisfaction (or waiver in writing by Required Lenders) of the conditions precedent set forth in Section 4 hereof, the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Conformed Credit Agreement attached as Exhibit D hereto.

3.                   Consent. The provisions of the Credit Agreement and the other Loan Documents to the contrary notwithstanding, subject to the satisfaction (or waiver in writing by Agent and Required Lenders) of the conditions precedent set forth in Section 4 hereof, Agent and Required Lenders hereby consent to the consummation of the Designated Transaction in accordance with the terms of the Designated Transaction Documents and agree that the Designated Transaction shall constitute a “Permitted Investment” for all purposes of the Loan Documents.

4.                   Conditions Precedent to Amendment. The satisfaction (or waiver in writing by Agent and Required Lenders) of each of the following shall constitute conditions precedent to the effectiveness of the Amendment (such date being the “Amendment Effective Date”):

(a)                Agent shall have received this Amendment, duly executed by the parties hereto, and the same shall be in full force and effect.

(b)                Agent shall have received a letter, in form and substance satisfactory to Agent and Required Lenders, from Texas Capital Bank, National Association (“Existing Lender”) to A Team Leasing, LLC, respecting the portion of the obligations of A Team Leasing, LLC owing to Existing Lender that Existing Lender is requiring to be repaid such that Existing Lender will agree to terminate and release its security interest in, and any Liens on, the Sold Assets (as defined in such letter), and effecting such termination and release upon such repayment.

(c)                Agent shall have received executed copies of the favorable written opinions of counsel for Loan Parties, in form and substance satisfactory to Agent and Required Lenders, with respect to such matters as Required Lenders may reasonably request.

(d)                (i) Agent shall have received fully executed versions of the material Designated Transaction Documents and all other material documentation associated with the Designated Transaction (collectively, the “Material Designated Transaction Documents”), (ii) each of the Designated Transaction Documents shall have been duly executed and delivered by the parties thereto, and the same shall be in full force and effect, and (iii) the Designated Transaction shall have been (or substantially concurrent with the Amendment Effective Date, shall be) consummated in accordance with the terms and conditions of the Designated Transaction Documents.

(e)                Agent shall have received a duly executed certificate of an authorized officer of Company in substantially the form of Exhibit C attached hereto, together with all attachments thereto.

(f)                 Agent shall have received a solvency certificate of the chief operating officer or chief financial officer of Parent substantially in the form of Exhibit F-2 of the Credit Agreement, dated as of the Amendment Effective Date and addressed to Agent and Lenders.

(g)                After giving effect to this Amendment, with respect to Parent and its Subsidiaries, the representations and warranties contained herein, in the Credit Agreement, and in the other Loan Documents, in each case, shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties are true and correct in all respects subject to such qualification) on and as of the date hereof, to the same extent as though made on and as of the date hereof, except to the extent that such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date).

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(h)                No event has occurred and is continuing or would result from the consummation of the transactions contemplated herein that would constitute a Default or Event of Default.

(i)                 Borrower shall pay concurrently with the closing of the transactions evidenced by this Amendment, all fees, costs, expenses and taxes then payable pursuant to the Credit Agreement and Section 5 of this Amendment.

(j)                 Immediately after giving effect to the consummation of the Designated Transaction, the Loan Parties shall have Qualified Cash of at least $2,000,000 at such time.

5.                   Payment of Costs and Fees. Borrower shall pay to Agent and each Lender all expenses required to be paid pursuant to Section 10.02 of the Credit Agreement (including, without limitation, subject to Section 7(b) of this Amendment, the reasonable fees and expenses of any attorneys retained by Agent or any Lender) in connection with the preparation, negotiation, execution and delivery of this Amendment and any documents and instruments relating hereto.

6.                   [Reserved].

7.                   Conditions Subsequent.

(a)                In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid, perfected security interest in personal property Collateral, Collateral Agent shall have received, within the applicable time period set forth in Section 6.17 of the Credit Agreement, evidence satisfactory to Collateral Agent of duly executed Control Agreements with respect to each Deposit Account and Securities Account (other than any Excluded Account) acquired or opened by Borrower or any other Loan Party in connection with the Designated Transaction.

(b)                On or prior to the date that is thirty (30) days after the date hereof (or such longer period as agreed to in writing by Agent in its sole discretion), the Loan Parties shall have paid to Paul Hastings LLP the legal fees payable in an amount to be reasonably agreed.

8.                   [Reserved].

9.                   APPLICABLE LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL PROVISIONS. THIS AMENDMENT SHALL BE SUBJECT TO THE PROVISIONS REGARDING APPLICABLE LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL SET FORTH IN SECTIONS 10.14, 10.15 AND 10.16 OF THE CREDIT AGREEMENT, AND SUCH PROVISIONS ARE INCORPORATED HEREIN BY THIS REFERENCE, MUTATIS MUTANDIS.

10.               Amendments. This Amendment cannot be altered, amended, changed or modified in any respect except in accordance with Section 10.05 of the Credit Agreement.

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11.               Counterpart Execution. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Amendment. Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall be equally as effective as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

12.               Effect on Loan Documents.

(a)                The Credit Agreement, as amended hereby, and each of the other Loan Documents shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. The execution, delivery, and performance of this Amendment shall not operate, except as expressly set forth herein, as a modification or waiver of any right, power, or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document. Except for the amendments to the Credit Agreement expressly set forth herein, the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect. The waivers, consents and modifications set forth herein are limited to the specifics hereof (including facts or occurrences on which the same are based), shall not apply with respect to any facts or occurrences other than those on which the same are based, shall neither excuse any future non-compliance with the Loan Documents nor operate as a waiver of any Default or Event of Default, shall not operate as a consent to any further waiver, consent or amendment or other matter under the Loan Documents, and shall not be construed as an indication that any future waiver or amendment of covenants or any other provision of the Credit Agreement will be agreed to, it being understood that the granting or denying of any waiver or amendment which may hereafter be requested by Borrower remains in the sole and absolute discretion of Agent and Lenders. To the extent that any terms or provisions of this Amendment conflict with those of the Credit Agreement or the other Loan Documents, the terms and provisions of this Amendment shall control.

(b)                Upon and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “herein”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to “the Credit Agreement”, “thereunder”, “therein”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as modified and amended hereby.

(c)                To the extent that any of the terms and conditions in any of the Loan Documents shall contradict or be in conflict with any of the terms or conditions of the Credit Agreement, after giving effect to this Amendment, such terms and conditions are hereby deemed modified or amended accordingly to reflect the terms and conditions of the Credit Agreement as modified or amended hereby.

(d)                This Amendment is a Loan Document.

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(e)                Unless the context of this Amendment clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”. The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Amendment refer to this Amendment as a whole and not to any particular provision of this Amendment. Section, subsection, clause, schedule, and exhibit references herein are to this Amendment unless otherwise specified. Any reference in this Amendment to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations or Guaranteed Obligations shall mean (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, together with the payment of the Applicable Prepayment Premium, (ii) all costs, expenses, or indemnities payable pursuant to Section 10.02 or Section 10.03 of the Credit Agreement that have accrued and are unpaid regardless of whether demand has been made therefor, and (iii) all fees or charges that have accrued hereunder or under any other Loan Document and are unpaid, (b) the receipt by Collateral Agent of cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to an Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys’ fees and legal expenses), such cash collateral to be in such amount as Agents reasonably determine is appropriate to secure such contingent Obligations, (c) the payment or repayment in full in immediately available funds of all other outstanding Obligations, and (d) the termination of all of the Commitments of Lenders. Notwithstanding anything in the Agreement to the contrary, (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, or directives thereunder or issued in connection therewith and (z) all requests, rules, guidelines, or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), or the United States or foreign regulatory authorities shall, in each case, be deemed to be enacted, adopted, issued, phased in, or effective after the date of this Agreement regardless of the date enacted, adopted, issued, phased in, or effective. Any reference herein to the Obligations shall (i) mean “Obligations” as defined in the Credit Agreement (including any expenses, fees or interest that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding) and (ii) include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

13.               Entire Agreement. This Amendment, and the terms and provisions hereof, the Credit Agreement and the other Loan Documents constitute the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and supersede any and all prior or contemporaneous amendments or understandings with respect to the subject matter hereof, whether express or implied, oral or written.

14.               Integration. This Amendment, together with the other Loan Documents, incorporates all negotiations of the parties hereto with respect to the subject matter hereof and is the final expression and agreement of the parties hereto with respect to the subject matter hereof.

15.               Reaffirmation of Obligations. Each Loan Party hereby (a) acknowledges and reaffirms its obligations owing to Agent and each Lender under each Loan Document to which it is a party (including, in respect of Parent, its Guaranty of the Obligations), and (b) agrees that each of the Loan Documents to which it is a party is and shall remain in full force and effect. Each Loan Party hereby (i) further ratifies and reaffirms the validity and enforceability of all of the Liens and security interests heretofore granted, pursuant to and in connection with the Security Agreement or any other Loan Document to Agent, on behalf and for the benefit of each Lender, as collateral security for the obligations under the Loan Documents in accordance with their respective terms, and (ii) acknowledges that all of such Liens and security interests, and all Collateral heretofore pledged as security for such obligations, continue to be and remain collateral for such obligations from and after the date hereof (including, without limitation, from after giving effect to this Amendment).

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16.               Severability. In case any provision in this Amendment shall be invalid, illegal or unenforceable, such provision shall be severable from the remainder of this Amendment and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

17.               New Lender. As of the Amendment Effective Date, San Bernardino County Employee’s Retirement Association shall be a party to the Credit Agreement and have the rights and obligations of a Lender thereunder and under the other Loan Documents (in such capacity, the “New Lender”). Each of the undersigned agrees that each reference to a “Lender” or the “Lenders”, or “Secured Party” or the “Secured Parties” in the Credit Agreement and the other Loan Documents shall include the New Lender.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first above written.

FRANCHISE GROUP INTERMEDIATE B, LLC,

as Parent

By: /s/ Michael S. Piper
Name: Michael S. Piper
Title: Chief Financial Officer

BUDDY’S NEWCO, LLC,

as a Borrower

By: /s/ Michael Bennett
Name: Michael Bennett
Title: Chief Executive Officer

BUDDY’S FRANCHISING AND LICENSING LLC,

as a Borrower

By: /s/ Michael Bennett
Name: Michael Bennett
Title: Chief Executive Officer

[Signature Page to Amendment Number One]

KAYNE SOLUTIONS FUND, L.P.,

as Agent

By: Kayne Solutions Fund GP, LLC,

its general partner

By:	____/s/ Jon Levinson__________________ Name: Jon Levinson Title: Managing Partner

KAYNE SOLUTIONS FUND, L.P.,

as a Lender

By: Kayne Solutions Fund GP, LLC,

its general partner

By:	____/s/ Jon Levinson__________________ Name: Jon Levinson Title: Managing Partner

KAYNE MULTIPLE STRATEGY FUND, L.P.,

as a Lender

By: Kayne Anderson Capital Advisors, L.P.,

its general partner

By:	_______/s/ Jenna Young__________________ Name: Jenna Young Title: Authorized Signatory

[Signature Page to Amendment Number One]

SAN BERNARDINO COUNTY EMPLOYEES’ RETIREMENT ASSOCIATION, as New Lender

By: Kayne Anderson Capital Advisors, L.P., its investment manager

By:	/s/ Paul Stapleton______________________ Name: Paul Stapleton Title: Chief Financial Officer

By:	_____/s/ Michael O’Neil_________________ Name: Michael O’Neil Title: Chief Compliance Officer

[Signature Page to Amendment Number One]

Guggenheim MM CLO 2018-1, LTD.,

as a Lender

By: Guggenheim Partners Investment Management, LLC as Collateral Manager

By: /s/ Kevin M. Robinson

Name: Kevin M. Robinson

Title: Attorney-in-Fact

Guggenheim Private Debt Fund NOTE ISSUER 2.0, LLC,

as a Lender

By: Guggenheim Partners Investment Management, LLC as Manager

By: /s/ Kevin M. Robinson

Name: Kevin M. Robinson

Title: Attorney-in-Fact

Hobson Capital, LLC,

as a Lender

By: Guggenheim Partners Investment Management, LLC as Collateral Manager

By: /s/ Kevin M. Robinson

Name: Kevin M. Robinson

Title: Attorney-in-Fact

[Signature Page to Amendment Number One]

KIM Global KPI Guggenheim Professional Private Trust,

as a Lender

By: Guggenheim Partners Investment Management, LLC as Advisor

By: /s/ Kevin M. Robinson

Name: Kevin M. Robinson

Title: Attorney-in-Fact

KIM Global KPS Guggenheim Professional Private Trust,

as a Lender

By: Guggenheim Partners Investment Management, LLC as Advisor

By: /s/ Kevin M. Robinson

Name: Kevin M. Robinson

Title: Attorney-in-Fact

Sunwise CLO LLC,

as a Lender

By: Guggenheim Partners Investment Management, LLC as Collateral Manager

By: /s/ Kevin M. Robinson

Name: Kevin M. Robinson

Title: Attorney-in-Fact

[Signature Page to Amendment Number One]

Guggenheim Credit Income Fund, as a Lender

By: Guggenheim Partners Investment Management, LLC as Advisor

By: /s/ Kevin M. Robinson

Name: Kevin M. Robinson

Title: Attorney-in-Fact

Guggenheim Private Debt Fund 2.0-I, LLC, as a Lender

By: Guggenheim Partners Investment Management, LLC as Manager

By: /s/ Kevin M. Robinson

Name: Kevin M. Robinson

Title: Attorney-in-Fact

Guggenheim Private Debt Fund 2.0, LLC, as a Lender

By: Guggenheim Partners Investment Management, LLC as Manager

By: /s/ Kevin M. Robinson

Name: Kevin M. Robinson

Title: Attorney-in-Fact

[Signature Page to Amendment Number One]

EXHIBIT C

~~Execution Version~~

Conformed Through Amendment Number One to Credit Agreement and Consent, Dated August 23, 2019

CREDIT AGREEMENT

dated as of July 10, 2019

by and among

FRANCHISE GROUP INTERMEDIATE B, LLC,
as Parent,

BUDDY’S NEWCO, LLC and

BUDDY’S FRANCHISING AND LICENSING LLC
as Borrower,

any Subsidiaries of Borrower party hereto as Guarantors,

VARIOUS LENDERS FROM TIME TO TIME PARTY HERETO,

and

KAYNE SOLUTIONS FUND, L.P.,
as Administrative Agent and Collateral Agent

Florida documentary stamp tax required by law in the amount of $2,450 has been paid or will be paid directly to the Department of Revenue.

(continued)

-i-

(continued)

-ii-

(continued)

-iii-

(continued)

-iv-

APPENDICES:	A	Closing Date Term Loan Commitments
	B	Notice Addresses
	C	First Amendment Term Loan Commitments

SCHEDULES:	4.1	Jurisdiction of Organization
	4.2	Capital Stock and Ownership
	4.12	Material Real Estate Assets
	4.13	Environmental Matters
	4.15	Material Contracts
	4.24	Intellectual Property
	4.25	Inventory and Equipment
	4.27	Insurance
	4.30	Bank Accounts and Securities Accounts
	5.1	Performance Information
	5.16	Certain Post Closing Matters
	6.1	Certain Indebtedness
	6.2	Certain Liens
	6.7	Certain Investments
	6.12	Certain Affiliate Transactions

EXHIBITS:	A-1	Funding Notice
	A-2	Conversion/Continuation Notice
	C	Compliance Certificate
	D	Assignment Agreement
	E-1	Certificate Regarding Non-Bank Status (For Non-US Lenders That Are Not Partnerships or Pass-Thru Entities For U.S. Federal Income Tax Purposes)
	E-2	Certificate Regarding Non-Bank Status (For Non-US Lenders That Are Partnerships or Pass-Thru Entities For U.S. Federal Income Tax Purposes)
	F-1	Closing Date Certificate
	F-2	Solvency Certificate
	G	Security Agreement

CREDIT AGREEMENT

This CREDIT AGREEMENT, dated as of July 10, 2019, by and among the lenders identified on the signature pages hereof (each of such lenders, together with its successors and permitted assigns, is referred to hereinafter as a “Lender,” as that term is hereinafter further defined), KAYNE SOLUTIONS FUND, L.P., a Delaware limited partnership (“Kayne”), as administrative agent for each of the Lenders (in such capacity, together with its successors and assigns in such capacity, “Administrative Agent”), Kayne, as collateral agent for each of the Lenders (in such capacity, together with its successors and assigns in such capacity, “Collateral Agent”), Kayne and GUGGENHEIM CREDIT SERVICES, LLC (“Guggenheim”) as joint lead arrangers, and joint book runners, FRANCHISE GROUP INTERMEDIATE B, LLC, a Delaware limited liability company (“Parent”), as a Guarantor, Buddy’s Newco, LLC, a Delaware limited liability company (“Lead Borrower”), Buddy’s Franchising and Licensing LLC, a Florida limited liability company (“Franchising” and, together with Lead Borrower, individually and collectively, jointly and severally, “Borrower”), and certain Subsidiaries of Borrower as Guarantors.

W I T N E S S E T H:

WHEREAS, capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.01 hereof;

WHEREAS, Lenders have agreed to extend a certain facility to Borrower in an aggregate principal amount not exceeding $82,000,000, consisting of $82,000,000 in term loans, the proceeds of which will be used as described in Section 2.05;

WHEREAS, Borrower has agreed to secure all of its Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on all of its assets, including a pledge of all of the Capital Stock of each of its Subsidiaries; and

WHEREAS, Guarantors have agreed to guarantee the obligations of Borrower hereunder and to secure their respective Obligations by granting to Collateral Agent, for the benefit of Secured Parties, a First Priority Lien on all of their respective assets, including a pledge of all of the Capital Stock of each of their respective Subsidiaries (including Borrower).

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01        Definitions. As used in this Agreement, the following terms shall have the following definitions:

“Accounts” means all “accounts” (as defined in the UCC) of the Loan Parties (or, if referring to another Person, of such Person), including, without limitation, accounts, accounts receivable, monies due or to become due, and obligations in any form (whether arising in connection with contracts, contract rights, instruments, general intangibles, or chattel paper), in each case whether arising out of goods sold or services rendered or from any other transaction and whether or not earned by performance, now or hereafter in existence, and all documents of title or other documents representing any of the foregoing, and all collateral security and guaranties of any kind, now or hereafter in existence, given by any Person with respect to any of the foregoing.

“Accounting Changes” means changes in accounting principles required by the promulgation of any rule, regulation, pronouncement, or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or any successor thereto or any agency with similar functions).

“Adjusted LIBOR Rate” means for any Interest Rate Determination Date with respect to an Interest Period for a LIBOR Rate Loan, the greater of (a) the rate per annum obtained by dividing (and rounding upward to the next whole multiple of 1/100 of 1%) (i) (A) the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate appearing on Bloomberg L.P.’s service for ICE LIBO USD (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date or (B) in the event the rate referenced in the preceding clause (a) does not appear on such page or service or if such page or service shall cease to be available, the rate per annum (rounded to the nearest 1/100 of 1%) equal to the rate determined by Administrative Agent to be the offered rate on such other page or other service which displays ICE LIBO USD (for delivery on the first day of such period) with a term equivalent to such period in Dollars, determined as of approximately 11:00 a.m. (London, England time) on such Interest Rate Determination Date, by (ii) an amount equal to (A) one, minus (B) the Applicable Reserve Requirement, and (b) 1.50% per annum.

“Adjusted EBITDA” means (i) Consolidated EBITDA, minus (ii) the sum of (a) Consolidated Capital Expenditures, (b) all Restricted Junior Payments (whether in cash or other property, other than common Capital Stock), (c) the aggregate amount of all payments made in cash that are not expensed or do not otherwise result in a decrease to the net income of the Lead Borrower and its Subsidiaries for such period, (d) the aggregate amount of taxes paid in cash during such period (including, without duplication, Permitted Tax Payments made in cash during such period) and (e) the absolute value of, if negative, (x) the amount of Net Working Capital at the end of the prior fiscal year (or the beginning of the fiscal year in the case of the first fiscal year) minus (y) the amount of Net Working Capital at the end of such fiscal year.

“Administrative Agent” has the meaning specified in the preamble hereto.

“Administrative Agent’s Account” means an account at a bank designated by Administrative Agent from time to time as the account into which the Loan Parties shall make all payments to Administrative Agent under this Agreement and the other Loan Documents.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial, or otherwise), governmental investigation, or arbitration (whether or not purportedly on behalf of Parent or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Actions) or other regulatory body or any mediator or arbitrator, whether pending or, to the knowledge of Parent or any of its Subsidiaries, threatened in writing against or affecting Parent or any of its Subsidiaries or any property of Parent or any of its Subsidiaries.

“Affected Lender” has the meaning specified in Section 2.17(b).

“Affected Loans” has the meaning specified in Section 2.17(b).

“Affiliate” means, as applied to any Person, any other Person who controls, is controlled by, or is under common control with such Person. For purposes of this definition, “control” means the possession, directly or indirectly through one or more intermediaries, of the power to direct the management and policies of a Person, whether through the ownership of Capital Stock, by contract, or otherwise; provided, that for purposes of Section 6.12 of this Agreement: (a) any Person which owns directly or indirectly 10% or more of the Capital Stock having ordinary voting power for the election of directors or other members of the governing body of a Person or 10% or more of the partnership or other ownership interests of a Person (other than as a limited partner of such Person) shall be deemed an Affiliate of such Person, (b) each director (or comparable manager) of a Person shall be deemed to be an Affiliate of such Person, (c) each partnership in which a Person is a general partner shall be deemed an Affiliate of such Person and (d) each Permitted Holder and each of its employees, directors, officers and other Affiliates shall be deemed an Affiliate of the Loan Parties. Notwithstanding anything herein to the contrary, in no event shall Administrative Agent or any Lender be considered an “Affiliate” of any Loan Party.

“Agent” means each of Administrative Agent and Collateral Agent.

“Aggregate Amounts Due” has the meaning specified in Section 2.16.

“Aggregate Payments” has the meaning specified in Section 7.02.

“Agreement” means this Credit Agreement and any annexes, exhibits, and schedules attached hereto as it may be amended, supplemented, or otherwise modified from time to time.

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the per annum rate publicly quoted from time to time by The Wall Street Journal as the “Prime Rate” in the United States (or, if The Wall Street Journal ceases quoting a prime rate of the type described, either (i) the per annum rate quoted as the base rate on such corporate loans in a different national publication as reasonably selected by Administrative Agent or (ii) the highest per annum rate of interest published by the Federal Reserve Board in Federal Reserve statistical release H.15 (519) entitled “Selected Interest Rates” as the bank prime loan rate or its equivalent), (b) the Federal Funds Effective Rate (but not less than zero) in effect on such day, plus 1/2 of 1.00%, (c) the Adjusted LIBOR Rate (taking into account the 1.00% floor therein) for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day), plus 1.00%, and (d) 2.50%. Any change in the Alternate Base Rate due to a change in such Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBOR Rate shall be effective on the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted LIBOR Rate, as the case may be.

“Anti-corruption Laws” means the FCPA, and all other applicable laws concerning or relating to bribery, money laundering or corruption.

“Applicable ECF Percentage” means, for any fiscal year of Borrower, 75%.

“Applicable Margin” means, (a) with respect to Term Loans that are LIBOR Rate Loans, 8.00%, and (b) with respect to Term Loans that are Base Rate Loans, 7.00%:

“Applicable Prepayment Premium” has the meaning specified in Section 2.12(b).

“Applicable Reserve Requirement” means, at any time, for any LIBOR Rate Loan, the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any basic marginal, special, supplemental, emergency, or other reserves) are required to be maintained with respect thereto against “Eurocurrency liabilities” (as such term is defined in Regulation D) under regulations issued from time to time by the Board of Governors of the Federal Reserve System or other applicable banking regulator. Without limiting the effect of the foregoing, the Applicable Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the applicable Adjusted LIBOR Rate or any other interest rate of a Loan is to be determined or (b) any category of extensions of credit or other assets which include LIBOR Rate Loans. A LIBOR Rate Loan shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credit for proration, exceptions, or offsets that may be available from time to time to the applicable Lender. The rate of interest on LIBOR Rate Loans shall be adjusted automatically on and as of the effective date of any change in the Applicable Reserve Requirement.

“Application Event” means the (a) occurrence of an Event of Default and (b) the election by Administrative Agent or the Required Lenders during the continuance of such Event of Default to require that payments and proceeds of Collateral be applied pursuant to Section 2.15(g).

“Asset Sale” means a sale, lease, or sub lease (as lessor or sublessor), sale and leaseback, assignment, conveyance, transfer, license, or other disposition to (other than to or with a Loan Party which is not Parent), or any exchange of property with, any Person, in one transaction or a series of transactions, of all or any part of any Loan Party’s businesses, assets, or properties of any kind, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, including, without limitation, the Capital Stock of any Loan Party (other than Parent to the extent the issuance of such Capital Stock does not result in a Change of Control), other than inventory (or other assets) sold, licensed in the ordinary course of business, or leased in the ordinary course of business. For purposes of clarification, “Asset Sale” shall include (a) the sale or other disposition for value of any contracts, or (b) any sale of merchant accounts (or any rights thereto, including, without limitation, any rights to any residual payment stream with respect thereto) by any Loan Party.

“Assignment Agreement” means an Assignment and Assumption Agreement substantially in the form of Exhibit D, with such amendments or modifications as may be approved by Administrative Agent.

“Authorized Officer” means, as applied to any Person, any individual holding the position of chairman of the board (if an officer), chief executive officer, chief operating officer, secretary, president, or one of its vice presidents (or the equivalent thereof), and such Person’s chief financial officer or treasurer.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Base Rate Loan” means a Loan bearing interest at a rate determined by reference to the Alternate Base Rate.

“Beneficiary” means each Agent and each Lender.

“Board” means (a) with respect to any corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board, (b) with respect to a partnership, the board of directors of the general partner of the partnership, (c) with respect to a limited liability company, the managing member or members or any controlling committee or board of directors of such company or the sole member or the managing member thereof, and (d) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrower” has the meaning specified in the preamble hereto.

“Business Day” means (a) any day excluding Saturday, Sunday, and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in such state are authorized or required by law or other governmental action to close and (b) with respect to all notices, determinations, fundings, and payments in connection with the Adjusted LIBOR Rate or any LIBOR Rate Loans, the term “Business Day” shall mean any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the London interbank market.

“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal, or mixed) by that Person (a) as lessee that, in conformity with GAAP as in effect on the date hereof, is or should be accounted for as a capital lease on the balance sheet of that Person or (b) as lessee which is a transaction of a type commonly known as a “synthetic lease” (i.e., a transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for Federal income tax purposes).

“Capital Stock” means any and all shares, interests, participations, or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including, without limitation, partnership interests and membership interests, and any and all warrants, rights, or options to purchase, or other arrangements or rights to acquire any of the foregoing.

“Cash” means money, currency, or a credit balance in any demand or Deposit Account.

“Cash Equivalents” means, as at any date of determination, (a) marketable securities (i) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (ii) issued by any agency of the United States, the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date, (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s, (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-1 from Moody’s, (d) certificates of deposit or bankers’ acceptances maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (i) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (ii) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000, and (e) shares of any money market mutual fund that (i) has substantially all of its assets invested continuously in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $500,000,000, and (iii) has the highest rating obtainable from either S&P or Moody’s.

“Cash Management Services” means any cash management or related services including treasury, depository, return items, overdraft, controlled disbursement, merchant store value cards, e-payables services, electronic funds transfer, interstate depository network, automatic clearing house transfer (including the Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system) and other customary cash management arrangements.

“Casualty Event” means any involuntary loss of title, any involuntary loss of, damage to, or any destruction of, or any condemnation or other taking (including by any Governmental Authority) of, any property of Parent or any of its Subsidiaries. “Casualty Event” shall include, but not be limited to, any taking of all or any part of any real estate of any Person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any requirement of law, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any Person or any part thereof by any Governmental Authority, civil or military, or any settlement in lieu thereof.

“Certificate Regarding Non-Bank Status” means a certificate substantially in the form of Exhibit E.

“Change of Control” means that:

(a)               any Person or two or more Persons acting in concert (other than Permitted Holders) shall have acquired beneficial ownership, directly or indirectly, of Capital Stock of Parent (or other securities convertible into such Capital Stock) representing 35% or more of the combined voting power of all Capital Stock of Parent entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Parent,

(b)               during any period of 24 consecutive months commencing on or after the Closing Date, the occurrence of a change in the composition of the Board of Parent such that a majority of the members of such Board are not Continuing Directors,

(c)               Parent fails to own and control, directly or indirectly, 100% of the Capital Stock of each other Loan Party (other than as permitted by Section 6.10),

(d)               Vintage Capital Management, LLC fails to own and control, directly or indirectly, Capital Stock in Parent in an amount equal to 80% or greater than the amount held by it immediately following the consummation of the Tender Offer (as defined in the Closing Date Merger Agreement), or

(e)               the occurrence of a Change of Management.

“Change of Management” means that Brian Kahn’s direct or indirect management responsibilities of Lead Borrower are materially diminished from those held by him on the Closing Date, in each case, other than as a result of (a) death or (b) physical or mental incapacity.

“Closing Date” means the date on which the initial Term Loans are made.

“Closing Date Dividend” has the meaning specified in Section 6.05(c).

“Closing Date Merger” means that Merger of Merger Sub, with and into Lead Borrower on the Closing Date pursuant to the terms of the Closing Date Merger Agreement.

“Closing Date Merger Agreement” means that certain Agreement of Merger and Business Combination Agreement, dated as of the date hereof, by and among Liberty Tax, Inc., a Delaware corporation (“Liberty”), Lead Borrower, Franchise Group New Holdco, LLC, a Delaware limited liability company and a direct wholly-owned Subsidiary of Liberty (“New Holdco”), Franchise Group B Merger Sub, LLC, a Delaware limited liability company and an indirect wholly-owned Subsidiary of Liberty (“Merger Sub”), and Vintage RTO, L.P., a Delaware limited partnership, solely in its capacity as the representative of the Buddy’s Members (as defined therein).

“Closing Date Certificate” means a Closing Date Certificate substantially in the form of Exhibit F-1.

“Closing Date Term Loan” has the meaning specified therefor in Section 2.01(a) of this Agreement.

“Closing Date Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Closing Date Term Loan, and “Closing Date Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Closing Date Term Loan Commitment is set forth on Appendix A or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Closing Date Term Loan Commitments as of the Closing Date is $82,000,000.

“Closing Date Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the Closing Date Term Loan of such Lender; provided, that at any time prior to the making of the Closing Date Term Loan, the Closing Date Term Loan Exposure of any Lender shall be equal to such Lender’s Closing Date Term Loan Commitment.

“Collateral” means, collectively, all of the real, personal, and mixed property (including Capital Stock) and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which a Lien is granted or purported to be granted by such Person pursuant to the Collateral Documents as security for the Obligations.

“Collateral Access Agreement” means a collateral access agreement in form and substance reasonably satisfactory to Collateral Agent.

“Collateral Agent” has the meaning specified in the preamble hereto.

“Collateral Documents” means the Security Agreement, the Mortgages, if any, the Collateral Access Agreements, if any, any Control Agreement, and all other instruments, documents, and agreements delivered by any Loan Party pursuant to this Agreement or any of the other Loan Documents in order to grant to Collateral Agent, for the benefit of Secured Parties, a Lien on any real, personal, or mixed property of that Loan Party as security for the Obligations, in each case, as such Collateral Documents may be amended or otherwise modified from time to time.

“Commitment” means any Term Loan Commitment.

“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.

“Consolidated Amortization Expense” means, for any period, the amortization expense of the Lead Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Capital Expenditures” means, for any period, the aggregate of all expenditures of the Lead Borrower and its Subsidiaries during such period determined on a consolidated basis that, in accordance with GAAP, are or should be included in “purchase of property and equipment or which should otherwise be capitalized” or similar items reflected in the consolidated statement of cash flows of the Lead Borrower and its Subsidiaries.

“Consolidated Cash Interest Expense” means, for any period, Consolidated Interest Expense for such period based upon GAAP, excluding any paid-in-kind interest, and amortization of deferred financing costs.

“Consolidated Current Assets” means, as at any date of determination, the total assets of the Lead Borrower and its Subsidiaries on a consolidated basis that may properly be classified as current assets in conformity with GAAP, excluding Cash and Cash Equivalents.

“Consolidated Current Liabilities” means, as at any date of determination, the total liabilities of the Lead Borrower and its Subsidiaries on a consolidated basis that may properly be classified as current liabilities in conformity with GAAP, excluding the current portion of long term debt.

“Consolidated Depreciation Expense” means, for any period, the depreciation expense of the Lead Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated EBITDA” means, for any period, Consolidated Net Income for such period, adjusted by (a) adding thereto, in each case only to the extent deducted in determining such Consolidated Net Income and without duplication:

(i)                 Consolidated Interest Expense,

(ii)              Consolidated Amortization Expense,

(iii)            Consolidated Depreciation Expense,

(iv)             Consolidated Tax Expense and, without duplication, Permitted Tax Payments,

(v)               Transaction Costs not to exceed $2,500,000,

(vi)             (A) the aggregate amount of all other non-cash charges, non-cash write-downs, non-cash expenses, non-cash losses, or non-cash items (including, without limitation, purchase accounting adjustments under ASC 805 or similar acquisition accounting under GAAP or similar provisions under GAAP) reducing Consolidated Net Income (including any non-cash expense relating to the vesting of warrants), (B) net non-cash exchange, non-cash translation, or non-cash performance losses relating to foreign currency transactions and currency fluctuations, and (C) cash charges resulting from the application of ASC 805,

(vii)          charges, losses, expenses, and payments that are covered by indemnification, reimbursement, guaranty, or purchase price adjustment provisions in favor of Parent or any of its Subsidiaries in any agreement entered into by Parent or any of its Subsidiaries to the extent such expenses and payments have been reimbursed pursuant to the applicable indemnity, guaranty, or acquisition agreement in such period (or reasonably expected to be so paid or reimbursed within one year after the end of such period to the extent not accrued) or an earlier period if not added back to Consolidated EBITDA in such earlier period; provided, that (A) if such amount is not so reimbursed within such one-year period, such expenses or losses shall be subtracted in the subsequent calculation period and (B) if reimbursed or received in a subsequent period, such amount shall not be added back in calculating Consolidated EBITDA in such subsequent period,

(viii)        any non-cash extraordinary, non-cash unusual, or non-cash non-recurring expenses, losses, or charges incurred,

(ix)             any cash extraordinary, unusual, or non-recurring expenses, losses, or charges incurred,

(x)               any restructuring, business optimization, integration or similar charges,

(xi)             the unamortized fees, costs, and expenses paid in cash in connection with the repayment of Indebtedness to persons that are not Affiliates of Parent or any of its Subsidiaries,

(xii)          letter of credit fees, and

(xiii)        any net loss included in Consolidated Net Income attributable to non-controlling interests in any non-Wholly Owned Subsidiary;

and (b) subtracting therefrom, in each case only to the extent (and in the same proportion) added in determining such Consolidated Net Income and, without duplication, the aggregate amount of (i) all non-cash items increasing Consolidated Net Income for such period (other than the accrual of revenue or recording of receivables in the ordinary course of business), (ii) any extraordinary, unusual, or non-recurring gains increasing Consolidated Net Income for such period, (iii) the amount of any minority interest net income attributable to non-controlling interests in any non-Wholly Owned Subsidiary, and (iv) the amount of any tax credits realized during such period.

Notwithstanding anything to the contrary, it is agreed, that for the purpose of calculating the Leverage Ratio for any period that includes ~~(i)~~ the fiscal quarters ended on ~~June 30, 2018,~~ September 30, 2018, December 31, 2018, ~~or~~ March 31, 2019, or June 30, 2019, Consolidated EBITDA shall be deemed to be $~~3,221,009, $2,686,427, $3,386,189 or $4,623,004~~3,074,805, $4,220,230, $5,975,576, or $3,811,051, respectively, in each case, as adjusted on a pro forma basis~~, or (ii) the fiscal quarter ending on June 30, 2019, Consolidated EBITDA shall be deemed to be an amount to be mutually agreed between Borrower and Administrative Agent as soon as practicable after the Closing Date, as adjusted on a pro forma basis, which amount shall be determined in a manner reasonably consistent with the method of the determination of the deemed Consolidated EBITDA values set forth in clause (i) of this sentence~~. For the purposes of calculating Consolidated EBITDA for any period, if at any time during such period (and after the Closing Date), Parent or any of its Subsidiaries shall have consummated (a) an acquisition permitted hereunder or (b) a material disposition permitted hereunder (including the termination or discontinuance of activities constituting the disposed of business) of business entities, properties, or assets, in each case, constituting one or more divisions or lines of business of any business entity, (i) Consolidated EBITDA for such period shall be calculated after giving pro forma effect thereto as if any such acquisition or disposition occurred on the first day of such period. For the avoidance of doubt, Consolidated EBITDA shall not be calculated on a cash basis.

Notwithstanding anything to the contrary, the aggregate amount of addbacks made pursuant to clauses (ix) and (x) of clause (a) above shall not exceed 10% of Consolidated EBITDA (calculated prior to giving effect to any such addbacks or pro forma adjustments) for such four fiscal quarter period.

“Consolidated Excess Cash Flow” means, for any fiscal year, Consolidated EBITDA for such fiscal year,

minus, without duplication:

(a)               Consolidated Cash Interest Expense and other payments of Indebtedness (including, without limitation, related fees and expenses, to the extent paid in cash and to the extent such payments are permitted hereunder, but excluding any required cash payments with respect to the Loans under this Agreement of the Lead Borrower and its Subsidiaries, in each case, to the extent made from Internally Generated Cash); provided, that, in each case, payments of revolving Indebtedness shall not be deducted from Consolidated Excess Cash Flow pursuant to this clause (a) unless accompanied by a permanent reduction in the relevant commitment,

(b)               Consolidated Capital Expenditures made from Internally Generated Cash that are paid in cash (excluding Consolidated Capital Expenditures made in such fiscal year that were included in the calculation of Consolidated Excess Cash Flow in a prior fiscal year and net of any (i) Net Proceeds from Asset Sales to the extent reinvested in accordance with Section 2.13(a), (ii) Net Proceeds to the extent reinvested in accordance with Section 2.13(b), and (iii) any proceeds of related financings with respect to such expenditures),

(c)               the aggregate amount of Consolidated Tax Expense (including, but without duplication, any direct or indirect distributions for the payment of such Consolidated Tax Expense) paid or payable with respect to such fiscal year and, if payable, for which reserves have been established to the extent required under GAAP,

(d)               the absolute value of, if negative, (i) the amount of Net Working Capital at the end of the prior fiscal year (or the beginning of the fiscal year in the case of the first fiscal year) minus (ii) the amount of Net Working Capital at the end of such fiscal year,

(e)               the aggregate amount of cash items added back to Consolidated EBITDA in the calculation of Consolidated EBITDA for such period to the extent paid with Internally Generated Cash by the Lead Borrower and its Subsidiaries during such period,

(f)                the aggregate amount of Restricted Junior Payments and other payments made in cash permitted by Sections 6.05(a) (but without duplication of clause (c) above) during such fiscal year, and

(g)               to the extent added to determine Consolidated EBITDA pursuant to clause (viii) of the definition of Consolidated EBITDA, such amounts with respect to which no cash payment to Parent or any of its Subsidiaries was received during such fiscal year; provided, that any such cash payment subsequently received shall be included in the calculation of Consolidated Excess Cash Flow for the subsequent period when received;

provided, that any amount deducted pursuant to any of the foregoing clauses that will be paid after the close of such fiscal year shall not be deducted again in a subsequent fiscal year;

    plus, without duplication:

(i)                 if positive, (A) the amount of Net Working Capital at the end of the prior fiscal year (or the beginning of the fiscal year in the case of the first fiscal year) minus (B) the amount of Net Working Capital at the end of such fiscal year,

(ii)              cash items of income during such fiscal year not included in calculating Consolidated EBITDA, including, without limitation, proceeds from Asset Sales to the extent not reinvested in accordance with Section 2.13(a),

(iii)            the aggregate amount of non-cash items deducted from Consolidated EBITDA in the calculation of Consolidated EBITDA for such period, and

(iv)             any cash payment that was actually received by Parent or any Subsidiary during such fiscal year with respect to which a deduction was taken pursuant to clause (g) above during the previous fiscal year.

“Consolidated Fixed Charges” means, for any period, the sum, without duplication, of the amounts determined for the Lead Borrower and its Subsidiaries on a consolidated basis equal to (a) Consolidated Cash Interest Expense, (b) scheduled payments of principal on Consolidated Total Debt.

“Consolidated Interest Expense” means, for any period, total interest expense (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of the Lead Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Consolidated Total Debt, including all commissions, discounts, and other fees and charges owed with respect to letters of credit, but excluding, however, any amounts referred to in Section 2.10 payable on or before the Closing Date.

“Consolidated Liquidity” means, for any period, an amount determined for Parent and its Subsidiaries on a consolidated basis equal to the sum of Qualified Cash of Parent and its Subsidiaries.

“Consolidated Net Income” means, for any period, (a) the net income (or loss) of the Lead Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP, minus (b) the sum of (i) the income (or loss) of any Person (other than a Subsidiary of Parent) in which any other Person (other than Parent or any of its Subsidiaries) has a joint interest, plus (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Parent or is merged into or consolidated with Parent or any of its Subsidiaries or that Person’s assets are acquired by Parent or any of its Subsidiaries, plus (iii) the income of any Subsidiary of Parent to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Subsidiary, plus (iv) any gains or losses attributable to Asset Sales or returned surplus assets of any Pension Plan, plus (v) (to the extent not included in clauses (b)(i) through (iv) above) any net extraordinary gains or net extraordinary losses.

“Consolidated Pre-Tax Net Income” means, for any period, Consolidated EBITDA minus (A) Consolidated Interest Expense, (B) Consolidated Amortization Expense solely with respect to “property, plant and equipment,” and (C) Consolidated Depreciation Expense solely with respect to “property, plant and equipment.

“Consolidated Tax Expense” means, for any period, the tax expense (including federal, state, local, foreign, franchise, excise, and foreign withholding taxes) of the Lead Borrower and its Subsidiaries, including any penalties and interest relating to any tax examinations for such period, determined on a consolidated basis in accordance with GAAP.

“Consolidated Total Debt” means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of the Lead Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP, less the aggregate amount of Qualified Cash; provided that, solely for purposes of calculating the Leverage Ratio for purposes of Section 2.07(e), Qualified Cash shall not be deducted.

“Continuing Director” means (a) any member of the Board who was a director (or comparable manager) of Parent on the Closing Date and (b) any individual who becomes a member of the Board after the Closing Date if such individual was approved, appointed, or nominated for election to the Board by either the Permitted Holders or a majority of the Continuing Directors.

“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement, or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and the terms “Controlling” and “Controlled” shall have meanings correlative thereto.

“Control Agreement” means a control agreement, in form and substance reasonably satisfactory to Collateral Agent, executed and delivered by Parent or one of its Subsidiaries, Collateral Agent, and the applicable securities intermediary (with respect to a Securities Account) or bank (with respect to a Deposit Account).

“Conversion/Continuation Date” means the effective date of a continuation or conversion, as the case may be, as set forth in the applicable Conversion/Continuation Notice.

“Conversion/Continuation Notice” means a Conversion/Continuation Notice substantially in the form of Exhibit A-2.

“Credit Date” means the date of a Credit Extension.

“Credit Extension” means the making of a Loan.

“Curative Equity” means equity investments (other than in respect of Disqualified Capital Stock) made by Permitted Holders to Borrower (whether directly or through one or more intermediate Persons, including Parent) in immediately available funds and which is designated “Curative Equity” by Borrower under Section 8.02 of this Agreement at the time it is contributed.

“Debtor Relief Law” means the Bankruptcy Code and any other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief law of the United States or other applicable jurisdiction from time to time in effect.

“Default” means a condition or event that, after notice or lapse of time or both, would constitute an Event of Default.

“Default Excess” means, with respect to any Defaulting Lender, the excess, if any, of such Defaulting Lender’s Pro Rata Share of the aggregate outstanding principal amount of Loans of all Lenders (calculated as if all Defaulting Lenders (other than such Defaulting Lender) had funded all of their respective Defaulted Loans) over the aggregate outstanding principal amount of all Loans of such Defaulting Lender.

“Default Period” means, with respect to any Defaulting Lender, the period commencing on the date of the applicable Funding Default, or violation of Section 9.05(c), and ending on the earliest of the following dates: (a) the date on which all Commitments are cancelled or terminated, and/or the Obligations are declared or become immediately due and payable, (b) the date on which (i) the Default Excess with respect to such Defaulting Lender shall have been reduced to zero (whether by the funding by such Defaulting Lender of any Defaulted Loans of such Defaulting Lender or by the non pro rata application of any voluntary or mandatory prepayments of the Loans in accordance with the terms of Section 2.11 or Section 2.13 or by a combination thereof), and (ii) such Defaulting Lender shall have delivered to Borrower and Administrative Agent a written reaffirmation of its intention to honor its obligations hereunder with respect to its Commitments, (c) the date on which Borrower, Administrative Agent, and Required Lenders waive all Funding Defaults of such Defaulting Lender in writing, and (d) the date on which Administrative Agent shall have waived all violations of Section 9.05(c) by such Defaulting Lender in writing.

“Defaulted Loan” has the meaning specified in Section 2.21.

“Defaulting Lender” has the meaning specified in Section 2.21.

“Default Rate” means any interest payable pursuant to Section 2.09.

“Deposit Account” means a demand, time, savings, passbook, or like account with a bank, savings and loan association, credit union, or like organization, other than an account evidenced by a negotiable certificate of deposit.

“Disqualified Capital Stock” means any Capital Stock that, by its terms (or by the terms of any security or other Capital Stock into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Capital Stock), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Capital Stock that would constitute Disqualified Capital Stock, in each case, prior to the date that is one year after the Maturity Date. Any Capital Stock in any Person that is issued to any director, officer, or other employee shall not constitute a Disqualified Capital Stock solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death, or disability.

“Dollars” and the sign “$” mean the lawful money of the United States of America.

“ECF Payment Amount” has the meaning specified in Section 2.13(e).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (a) any Lender, any Affiliate of any Lender, and any Related Fund (any two or more Related Funds being treated as a single Eligible Assignee for all purposes hereof), and (b) any commercial bank, insurance company, investment or mutual fund, or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans as one of its businesses, and (c) any other Person (other than a natural Person) approved by Borrower (so long as no Specified Event of Default has occurred and is continuing) and Administrative Agent (each such consent not to be unreasonably withheld or delayed); provided, that (i) no approval of Borrower shall be required during the continuance of a Specified Event of Default, and (ii) to the extent the consent of Borrower is required for any assignment, such consent shall be deemed to have been given if Borrower has not responded within ten (10) Business Days of a written request for such consent; provided further, that (x) neither (A) Borrower nor any Affiliate of Borrower nor (B) the Permitted Holders nor any Affiliate of the Permitted Holders shall, in any event, be an Eligible Assignee, and (y) no Person owning or controlling any trade debt or Indebtedness of any Loan Party other than the Obligations or any Capital Stock of any Loan Party (in each case, unless approved by Administrative Agent and, so long as no Specified Event of Default has occurred and is continuing, Borrower) shall, in any event, be an Eligible Assignee.

“Employee Benefit Plan” means any “employee benefit plan” as defined in Section 3(3) of ERISA which is or was sponsored, maintained, or contributed to, or required to be contributed, by Parent, any of its Subsidiaries, or any of their respective ERISA Affiliates.

“Environmental Action” means any written complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter, or other written communication from any Governmental Authority or any third party involving violations of Environmental Laws or releases of Hazardous Materials (a) from any assets, properties, or businesses of Borrower, any Subsidiary of Borrower, or any of their predecessors in interest, (b) from adjoining properties or businesses, or (c) from or onto any facilities which received Hazardous Materials generated by Borrower, any Subsidiary of Borrower, or any of their predecessors in interest.

“Environmental Law” means any applicable federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy, or rule of common law now or hereafter in effect and in each case as amended, or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree, or judgment, in each case, to the extent binding on any Loan Party or its Subsidiaries, relating to protection of the environment, protection of employee health (from exposure to Hazardous Materials), or Hazardous Materials, in each case as amended from time to time.

“Environmental Liabilities” means all liabilities, monetary obligations, losses, damages, costs, and expenses (including all reasonable fees, disbursements, and expenses of counsel, experts, or consultants, and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand, or Remedial Action required, by any Governmental Authority or any third party, and which relate to any Environmental Action.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Equipment” has the meaning ascribed to such term in the Security Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is a member, (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is a member, and (c) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (a) above, or any trade or business described in clause (b) above is a member. Any former ERISA Affiliate of Parent or any of its Subsidiaries shall continue to be considered an ERISA Affiliate of Parent or any such Subsidiary within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of Parent or such Subsidiary and with respect to liabilities arising after such period for which Parent or such Subsidiary could be liable under the Internal Revenue Code or ERISA.

“ERISA Event” means: (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the provision for thirty day notice to the PBGC has been waived by regulation); (b) the failure to meet the minimum funding standard of Section 412 of the Internal Revenue Code or Section 302 of ERISA with respect to any Pension Plan (whether or not waived in accordance with Section 412(d) of the Internal Revenue Code), the failure to make by its due date a required installment under Section 412(m) of the Internal Revenue Code with respect to any Pension Plan, or the failure to make any required contribution to a Multiemployer Plan; (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA; (d) the withdrawal by Parent, any of its Subsidiaries, or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to Parent, any of its Subsidiaries, or any of their respective Affiliates pursuant to Section 4063 or 4064 of ERISA; (e) the institution by the PBGC of proceedings to terminate any Pension Plan or the occurrence of any event or condition which might constitute grounds under ERISA for the termination of or the appointment of a trustee to administer, any Pension Plan; (f) the imposition of liability on Parent, any of its Subsidiaries, or any of their respective ERISA Affiliates pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the withdrawal of Parent, any of its Subsidiaries, or any of their respective ERISA Affiliates in a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) from any Multiemployer Plan if there is any potential liability therefor, or the receipt by Parent, any of its Subsidiaries, or any of their respective ERISA Affiliates of notice from any Multiemployer Plan (1) imposing withdrawal liability, (2) that such Multiemployer Plan is in reorganization or insolvency pursuant to Section 4241 or 4245 of ERISA, (3) that such Multiemployer Plan is in “endangered” or “critical” status (within the meaning of Section 432 of the Code or Section 305 of ERISA), or (4) that such Multiemployer Plan intends to terminate or has terminated under Section 4041A or 4042 of ERISA; (h) the occurrence of an act or omission which could give rise to the imposition on Parent, any of its Subsidiaries, or any of their respective ERISA Affiliates of fines, penalties, taxes, or related charges under Chapter 43 of the Internal Revenue Code or under Section 409, Section 502(c), (i), or (l), or Section 4071 of ERISA in respect of any Employee Benefit Plan; (i) the assertion of a material claim (other than routine claims for benefits) against any Employee Benefit Plan other than a Multiemployer Plan or the assets thereof, or against Parent, any of its Subsidiaries, or any of their respective ERISA Affiliates in connection with any Employee Benefit Plan; (j) receipt from the Internal Revenue Service of notice of the failure of any Pension Plan (or any other Employee Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code) to qualify under Section 401(a) of the Internal Revenue Code or the failure of any trust forming part of any Pension Plan to qualify for exemption from taxation under Section 501(a) of the Internal Revenue Code, (k) the imposition of a Lien pursuant to Sections 401(a)(29). 412(n), or 430(k) of the Internal Revenue Code or pursuant to ERISA with respect to any Pension Plan, (l) the existence with respect to any funded Employee Benefit Plan sponsored by a Parent, any of its Subsidiaries, or any of their respective ERISA Affiliates of a non-exempt “Prohibited Transaction” (within the meaning of Section 406 of ERISA or Section 4975(c) of the Code), (m) the filing, pursuant to Section 412(c) of the Code or Section 302(c) of ERISA, of an application for a waiver of the minimum funding standard with respect to any Pension Plan, (n) a determination that any Pension Plan is in “at risk” status (within the meaning of Section 430 of the Code or Section 303 of ERISA).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” means each of the conditions or events set forth in Section 8.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

“Excluded Accounts” means Deposit Accounts, Securities Accounts and Commodity Accounts (1) specially and exclusively used for payroll, payroll taxes, accrued and unpaid employee compensation payments and other employee wage and benefit payments to or for any Grantor’s employees and (including salaries, wages, benefits and expense reimbursements, 401(k) and other retirement plans and employee benefits, including rabbi trusts for deferred compensation and health care benefits), (2) that are zero balance accounts or other accounts that automatically sweep balances on a daily basis to the primary operating accounts of Borrower (including, for the avoidance of doubt, local operating accounts of individual retail locations that automatically sweep balances on a daily basis to the primary operating account of Borrower), (3) that individually or together with any other Deposit Account, Securities Account or Commodity Account (as applicable), has an average daily balance for any fiscal month of not more than $500,000 in the aggregate for all such Deposit Accounts, Securities Accounts or Commodity Accounts (as applicable) (determined by taking the sum of the average daily balances for any fiscal month in each such account) and (4) consisting solely of Cash or Cash Equivalents securing Permitted Indebtedness (other than the Obligations) subject to Permitted Liens.

“Existing Indebtedness” means ~~(a)~~ Indebtedness and other obligations outstanding under that certain Third Amended and Restated Credit Agreement, dated as of January 29, 2016, by and between Lead Borrower, Texas Capital Bank, National Association, and the other parties party thereto, as amended prior to the Closing Date.

“Extraordinary Receipts” means any cash received by Parent or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.13(a) or (b) hereof), including, without limitation, (a) foreign, United States, state, or local tax refunds, (b) pension plan reversions, (c) judgments, proceeds of settlements, or other consideration of any kind in connection with any cause of action, (d) condemnation awards (and payments in lieu thereof), (e) indemnity payments, and (f) any purchase price adjustment received in connection with any purchase agreement, excluding for the avoidance of doubt proceeds from (i) the issuance of Capital Stock of Parent and (ii) the issuance of Indebtedness (it being understood and agreed that the issuance of Indebtedness not permitted to be incurred pursuant to Section 6.01 shall remain subject to Section 2.13(d)).

“Fair Share” has the meaning specified in Section 7.02.

“Fair Share Contribution Amount” has the meaning specified in Section 7.02.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, in effect as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means for any day, the rate per annum (expressed, as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day.

“Fee Letters” means, collectively, (i) the letter agreement, dated as of the Closing Date, by and between Borrower, Administrative Agent and Guggenheim, and (ii) the letter agreement, dated as of the Closing Date, by and between Borrower and Administrative Agent. Each such letter agreement is referred to herein as a “Fee Letter”.

“Financial Covenant” means each of those financial covenants set forth in Section 6.08.

“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of the chief operating officer, chief financial officer, chief executive officer or other officer with similar responsibilities of the Lead Borrower that such financial statements fairly present, in all material respects, the financial condition of the Lead Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments.

“Financial Plan” has the meaning specified in Section 5.01(i).

“First Amendment” means that certain Amendment Number One to Credit Agreement and Consent, dated as of the First Amendment Closing Date, by and among Parent, Borrowers, Agent, and the Lenders party thereto.

“First Amendment Closing Date” means August 23, 2019.

“First Amendment Existing Indebtedness” means Indebtedness and other obligations outstanding under that certain Credit Agreement, dated as of October 14, 2015, by and between A Team Leasing, LLC, a Delaware limited liability company, Texas Capital Bank, National Association, and the other parties party thereto, as amended, restated, supplemented or otherwise modified prior to the First Amendment Closing Date.

“First Amendment Term Loan” has the meaning specified therefor in Section 2.01(a) of the Agreement.

“First Amendment Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a First Amendment Term Loan, and “First Amendment Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s First Amendment Term Loan Commitment is set forth on Appendix C or in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the First Amendment Term Loan Commitments as of the First Amendment Closing Date is $23,000,000.

“First Amendment Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of the First Amendment Term Loan of such Lender; provided, that at any time prior to the making of the First Amendment Term Loan, the First Amendment Term Loan Exposure of any Lender shall be equal to such Lender’s First Amendment Term Loan Commitment.

“First Priority” means, with respect to any Lien purported to be created in any Collateral pursuant to any Collateral Document, that such Lien is the only Lien to which such Collateral is subject, other than any Permitted Lien.

“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.

“Fiscal Year” means the fiscal year of the Lead Borrower and its Subsidiaries ending on December 31 of each calendar year (or such other date as may be permitted by Section 6.16).

“Fixed Charge Coverage Ratio” means the ratio as of the last day of (a) the first full Fiscal Quarter ending after the Closing Date of (i) Adjusted EBITDA for such Fiscal Quarter, to (ii) Consolidated Fixed Charges for such Fiscal Quarter, (b) the second full Fiscal Quarter ending after the Closing Date of (i) Adjusted EBITDA for the two-Fiscal Quarter period ending on such date, to (ii) Consolidated Fixed Charges for such two-Fiscal Quarter period, (c) the third full Fiscal Quarter period ending after the Closing Date of (i) Adjusted EBITDA for the three-Fiscal Quarter period ending on such date, to (ii) Consolidated Fixed Charges for such three-Fiscal Quarter period, and (d) any other Fiscal Quarter of (i) Adjusted EBITDA for the four-Fiscal Quarter period then ending, to (ii) Consolidated Fixed Charges for such four-Fiscal Quarter period.

“Flood Hazard Property” means any Real Estate Asset subject to a mortgage in favor of Collateral Agent, for the benefit of the Secured Parties, and located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards.

“Flow of Funds Agreement” means that certain Flow of Funds Agreement, dated as of the Closing Date, duly executed by each Loan Party and any other parties thereto, in form and substance reasonably satisfactory to the Administrative Agent, in connection with the disbursement of Loan proceeds in accordance with Section 2.05.

“Franchise Agreement” means any agreement between any Borrower or any Subsidiary thereof and any other Person pertaining to the establishment and operation of a lease purchase or rent to own business.

“Funding Default” has the meaning specified in Section 2.21.

“Funding Notice” means a notice substantially in the form of Exhibit A-1.

“GAAP” means, subject to the limitations on the application thereof set forth in Section 1.02, United States generally accepted accounting principles in effect as of the date of determination thereof.

“Guggenheim” has the meaning ascribed thereto in the preamble to this Agreement.

“Guggenheim Lender” means each Lender that is managed by Guggenheim Partners Investment Management, LLC, a Delaware limited liability company, or an affiliate thereof; provided, for the avoidance of doubt, any Lender shall only remain a Guggenheim Lender for so long as such Lender is managed by Guggenheim Partners Investment Management, LLC, a Delaware limited liability company, or an affiliate thereof.

“Governmental Authority” means any federal, state, municipal, national, or other government, governmental department, commission, board, bureau, court, agency, or instrumentality or political subdivision thereof, or any entity or officer exercising executive, legislative, judicial, regulatory, or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order, or consent decree of or from any Governmental Authority.

“Grantor” has the meaning specified in the Security Agreement.

“Guaranteed Obligations” has the meaning specified in Section 7.01.

“Guarantor” means (a) Parent, (b) each Borrower (other than with respect to its own Obligations), (c) each Subsidiary of a Borrower, and (d) each other Person which guarantees, pursuant to Article VII or otherwise, all or any part of the Obligations.

“Guarantor Subsidiary” means each Guarantor other than Parent.

“Guaranty” means (a) the guaranty of each Guarantor set forth in Article VII and (b) each other guaranty, in form and substance satisfactory to Administrative Agent, made by any other Guarantor for the benefit of the Secured Parties guaranteeing all or part of the Obligations.

“Hazardous Materials” means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as “hazardous substances,” “hazardous materials,” “hazardous wastes,” “toxic substances,” or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or “EP toxicity,” (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

“Highest Lawful Rate” means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to any Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum non-usurious interest rate than applicable laws now allow.

“Historical Financial Statements” means as of the Closing Date, (a) the audited financial statements of the Lead Borrower and its Subsidiaries, for the Fiscal Year ended December 31, 2018, consisting of balance sheets and the related consolidated statements of income, stockholders’ equity, and cash flows for such Fiscal Year, (b) for the interim period from December 31, 2018 to the Closing Date, internally prepared, unaudited financial statements of the Lead Borrower and its Subsidiaries, consisting of a balance sheet and the related consolidated statements of income, stockholders’ equity, and cash flows for each quarterly period completed prior to forty-five (45) days before the Closing Date and for each monthly period completed prior to thirty (30) days prior to the Closing Date, in the case of clauses (a) and (b), certified by the chief operating officer, chief financial officer or other officer of Parent that they fairly present, in all material respects, the financial condition of the Lead Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject, if applicable, to changes resulting from audit and normal year-end adjustments, and (c) a quality of earnings report prepared by Grant Thornton, in form and substance satisfactory to Administrative Agent.

“Increased Cost Lender” has the meaning specified in Section 2.22.

“Indebtedness” means, as applied to any Person, without duplication, (a) all indebtedness for borrowed money, (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (c) all obligations of such Person evidenced by notes, bonds, or similar instruments or upon which interest payments are customarily paid and all obligations in respect of notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (d) any obligation owed for all or any part of the deferred purchase price of property or services, including any deferred payment obligations in connection with an acquisition to the extent such deferred payment obligations are fixed and non-contingent (excluding any such obligations incurred under ERISA and excluding trade payables incurred in the ordinary course of business and repayable in accordance with customary trade terms), (e) all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, (f) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person, (g) the face amount of any letter of credit or letter of guaranty issued, bankers’ acceptances facilities, surety bonds, and similar credit transactions issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, (h) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse, or sale with recourse by such Person of the obligation of another, (i) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof, (j) any liability of such Person for an obligation of another through any agreement (contingent or otherwise) (i) to purchase, repurchase, or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions, or otherwise) or (ii) to maintain the solvency or any balance sheet item, level of income, or financial condition of another if, in the case of any agreement described under subclauses (i) or (ii) of this clause (j), the primary purpose or intent thereof is as described in clause (i) above, and (k) all obligations of such Person in respect of any exchange traded or over the counter derivative transaction, whether entered into for hedging or speculative purposes. The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer, unless such Indebtedness is expressly non-recourse to such Person.

“Indemnified Liabilities” means, collectively, any and all liabilities, obligations, losses, damages (including natural resource damages), penalties and claims (including Environmental Liabilities), and reasonable and documented out-of-pocket costs (including the costs of any investigation, study, sampling, testing, abatement, cleanup, removal, remediation, or other response action necessary to remove, remediate, clean up, or abate any Hazardous Materials), expenses, and disbursements of any kind or nature whatsoever (including the reasonable and documented fees and reasonable and documented out-of-pocket disbursements of counsel for Indemnitees in connection with any investigative, administrative, or judicial proceeding commenced or threatened in writing by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto, and any reasonable and documented fees or expenses incurred by Indemnitees in enforcing this indemnity (limited, in the case of legal expenses, to the reasonable and documented fees and reasonable and documented out-of-pocket disbursements of one primary counsel (to be retained by the Administrative Agent) to all Indemnitees, taken as a whole, and, if reasonably necessary, one local counsel in any relevant jurisdiction (which may include a single firm of counsel acting in multiple jurisdictions) and, in the case of an actual or perceived conflict of interest where any Indemnitee affected by such conflict informs Borrower of such conflict, in each case, of a single additional firm of counsel in each relevant jurisdiction for all similarly situated affected Indemnitees)), whether direct, indirect, or consequential and whether based on any federal, state, or foreign laws, statutes, rules, or regulations (including securities and commercial laws, statutes, rules, or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of (a) this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby (including Lenders’ agreement to make Credit Extensions or the use or intended use of the proceeds thereof, or any enforcement of any of the Loan Documents (including any sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty)), (b) the statements contained in any commitment letter delivered by any Lender to Borrower with respect to the transactions contemplated by this Agreement, or (c) any Environmental Liabilities or any Hazardous Materials relating to or arising from, directly or indirectly, any past or present activity, operation, land ownership, or practice of Parent or any of its Subsidiaries.

“Indemnified Taxes” has the meaning specified in Section 2.19(a).

“Indemnitee” has the meaning specified in Section 10.03.

“Indemnitee Agent Party” has the meaning specified in Section 9.06.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of any Debtor Relief Law.

“Installment” has the meaning specified in Section 2.11.

“Installment Date” has the meaning specified in Section 2.11.

“Intellectual Property” has the meaning ascribed to such term in the Security Agreement.

“Intercompany Subordination Agreement” means that certain Intercompany Subordination Agreement, dated as of the Closing Date, made by the Loan Parties in favor of Collateral Agent, for the benefit of the Secured Parties, in form and substance satisfactory to Collateral Agent.

“Internally Generated Cash” shall mean any Cash or Cash Equivalents of Parent or any of its Subsidiaries that is not generated from an Asset Sale, a Casualty Event, an incurrence of Indebtedness, an issuance of Capital Stock or a capital contribution.

“Interest Payment Date” means with respect to (a) any Base Rate Loan, (i) the first day of each fiscal quarter, commencing on the first such date to occur after the Closing Date, and (ii) the final maturity date of such Loan, and (b) any LIBOR Rate Loan, (i) the last day of each Interest Period applicable to such Loan and (ii) if earlier, three months after the commencement of such Interest Period; provided that, solely in the case of the initial Interest Period applicable to the First Amendment Term Loans, the first Interest Payment Date shall be the same date as the initial Interest Payment Date of the Closing Date Term Loans.

“Interest Period” means, in connection with a LIBOR Rate Loan, an interest period of one, two, three, or six months, as selected by Borrower in the applicable Funding Notice or Conversion/Continuation Notice (or solely in the case of the initial interest period applicable to the First Amendment Term Loans, a period of less than six months, ending on the same date as the last day of the initial Interest Period applicable to the Closing Date Term Loans), as selected by Borrower in the Funding Notice delivered pursuant to Section 2.01(b)(i)(B) of this Agreement and consented to by Administrative Agent), (a) initially, commencing on the Credit Date or Conversion/Continuation Date thereof, as the case may be and (b) thereafter, commencing on the day on which the immediately preceding Interest Period expires; provided, that (i) if an Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless no further Business Day occurs in such month, in which case such Interest Period shall expire on the immediately preceding Business Day, (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (b)(iii) of this definition, end on the last Business Day of a calendar month, and (iii) no Interest Period with respect to any portion of any Term Loans shall extend beyond the Maturity Date.

“Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two (2) Business Days prior to the first day of such Interest Period~~.~~; provided that, solely with respect to the initial Interest Period applicable to the First Amendment Term Loans, the Interest Rate Determination Date shall be deemed to be the same date as such Interest Rate Determination Date applicable to the initial Interest Period of the Closing Date Term Loans.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, and any successor statute.

“Inventory” has the meaning ascribed to such term in the Security Agreement.

“Investment” means (a) any direct or indirect purchase or other acquisition by Parent or any of its Subsidiaries of, or of a beneficial interest in, any of the Securities or all or substantially all of the assets of any other Person (other than a Guarantor Subsidiary) (or of any division or business line of such other Person), (b) any direct or indirect redemption, retirement, purchase, or other acquisition for value by any Subsidiary of Parent from any Person (other than a Loan Party), of any Capital Stock of such Person, (c) any direct or indirect loan, advance, or capital contributions by Parent or any of its Subsidiaries to any other Person (other than a Loan Party), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business, and (d) any direct or indirect Guaranty of any obligations of any other Person. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write ups, write downs, or write offs with respect to such Investment.

“Joinder” means a Joinder substantially in the form of Annex 1 to the Security Agreement delivered by a Loan Party pursuant to Section 5.10.

“Joint Venture” means a joint venture, partnership, or other similar arrangement, whether in corporate, partnership, or other legal form; provided, that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

“Kayne” has the meaning ascribed thereto in the preamble to this Agreement.

“Lead Borrower” has the meaning specified in the preamble hereto.

“Lender” means (i) each lender listed on the signature pages hereto as a Lender, ~~and~~ (ii) each lender listed on the signature pages to the First Amendment as a Lender or a “New Lender” and (iii) any other Person that becomes a party hereto pursuant to an Assignment Agreement other than any Person that ceases to be a party hereto pursuant to any Assignment Agreement.

“Leverage Ratio” means the ratio as of the last day of any Fiscal Quarter or other date of determination of (a) Consolidated Total Debt as of such day, to (b) Consolidated EBITDA for the four-Fiscal Quarter period ending on such date (or if such date of determination is not the last day of a Fiscal Quarter, for the four-Fiscal Quarter period ending as of the most recently concluded Fiscal Quarter).

“LIBOR Rate Loan” means a Loan bearing interest at a rate determined by reference to the Adjusted LIBOR Rate.

“Lien” means (a) any lien, mortgage, pledge, assignment, hypothecation, deed of trust, security interest, charge, or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, trust, or other preferential arrangement having the practical effect of any of the foregoing, and (b) in the case of Securities, any purchase option, call, or similar right of a third party with respect to such Securities.

“Loan” means a Term Loan (which for the avoidance of doubt includes the Closing Date Term Loan and the First Amendment Term Loan).

“Loan Account” means an account maintained hereunder by Administrative Agent on its books of account at the Payment Office and with respect to Borrower, in which it will be charged with all Loans made to, and all other Obligations incurred by, the Loan Parties.

“Loan Document” means any of this Agreement, the Notes, if any, the Collateral Documents, the Fee Letters, the Flow of Funds Agreement, any Guaranty, the Intercompany Subordination Agreement, the First Amendment, and all other documents, instruments, or agreements executed and delivered by a Loan Party for the benefit of Administrative Agent or any Lender in connection herewith.

“Loan Party” means Borrower or any Guarantor.

“Make-Whole Premium” means with respect to a prepayment or repayment of the Loans in any principal amount on any date on or prior to the first anniversary of the Closing Date, the excess of (a) (i) the sum of such principal amount prepaid on such date plus 3.00% times such principal amount, plus (ii) the present value on such date of all required and unpaid interest payments that would be due on such principal amount through the first anniversary of the Closing Date accruing at a rate equal to the Adjusted LIBOR Rate for an Interest Period of three months in effect on the third Business Day prior to such prepayment or repayment plus the Applicable Margin for LIBOR Rate Loans in effect as of such date of prepayment or repayment computed using a discount rate equal to the Treasury Rate as of such date plus 50 basis points, over (b) such principal amount.

“Margin Stock” has the meaning specified in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

“Material Adverse Effect” means a material adverse effect on and/or material adverse developments with respect to (a) the business operations, properties, assets, condition (financial or otherwise) or liabilities of the Lead Borrower and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to fully and timely perform its obligations under any Loan Document to which it is a party, (c) the legality, validity, binding effect, or enforceability against a Loan Party of a Loan Document to which it is a party.

“Material Contract” means (a) any contract or other arrangement (including without limitation any Franchise Agreement) to which Parent or any of its Subsidiaries is a party (other than the Loan Documents) for which breach, non-performance, cancellation, or failure to renew could reasonably be expected to have a Material Adverse Effect, and (b) any other material contract or arrangement listed on Schedule 4.15.

“Material Intellectual Property” means (a)(i) the “Buddy’s Home Furnishings” trademark (including all common law rights and all registrations and applications therefor) and all modifications, composite marks, variations, and derivatives thereof, and (ii) the “FLEXI COMPRAS” trademark (including common law rights and all registrations and applications therefor) and all modifications, composite marks, variations, and derivatives thereof, and (b) all Intellectual Property (i) with a material value to the business engaged in by the Lead Borrower or any of its Subsidiaries, or (ii) that generates material revenue for any Borrower or any of Subsidiary thereof (but not to include any “intent-to-use” trademark applications until such time that a statement of use has been accepted for filing).

“Material Real Estate Asset” means any fee owned Real Estate Asset having a fair market value in excess of $500,000 as of the date of the acquisition thereof.

“Maturity Date” means the earlier of (a) July 10, 2024 and (b) the date that the Term Loan shall become due and payable in full hereunder, whether by acceleration or otherwise.

“Moody’s” means Moody’s Investor Services, Inc.

“Mortgage” means a mortgage, deed of trust, or other deed to secure debt, in form and substance reasonably satisfactory to Collateral Agent, made by a Loan Party in favor of Collateral Agent, for the benefit of the Secured Parties, granting a Lien on any Real Property securing the Obligations and delivered to Collateral Agent.

“Multiemployer Plan” means any Employee Benefit Plan which is a “multiemployer plan” as defined in Section 3(37) or Section 4001(a)(3) of ERISA.

“Narrative Report” means, with respect to the financial statements for which such narrative report is required, (a) a narrative report describing the operations of the Lead Borrower and its Subsidiaries in the form prepared for presentation to senior management thereof, and (b) a financial report package including management’s discussion and analysis of the financial condition and results of operations, in each case, for the applicable month, Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate with comparison to and variances from the immediately preceding period and budget.

“Net Proceeds” means (a) with respect to any Asset Sale, an amount equal to: (i) Cash payments received by Parent or any of its Subsidiaries from such Asset Sale, minus (ii) any bona fide direct costs incurred in connection with such Asset Sale to the extent paid or payable to non-Affiliates, including (A) income or gains taxes payable by the seller as a result of any gain recognized in connection with such Asset Sale during the tax period the sale occurs, (B) payment of the outstanding principal amount of, premium or penalty and interest on, any Indebtedness (other than the Loans) that is secured by a Lien on the stock or assets in question and that is required to be repaid under the terms thereof as a result of such Asset Sale, and (C) a reasonable reserve for any indemnification payments (fixed or contingent) attributable to seller’s indemnities and representations and warranties to purchaser in respect of such Asset Sale undertaken by Parent or any of its Subsidiaries in connection with such Asset Sale; provided, that upon release of any such reserve, the amount released shall be considered Net Proceeds, and (b) with respect to any insurance, condemnation, taking, or other casualty proceeds, an amount equal to: (i) any Cash payments or proceeds received by Parent or any of its Subsidiaries (A) under any casualty, business interruption, or “key man” insurance policies in respect of any covered loss thereunder or (B) as a result of the condemnation or taking of any assets of Parent or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation, or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (ii) (A) any actual and reasonable costs incurred by Parent or any of its Subsidiaries in connection with the adjustment or settlement of any claims of Parent or such Subsidiary in respect thereof, and (B) any bona fide direct costs incurred in connection with any sale of such assets as referred to in clause (b)(i)(B) of this definition to the extent paid or payable to non-Affiliates, including income taxes payable as a result of any gain recognized in connection therewith (including, without limitation, Permitted Tax Payments).

“Net Working Capital” means, at any time, Consolidated Current Assets at such time minus Consolidated Current Liabilities at such time.

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.22).

“Non-US Lender” has the meaning specified in Section 2.19(d)(ii).

“Note” means a promissory note evidencing the Term Loan.

“Notice” means a Funding Notice or a Conversion/Continuation Notice.

“Obligations” means all loans (including the Term Loans (inclusive of Protective Advances)), debts, principal, interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), the Applicable Prepayment Premium, liabilities obligations (including indemnification obligations), fees (including the fees provided for in each Fee Letter), expenses (including any fees or expenses that accrue after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), guaranties, and all covenants and duties of any other kind and description owing by any Loan Party arising out of, under, pursuant to, in connection with, or evidenced by this Agreement or any of the other Loan Documents, and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all interest not paid when due and all other expenses or other amounts that any Loan Party is required to pay or reimburse by the Loan Documents, by law, or otherwise in connection therewith. Without limiting the generality of the foregoing, the Obligations of Borrower under the Loan Documents include the obligation to pay (a) the principal of the Term Loans, (b) interest accrued on the Term Loans, (c) expenses, (d) the Applicable Prepayment Premium and other fees payable under this Agreement or any of the other Loan Documents, and (e) indemnities and other amounts payable by any Loan Party under any Loan Document. Any reference in this Agreement or in the Loan Documents to the Obligations shall include all or any portion thereof and any extensions, modifications, renewals, or alterations thereof, both prior and subsequent to any Insolvency Proceeding.

“OFAC” means The Office of Foreign Assets Control of the U.S. Department of the Treasury.

“OFAC Sanctions Programs” means (a) the Requirements of Law and Executive Orders administered by OFAC, including but not limited to, Executive Order No. 13224, and (b) the list of Specially Designated Nationals and Blocked Persons administered by OFAC, in each case, as renewed, extended, amended, or replaced.

“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization, as amended, and its by-laws, as amended, (b) with respect to any limited partnership, its certificate of limited partnership, as amended, and its partnership agreement, as amended, (c) with respect to any general partnership, its partnership agreement, as amended, and (d) with respect to any limited liability company, its articles of organization or certificate of formation, as amended, and its operating agreement or limited liability company agreement, as amended. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official.

“Other Connection Taxes” has the meaning specified in Section 2.19(a).

“Other Taxes” has the meaning specified in Section 2.19(b).

“Parent” has the meaning specified in the preamble hereto.

“Participant Register” has the meaning specified in Section 10.06(h)(ii).

“PATRIOT Act” has the meaning specified in Section 4.32.

“Payment Office” means Administrative Agent’s office located at 1800 Avenue of the Stars, Los Angeles, CA 90067 or such other office or offices of Administrative Agent as may be designated in writing from time to time by Administrative Agent to Borrower.

“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.

“Pension Plan” means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to Section 412 of the Internal Revenue Code or Section 302 of ERISA.

“Perfection Certificate” means a certificate in form reasonably satisfactory to Collateral Agent that provides information with respect to the assets of each Loan Party.

“Permitted Holders” means Vintage Capital Management, LLC and its Affiliates.

“Permitted Indebtedness” means:

(a)               the Obligations,

(b)               Indebtedness of any Guarantor Subsidiary to Borrower or to any other Guarantor Subsidiary, or of Borrower to any Guarantor Subsidiary; provided, that (i) all such Indebtedness shall be evidenced by promissory notes and all such notes shall be subject to a First Priority Lien pursuant to the Security Agreement, and (ii) all such Indebtedness shall be unsecured and subordinated in right of payment to the payment in full of the Obligations pursuant to the terms of the Intercompany Subordination Agreement,

(c)               Indebtedness incurred by Parent or any of its Subsidiaries arising from agreements providing for indemnification or from guaranties or letters of credit, surety bonds, or performance bonds securing the performance of Borrower or any such Subsidiary pursuant to such agreements, in connection with permitted dispositions of any business or assets of Parent or any of its Subsidiaries,

(d)               Indebtedness which may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal, or similar obligations incurred in the ordinary course of business and Indebtedness constituting guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees, and licensees of Parent and its Subsidiaries,

(e)               Indebtedness in respect of netting services, overdraft protections, and otherwise in connection with deposit accounts,

(f)                Indebtedness described in Schedule 6.1, but not any extensions, renewals, or replacements of such Indebtedness except (i) renewals and extensions expressly provided for in the agreements evidencing any such Indebtedness as the same are in effect on the date of this Agreement, and (ii) refinancings and extensions of any such Indebtedness if the terms and conditions thereof are not less favorable to the obligor thereon or to Lenders than the Indebtedness being refinanced or extended (except that the interest rate on such Indebtedness shall be at the then prevailing market rate), and the average life to maturity thereof is greater than or equal to that of the Indebtedness being refinanced or extended; provided, that such Indebtedness permitted under the immediately preceding clause (i) or (ii) above shall not (A) include Indebtedness of an obligor that was not an obligor with respect to the Indebtedness being extended, renewed, or refinanced, (B) exceed in a principal amount the Indebtedness being renewed, extended, or refinanced, or (C) be incurred, created, or assumed if any Default or Event of Default has occurred and is continuing or would result therefrom,

(g)               Permitted Purchase Money Indebtedness,

(h)               Indebtedness owing to insurance carriers and incurred to finance insurance premiums of Parent or any of its Subsidiaries in the ordinary course of business,

(i)                 guarantees by Borrower and the Guarantor Subsidiaries of any indebtedness or other obligations of any Loan Party permitted to be incurred hereunder, and

(j)                 other Indebtedness in an aggregate principal amount not exceeding $250,000 at any time outstanding.

“Permitted Investments” means:

(a)               Investments in Cash and Cash Equivalents,

(b)               equity Investments owned as of the Closing Date in any Subsidiary and Investments made after the Closing Date in any wholly owned Guarantor Subsidiaries,

(c)               Investments (i) in any Securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors, and (ii) deposits, prepayments, and other credits to suppliers made in the ordinary course of business consistent with the past practices of Parent and its Subsidiaries,

(d)               to the extent constituting an Investment, Permitted Indebtedness,

(e)               Consolidated Capital Expenditures,

(f)                the Closing Date Merger,

(g)               Investments described in Schedule 6.7, and

(h)               other Investments not otherwise described above in an aggregate amount not to exceed at any time $1,000,000.

“Permitted Liens” means:

(a)               Liens in favor of Collateral Agent for the benefit of Secured Parties granted pursuant to any Loan Document,

(b)               Liens for Taxes if obligations with respect to such Taxes are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and reserves required by GAAP have been made, so long as the aggregate amount of such Taxes does not exceed $100,000,

(c)               statutory Liens of landlords, banks (and rights of set off), carriers, warehousemen, mechanics, repairmen, workmen, and materialmen, and other Liens imposed by law (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA), in each case incurred in the ordinary course of business for amounts not yet overdue,

(d)               Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance, and other types of social security, or to secure appeal bonds or the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds, and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness), so long as no foreclosure, sale, or similar proceedings have been commenced with respect to any portion of the Collateral on account thereof,

(e)               easements, rights of way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Parent or any of its Subsidiaries,

(f)                any interest or title of a lessor or sublessor under any lease of real estate permitted hereunder,

(g)               Liens solely on any cash earnest money deposits made by Parent or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder,

(h)               purported Liens evidenced by the filing of precautionary UCC financing statements relating solely to operating leases of personal property entered into in the ordinary course of business,

(i)                 Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods,

(j)                 any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property,

(k)               licenses of patents, trademarks, and other intellectual property rights granted by Parent or any of its Subsidiaries in the ordinary course of business and not interfering in any respect with the ordinary conduct of the business of Borrower or such Subsidiary,

(l)                 Liens in favor of banking or other financial institutions arising as a matter of law or relating exclusively to Cash Management Services,

(m)             Liens described in Schedule 6.2,

(n)               Liens securing Permitted Purchase Money Indebtedness; provided, that any such Lien shall encumber only the asset subject to such Capital Lease or the asset acquired with the proceeds of such Indebtedness, and

(o)               other Liens securing obligations in an aggregate principal amount not exceeding $250,000 at any time outstanding.

“Permitted Purchase Money Indebtedness” means, as of any date of determination, Indebtedness (other than the Obligations, but including Capital Leases and purchase money Indebtedness), incurred after the Closing Date and at the time of, or within 20 days after, the acquisition of any fixed assets for the purpose of financing all or any part of the acquisition cost thereof, in an aggregate principal amount outstanding at any one time not in excess of $5,000,000.

“Permitted Tax Payments” means distributions or other payments from Borrower to Parent, which will in turn be distributed by Parent, in an amount equal to 28% times the Consolidated Pre-Tax Net Income.

“Person” means and includes natural persons, corporations, limited partnerships, general partnerships, limited liability companies, limited liability partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other organizations, whether or not legal entities, and Governmental Authorities.

“Phase I Report” means, with respect to any Real Property, a report that (a) conforms to the ASTM Standard Practice for Environmental Site Assessments: Phase I Environmental Site Assessment Process, E 1527, (b) was conducted no more than six months prior to the date such report is required to be delivered hereunder, by one or more environmental consulting firms reasonably satisfactory to Collateral Agent, (c) includes an assessment of asbestos containing materials at such Real Property, and (d) is accompanied by an estimate of the reasonable worst case cost of investigating and remediating any Hazardous Materials Activity identified in the Phase I Report as giving rise to an actual or potential material violation of any Environmental Law or as presenting a material risk of giving rise to a material Environmental Action.

“PIK Amount” means, as of any date of determination, the amount of interest accrued with respect to the Obligations that has been paid-in-kind by being added to the aggregate principal amount of the Loans in accordance with the definition of Applicable Margin.

“Principal Office” means, the Administrative Agent’s “Principal Office” as set forth on Appendix B or such other office as such Person may from time to time designate in writing to Borrower and each Lender.

“Projections” has the meaning specified in Section 4.08.

“Pro Rata Share” means (a) with respect to all payments, computations, and other matters relating to the Closing Date Term Loan of any Lender, the percentage obtained by dividing (i) the Closing Date Term Loan Exposure of that Lender, by (ii) the aggregate Closing Date Term Loan Exposure of all Lenders~~, and (b)~~;

(b)       with respect to all payments, computations, and other matters relating to the First Amendment Term Loan of any Lender, the percentage obtained by dividing (i) the First Amendment Term Loan Exposure of that Lender, by (ii) the aggregate First Amendment Term Loan Exposure of all Lenders; and

(c)       for all other purposes with respect to each Lender, the percentage obtained by dividing (i) an amount equal to the sum of the Term Loan Exposure of that Lender, by (ii) an amount equal to the sum of the aggregate Term Loan Exposure of all Lenders.

“Protective Advances” has the meaning specified in Section 2.03.

“Qualified Capital Stock” means and refers to any Capital Stock issued by Parent or Borrower (and not by any other Subsidiaries of Parent or any Subsidiaries of Borrower) that is not Disqualified Capital Stock.

“Qualified Cash” means, as of any date of determination, the amount of unrestricted Cash and Cash Equivalents of the Loan Parties that is in Deposit Accounts or in Securities Accounts, or any combination thereof, which such Deposit Account or Securities Account is subject to a Control Agreement (subject to the timing requirements set forth in Section 6.17) and is maintained by a branch office of the bank or securities intermediary located within the United States.

“Real Estate Asset” means, at any time of determination, any interest (fee, leasehold, or otherwise) then owned by any Loan Party in any real property.

“Real Property” means any real property (including all buildings, fixtures, or other improvements located thereon) now, hereafter, or heretofore owned or leased by Parent or any of its Subsidiaries or any of their respective predecessors or Affiliates.

“Refranchising Activity” means the sale of any retail locations owned or operated by Borrower to franchisee(s) to be owned and operated by such franchisee(s), with such franchisee(s) to provide royalties to Borrower in connection with the operation of such retail locations.

“Register” has the meaning specified in Section 2.06(b).

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

“Reinvestment Amounts” has the meaning specified in Section 2.13(a).

“Related Fund” means, with respect to any Lender that is an investment fund, any other investment fund that invests in commercial loans and that is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

“Remedial Action” means all actions taken to (a) clean up, remove, remediate, contain, treat, monitor, assess, evaluate, or in any way address Hazardous Materials in the indoor or outdoor environment, (b) prevent or minimize a release or threatened release of Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment, (c) restore or reclaim natural resources or the environment, (d) perform any pre-remedial studies, investigations, or post-remedial operation and maintenance activities, or (e) conduct any other actions with respect to Hazardous Materials required by Environmental Laws.

“Replacement Lender” has the meaning specified in Section 2.22.

“Required Lenders” means, as of any date of determination, Lenders whose Pro Rata Shares aggregate to at least 50.1%, which 50.1% must include at least two unaffiliated Lenders; provided that, (i) so long as Kayne (collectively with its Affiliates) holds at least 30% of the Term Loan Exposure, Required Lenders shall include Kayne (or a Lender that is an Affiliate of Kayne), and (ii) so long as Guggenheim Lenders hold (in the aggregate) at least 30% of the Term Loan Exposure, Required Lenders shall include at least one Guggenheim Lender.

“Required Prepayment Date” has the meaning specified in Section 2.14(b).

“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, provincial, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of, any Governmental Authority, in each case that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Restricted Junior Payment” means (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of Capital Stock of Borrower or Parent now or hereafter outstanding, except a dividend payable solely in shares of that class of Capital Stock to the holders of that class, (b) any redemption, retirement, sinking fund or similar payment, purchase, or other acquisition for value, direct or indirect, of any shares of any class of Capital Stock of Parent or any of its Subsidiaries that is not a Loan Party now or hereafter outstanding, (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options, or other rights to acquire shares of any class of Capital Stock of Parent or any of its Subsidiaries that is not a Loan Party now or hereafter outstanding, (d) management or similar fees (and related expenses) payable to any Permitted Holder or any of its Affiliates or any other Affiliates of any Loan Party, and (e) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in substance or legal defeasance), sinking fund, or similar payment with respect to, any subordinated Indebtedness, in each case, whether such dividend, distribution or other payment is made in cash or other assets.

“S&P” means Standard & Poor’s Ratings Group, a division of The McGraw Hill Corporation.

“Sanctioned Entity” means (a) a country or a government of a country, (b) an agency of the government of a country, (c) an organization directly or indirectly controlled by a country or its government, or (d) a Person resident in or determined to be resident in a country, in each case of clauses (a) through (d) that is a target of Sanctions, including a target of any country sanctions program administered and enforced by OFAC.

“Sanctioned Person” means, at any time, (a) any Person named on the list of Specially Designated Nationals and Blocked Persons maintained by OFAC or any other Sanctions-related list maintained by any relevant Sanctions authority, (b) a Person or legal entity that is a target of Sanctions, (c) any Person operating, organized, or resident in a country that is a Sanctioned Entity, or (d) any Person directly or indirectly owned or controlled (individually or in the aggregate) by or acting on behalf of any such Person or Persons described in clauses (a) through (c) above.

“Sanctions” means individually and collectively, respectively, any and all economic, trade, financial, or other sanctions laws, regulations, or embargoes imposed, administered, or enforced from time to time by: (a) the United States of America, including, without limitation, those administered by OFAC or the U.S. Department of State, (b) the United Nations Security Council, or (c) any other governmental authority in any jurisdiction in which any Loan Party or any of its Subsidiaries is located or doing business.

“Secured Parties” means the Agents and Lenders.

“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated, or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase, or acquire, any of the foregoing.

“Securities Account” means a securities account (as defined in the UCC).

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute.

“Security Agreement” means the Security Agreement executed by Grantors in favor of Administrative Agent, for the benefit of the Secured Parties, substantially in the form of Exhibit G, as it may be amended, supplemented, or otherwise modified from time to time.

“Solvent” means, with respect to any Loan Party, that as of the date of determination, both (a)(i) the sum of such Loan Party’s debt (including contingent liabilities) does not exceed the present fair saleable value of such Loan Party’s present assets, (ii) such Loan Party’s capital is not unreasonably small in relation to its business as contemplated on the Closing Date or the First Amendment Closing Date, as applicable, and reflected in the Projections or with respect to any transaction contemplated or undertaken after the Closing Date or the First Amendment Closing Date, as applicable, and (iii) such Person has not incurred and does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise), and (b) such Person is “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

“Specified Event of Default” means an Event of Default described under Section 8.01(a), (c) (solely with respect to Section 5.01(a), (b), (c) and (d) and Section 6.08), (f) or (g); provided, that, solely for purposes of Section 9.05, Section 10.06, and the definition of “Eligible Assignee”, any Event of Default pursuant to Section 8.01(c) shall constitute a Specified Event of Default only if such Event of Default occurs in (x) two consecutive Fiscal Quarters or (y) two Fiscal Quarters in any four-Fiscal Quarter period. For the avoidance of doubt, the immediately preceding proviso shall not apply for purposes of determining whether default interest applies pursuant to Section 2.09.

“Subject Transaction” has the meaning specified in Section 6.08(d).

“Subscription Agreements” means, collectively, those certain Subscription Agreements, dated as of the date hereof, by and between Liberty Tax, Inc., a Delaware corporation, and Tributum LP, a Delaware limited partnership, in each case in form and substance reasonably acceptable to the Administrative Agent.

“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture, or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees, or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; provided, that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.

“Tax” means any present or future tax, levy, impost, duty, assessment, charge, fee, deduction, or withholding imposed, levied, collected, withheld, or assessed by any Governmental Authority and all interest, penalties and additions to tax with respect thereto.

“Term Loan” means a Closing Date Term Loan and/or a First Amendment Term Loan, as applicable, made by a Lender to Borrower pursuant to Section 2.01(a).

“Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Term Loan, and “Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Term Loan Commitment is set forth (i) in the case of each Lender’s Closing Date Term Loan Commitment as of the Closing Date, on Appendix A ~~or~~, (ii) in the case of each Lender’s First Amendment Term Loan Commitment as of the First Amendment Closing Date, on Appendix C, or (iii) in the applicable Assignment Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Term Loan Commitments as of the Closing Date is $82,000,000.

“Term Loan Exposure” means, with respect to any Lender, as of any date of determination, the outstanding principal amount of ~~the~~all Term ~~Loan~~Loans of such Lender; provided, that (i) at any time prior to the making of the Closing Date Term Loan, the Term Loan Exposure of any Lender shall ~~be equal to~~include such Lender’s Closing Date Term Loan Commitment, and (ii) at any time on or after the First Amendment Closing Date but prior to the making of the First Amendment Term Loan, the Term Loan Exposure of any Lender shall include such Lender’s First Amendment Term Loan Commitment.

“Terminated Lender” has the meaning specified in Section 2.22.

“Trade Announcements” has the meaning specified in Section 10.17.

“Transactions” means the transactions contemplated by the Transaction Documents and the Loan Documents, including without limitation, (i) the consummation of the Closing Date Merger, (ii) the execution and delivery of the Loan Documents, the creation of the Liens pursuant to the Collateral Documents and the initial borrowing of the Term Loan on the Closing Date, and (iii) the payment of Transaction Costs.

“Transaction Costs” means the fees, costs, and expenses payable by Parent or any of its Subsidiaries in connection with the transactions contemplated by the Loan Documents and the Transaction Documents.

“Transaction Documents” means, collectively, the Closing Date Merger Agreement, the Subscription Agreements and the Voting Agreements.

“Type of Loan” means a Base Rate Loan or a LIBOR Rate Loan.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

“Voting Agreements” means each of the voting agreements, dated as of the date hereof, by and between each of each Buddy’s Member (as defined in the Closing Date Merger Agreement), Vintage Capital Management, LLC, B. Riley Financial Inc. and certain of their respective affiliates, on the one hand, and Liberty Tax, Inc., on the other hand.

“Waivable Mandatory Prepayment” has the meaning specified in Section 2.14(b).

“Wholly Owned Subsidiary” shall mean, as to any person, (a) any corporation 100% of whose capital stock (other than directors’ qualifying shares or other nominal issuance in order to comply with local laws) is at the time owned by such person and/or one or more Wholly Owned Subsidiaries of such person, and (b) any partnership, association, joint venture, limited liability company, or other entity in which such person and/or one or more Wholly Owned Subsidiaries of such person have a 100% equity interest at such time.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 1.02        Accounting and Other Terms.

(a)               All accounting terms not specifically defined herein shall be construed in accordance with GAAP; provided, that if Borrower notifies Administrative Agent that Borrower requests an amendment to any provision hereof to eliminate the effect of any Accounting Change occurring after the Closing Date or in the application thereof on the operation of such provision (or if Administrative Agent notifies Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such Accounting Change or in the application thereof, then Administrative Agent and Borrower agree that they will negotiate in good faith amendments to the provisions of this Agreement that are directly affected by such Accounting Change with the intent of having the respective positions of Lenders and Borrower after such Accounting Change conform as nearly as possible to their respective positions immediately before such Accounting Change took effect and, until any such amendments have been agreed upon and agreed to by the Required Lenders, the provisions in this Agreement shall be calculated as if no such Accounting Change had occurred. When used herein, the term “financial statements” shall include the notes and schedules thereto. Whenever the term “Parent” is used in respect of a financial covenant or a related definition, it shall be understood to mean Parent and its Subsidiaries on a consolidated basis, unless the context clearly requires otherwise. Notwithstanding anything to the contrary contained herein, all financial statements delivered hereunder shall be prepared, and all financial covenants contained herein shall be calculated, without giving effect to any election under the Statement of Financial Accounting Standards Board’s Accounting Standards Codification Topic 825 (or any similar accounting principle) permitting a Person to value its financial liabilities or Indebtedness at the fair value thereof.

(b)               Any terms used in this Agreement that are defined in the UCC shall be construed and defined as set forth in the UCC as in effect from time to time in the State of New York unless otherwise defined herein; provided, that to the extent that the UCC is used to define any term herein and such term is defined differently in different Articles of the UCC, the definition of such term contained in Article 9 of the UCC shall govern.

(c)               All terms used in this Agreement which are defined in Article 8 or Article 9 of the UCC as in effect from time to time in the State of New York and which are not otherwise defined herein shall have the same meanings herein as set forth therein; provided, that terms used herein which are defined in the UCC as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as Administrative Agent may otherwise determine.

Section 1.03        Construction. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the terms “includes” and “including” are not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such other Loan Document, as the case may be. Section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement or in any other Loan Document to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements, thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties. Any reference herein or in any other Loan Document to the satisfaction, repayment, or payment in full of the Obligations or Guaranteed Obligations shall mean (a) the payment or repayment in full in immediately available funds of (i) the principal amount of, and interest accrued and unpaid with respect to, all outstanding Loans, together with the payment of the Applicable Prepayment Premium, (ii) all costs, expenses, or indemnities payable pursuant to Section 10.02 or 10.03 of this Agreement that have accrued and are unpaid regardless of whether demand has been made therefor, and (iii) all fees or charges that have accrued hereunder or under any other Loan Document and are unpaid, (b) the receipt by Collateral Agent of cash collateral in order to secure any other contingent Obligations for which a claim or demand for payment has been made on or prior to such time or in respect of matters or circumstances known to an Agent or a Lender at such time that are reasonably expected to result in any loss, cost, damage, or expense (including attorneys’ fees and legal expenses), such cash collateral to be in such amount as Agents reasonably determine is appropriate to secure such contingent Obligations, (c) the payment or repayment in full in immediately available funds of all other outstanding Obligations, and (d) the termination of all of the Commitments of Lenders. Notwithstanding anything in the Agreement to the contrary, (y) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, or directives thereunder or issued in connection therewith and (z) all requests, rules, guidelines, or directives concerning capital adequacy promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), or the United States or foreign regulatory authorities shall, in each case, be deemed to be enacted, adopted, issued, phased in, or effective after the date of this Agreement regardless of the date enacted, adopted, issued, phased in, or effective.

Section 1.04        Time References. Unless the context of this Agreement or any other Loan Document clearly requires otherwise, all references to time of day refer to Eastern standard time or Eastern daylight saving time, as in effect in New York, New York on such day. For purposes of the computation of a period of time from a specified date to a later specified date, unless otherwise expressly provided, the word “from” means “from and including” and the words “to” and “until” each means “to and including;” provided, that with respect to computation of fees or interest payable to Agent or any Lender, such period shall in any event consist of at least one full day.

ARTICLE II

LOANS

Section 2.01        Term Loans.

(a)               Loan Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make, (i) on the Closing Date, ~~a Term Loan~~term loans to Borrower in an amount equal to such Lender’s Closing Date Term Loan Commitment (the “Closing Date Term Loan”) and (ii) on the First Amendment Closing Date, term loans to Borrower in an amount equal to such Lender’s First Amendment Term Loan Commitment (the “First Amendment Term Loan”).

Borrower may only request ~~one borrowing~~two borrowings under the Term Loan Commitment, one of which shall be on the Closing Date and the other of which shall be on the First Amendment Closing Date. Any amount borrowed under this Section 2.01(a) and subsequently repaid or prepaid may not be reborrowed. Subject to Section 2.11 and Section 2.12, all amounts owed hereunder with respect to the Term Loan shall be paid in full no later than the Maturity Date. Each Lender’s Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Term Loan Commitment on such date.

(b)               Borrowing Mechanics for Term Loans.

(i)                        Borrower shall deliver to Administrative Agent a fully executed Funding Notice no later than three (3) Business Days prior to (A) the Closing Date ~~or~~and (B) the First Amendment Closing Date, as applicable, or, in each case, such later date as Administrative Agent may agree. Except as otherwise provided herein, a Funding Notice for a Term Loan (other than a First Amendment Term Loan) that is a LIBOR Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to make a borrowing in accordance therewith. Promptly upon receipt by Administrative Agent of such Funding Notice, Administrative Agent shall notify each Lender of the proposed borrowing. Administrative Agent and Lenders (A) may act without liability upon the basis of written, facsimile, or telephonic notice believed by Administrative Agent in good faith to be from Borrower (or from any Authorized Officer thereof designated in writing purportedly from Borrower to Administrative Agent), (B) shall be entitled to rely conclusively on any Authorized Officer’s authority to request a Term Loan on behalf of Borrower until Administrative Agent receives written notice to the contrary, and (C) shall have no duty to verify the authenticity of the signature appearing on any written Funding Notice.

(ii)                        Each Lender shall make its Closing Date Term Loan available to Administrative Agent not later than noon (New York time) on the Closing Date, by wire transfer of same day funds in Dollars, at Administrative Agent’s Principal Office (as identified on Appendix B). Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Closing Date Term Loans available to Borrower by the close of business on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited (A) in the case of Loans made on the Closing Date, in accordance with the provisions of the Flow of Funds Agreement or (B) after the Closing Date, to the account of Borrower at Administrative Agent’s Principal Office or to such other account as may be designated in writing to Administrative Agent by Borrower.

(iii)                        Each Lender shall make its First Amendment Term Loan available to Administrative Agent not later than noon (New York time) on the First Amendment Closing Date, by wire transfer of same day funds in Dollars, at Administrative Agent’s Principal Office (as identified on Appendix B). Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the First Amendment Term Loans available to Borrower by the close of business on the First Amendment Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of Borrower at Administrative Agent’s Principal Office or to such other account as may be designated in writing to Administrative Agent by Borrower.

Section 2.02        [Reserved].

Section 2.03        Protective Advances. Subject to the limitations set forth below, and whether or not an Event of Default or a Default shall have occurred and be continuing, each Agent is authorized by Borrower and Lenders, from time to time in such Agent’s sole discretion (but such Agent shall have absolutely no obligation to), to make disbursements or advances to Borrower, which such Agent, in its sole discretion, deems necessary or desirable (a) to preserve or protect the Collateral, or any portion thereof, (b) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (c) to pay any other amount chargeable to, or required to be paid by, Borrower pursuant to the terms of this Agreement and the other Loan Documents, including, without limitation, payments of principal, interest, fees, and reimbursable expenses (any of such Loans are in this clause (c) referred to as “Protective Advances”). Protective Advances may be made even if the conditions precedent set forth in Article III have not been satisfied. The interest rate on all Protective Advances shall be at the Alternate Base Rate plus the Applicable Margin for the Term Loans. Protective Advances shall not exceed 15% of the Term Loan Exposure in the aggregate at any time without the prior written consent of Required Lenders. Each Protective Advance shall be secured by the Liens in favor of Collateral Agent in and to the Collateral and shall constitute Obligations hereunder. The Protective Advances shall constitute Obligations hereunder which may be charged to the Loan Account in accordance with Section 2.15(f). Borrower shall pay the unpaid principal amount and all unpaid and accrued interest of each Protective Advance on the earlier of the Maturity Date and the date that is three (3) Business Days following the date on which demand for payment is made by the applicable Agent. The applicable Agent shall notify each Lender and Borrower in writing of each such Protective Advance, which notice shall include a description of the purpose of such Protective Advance. Without limitation to its obligations pursuant to Section 9.06, each Lender agrees that it shall make available to the applicable Agent, upon such Agent’s demand, in Dollars in immediately available funds, the amount equal to such Lender’s Pro Rata Share of each such Protective Advance. If such funds are not made available to the applicable Agent by such Lender, such Agent shall be entitled to recover such funds on demand from such Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to the applicable Agent, at the Federal Funds Rate for three (3) Business Days and thereafter at the Alternate Base Rate.

Section 2.04        Pro Rata Shares; Availability of Funds.

(a)               Pro Rata Shares. All Loans shall be made by Lenders simultaneously and proportionately to their respective Pro Rata Shares, it being understood that no Lender shall be responsible for any default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder, nor shall any Term Loan Commitment of any Lender be increased or decreased as a result of a default by any other Lender in such other Lender’s obligation to make a Loan requested hereunder.

(b)               Availability of Funds. Unless Administrative Agent shall have been notified by any Lender prior to the applicable Credit Date that such Lender does not intend to make available to Administrative Agent the amount of such Lender’s Loan requested on such Credit Date, Administrative Agent may assume that such Lender has made such amount available to Administrative Agent on such Credit Date, and Administrative Agent may, with the consent of the Required Lenders, but shall not be obligated to, make available to Borrower a corresponding amount on such Credit Date. If such corresponding amount is not in fact made available to Administrative Agent by such Lender, Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the customary rate set by Administrative Agent for the correction of errors among banks for three (3) Business Days and thereafter at the Alternate Base Rate. If such Lender does not pay such corresponding amount forthwith upon Administrative Agent’s demand therefor, Administrative Agent shall promptly notify Borrower, and Borrower shall immediately pay such corresponding amount to Administrative Agent together with interest thereon, for each day from such Credit Date until the date such amount is paid to Administrative Agent, at the rate payable hereunder for Base Rate Loans for such Loans. Nothing in this Section 2.04(b) shall be deemed to relieve any Lender from its obligation to fulfill its Term Loan Commitments hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

Section 2.05        Use of Proceeds.

(a)                            The proceeds of the Term Loans made on the Closing Date shall be applied by Borrower (i) to consummate the Transactions (including, without limitation, to pay the Transaction Costs), (ii) to repay the Existing Indebtedness, (iii) to pay the Closing Date Dividend and (iv) for general corporate purposes. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or could reasonably be expected to cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U, or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

(b)               The proceeds of the Term Loans made on the First Amendment Closing Date shall be applied by Borrower (i) to consummate the Designated Transaction (as defined in the First Amendment), (ii) to repay the First Amendment Existing Indebtedness, (iii) to pay fees and expenses in connection with the Designated Transaction (as defined in the First Amendment) and the First Amendment, and (iv) for general corporate purposes. No portion of the proceeds of any Credit Extension shall be used in any manner that causes or could reasonably be expected to cause such Credit Extension or the application of such proceeds to violate Regulation T, Regulation U, or Regulation X of the Board of Governors of the Federal Reserve System or any other regulation thereof or to violate the Exchange Act.

Section 2.06       Evidence of Debt; Register; Lenders’ Books and Records; Notes.

(a)               Lenders’ Evidence of Debt. Each Lender shall maintain on its internal records an account or accounts evidencing the Obligations of Borrower to such Lender, including the amounts of the Loans made by it and each repayment and prepayment in respect thereof. Any such recordation shall be conclusive and binding on Borrower, absent manifest error; provided, that the failure to make any such recordation, or any error in such recordation, shall not affect any Borrower’s Obligations in respect of any applicable Loans; provided further, that in the event of any inconsistency between the Register and any Lender’s records, the recordations in the Register shall govern.

(b)               Register. Administrative Agent shall maintain at its Principal Office a register for the recordation of the names and addresses of Lenders and the principal amount of the Loans (and stated interest therein) of each Lender from time to time (the “Register”). The Register shall be available for inspection by Borrower at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record in the Register the Loans, and each repayment or prepayment in respect of the principal amount of the Loans, and any such recordation shall be conclusive and binding on Borrower and each Lender, absent manifest error; provided, that failure to make any such recordation, or any error in such recordation, shall not affect any Borrower’s Obligations in respect of any Loan. Borrower hereby designates the entity serving as Administrative Agent to serve as Borrower’s non-fiduciary agent solely for purposes of maintaining the Register as provided in this Section 2.06, and Borrower hereby agrees that, to the extent such entity serves in such capacity, the entity serving as Administrative Agent and its officers, directors, employees, agents, and affiliates shall constitute “Indemnitees.”

(c)               Notes. ~~If~~With respect to the Closing Date Term Loans, if so requested by any Lender by written notice to Borrower (with a copy to Administrative Agent) at least two (2) Business Days prior to the Closing Date, or at any time thereafter, Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.06) on the Closing Date (or, if such notice is delivered after the Closing Date, promptly after Borrower’s receipt of such notice) a Note or Notes. With respect to the First Amendment Term Loans, if so requested by any Lender by written notice to Borrower (with a copy to Administrative Agent) at least two (2) Business Days prior to the First Amendment Closing Date, or at any time thereafter, Borrower shall execute and deliver to such Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of such Lender pursuant to Section 10.06) on the First Amendment Closing Date (or, if such notice is delivered after the First Amendment Closing Date, promptly after Borrower’s receipt of such notice) a Note or Notes.

Section 2.07       Interest.

(a)               Except as otherwise set forth herein, each Loan shall bear interest on the unpaid principal amount (inclusive of the PIK Amount) thereof from the date made through repayment (whether by acceleration or otherwise) thereof as follows:

(i)                        if a Base Rate Loan, at the Alternate Base Rate plus the Applicable Margin.

(ii)                        if a LIBOR Rate Loan, at the Adjusted LIBOR Rate plus the Applicable Margin.

For the avoidance of doubt, this Section 2.07(a) applies to the Closing Date Term Loan, the First Amendment Term Loan and each other Loan.

(b)               The basis for determining the rate of interest with respect to any Loan, and the Interest Period with respect to any LIBOR Rate Loan, shall be selected by Borrower and notified to Administrative Agent and Lenders pursuant to the applicable Funding Notice or Conversion/Continuation Notice, as the case may be. If on any day a Loan is outstanding with respect to which a Funding Notice or Conversion/Continuation Notice has not been delivered to Administrative Agent in accordance with the terms hereof specifying the applicable basis for determining the rate of interest, then for that day such Loan shall be a Base Rate Loan.

(c)               In connection with LIBOR Rate Loans there shall be no more than five Interest Periods outstanding at any time. In the event Borrower fails to specify between a Base Rate Loan or a LIBOR Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, such Loan (if outstanding as a LIBOR Rate Loan) will be automatically converted into a Base Rate Loan on the last day of the then current Interest Period for such Loan (or if outstanding as a Base Rate Loan will remain as, or (if not then outstanding) will be made as, a Base Rate Loan). In the event Borrower fails to specify an Interest Period for any LIBOR Rate Loan in the applicable Funding Notice or Conversion/Continuation Notice, Borrower shall be deemed to have selected an Interest Period of one month. As soon as practicable after 10:00 a.m. (New York City time) on each Interest Rate Determination Date, Administrative Agent shall determine (which determination shall, absent manifest error, be final, conclusive, and binding upon all parties) the interest rate that shall apply to the LIBOR Rate Loans for which an interest rate is then being determined for the applicable Interest Period and shall promptly give notice thereof to Borrower and each Lender.

(d)               Interest payable pursuant to Section 2.07(a) shall be computed on the basis of a 360-day year and actual days elapsed, other than for Base Rate Loans which shall be calculated on the basis of a 365-day or 366-day year, as applicable, and actual days elapsed. In computing interest on any Loan, the date of the making of such Loan or the first day of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted from a LIBOR Rate Loan, the date of conversion of such LIBOR Rate Loan to such Base Rate Loan, as the case may be, shall be included, and the date of payment of such Loan or the expiration date of an Interest Period applicable to such Loan or, with respect to a Base Rate Loan being converted to a LIBOR Rate Loan, the date of conversion of such Base Rate Loan to such LIBOR Rate Loan, as the case may be, shall be excluded; provided, that if a Loan is repaid on the same day on which it is made, one day’s interest shall be paid on that Loan.

(e)               Except as otherwise set forth herein, interest on each Loan shall be payable in cash and in arrears on and to (i) each Interest Payment Date applicable to that Loan, (ii) upon any prepayment of that Loan, whether voluntary or mandatory, to the extent accrued on the amount being prepaid, and (iii) at maturity, including final maturity. Notwithstanding any of the foregoing to the contrary, if the Leverage Ratio (calculated on a pro forma basis) exceeds (i) 5.75:1.00 as of September 30, 2019 or (ii) 5.00:1.00 as of December 31, 2019, (A) an additional 2.00% of the interest on the Term Loan shall be paid-in-kind in arrears on and to each Interest Payment Date by being added to the outstanding principal amount of the Term Loans on such Interest Payment Date (which amount shall be paid in cash upon any repayment or prepayment of such Term Loan, whether voluntary or involuntary, to the extent accrued but unpaid on the amount being prepaid), and (B) the remaining portion of the interest on the Term Loan shall be payable in cash in arrears in accordance with Section 2.07(a). On the Maturity Date, any outstanding PIK Amount shall be due and payable without notice or demand. For the avoidance of doubt, it is hereby acknowledged and agreed that, except to the extent expressly provided to the contrary herein, any reference to the principal balance of the Term Loan or the Obligations shall be deemed to include the PIK Amount with respect thereto.

(f)                At any time that an Event of Default has occurred and is continuing, at the written election of Administrative Agent or the Required Lenders, Borrower no longer shall have the option to request that any portion of the Term Loan bear interest at a rate based upon the Adjusted LIBOR Rate.

Section 2.08       Conversion/Continuation.

(a)               Subject to Section 2.18 and so long as no Default or Event of Default shall have occurred and then be continuing, Borrower shall have the option:

(i)                        to convert at any time all or any part of any Term Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount from one Type of Loan to another Type of Loan; provided, that a LIBOR Rate Loan may only be converted on the expiration of the Interest Period applicable to such LIBOR Rate Loan unless Borrower shall pay all amounts due under Section 2.17 in connection with any such conversion, or

(ii)                        upon the expiration of any Interest Period applicable to any LIBOR Rate Loan, to continue all or any portion of such Loan equal to $5,000,000 and integral multiples of $1,000,000 in excess of that amount as a LIBOR Rate Loan.

(b)               Borrower shall deliver a Conversion/Continuation Notice to Administrative Agent no later than noon (New York time) at least two Business Days in advance of the proposed conversion date (in the case of a conversion to a Base Rate Loan) and at least three (3) Business Days in advance of the proposed conversion/continuation date (in the case of a conversion to, or a continuation of, a LIBOR Rate Loan). Except as otherwise provided herein, a Conversion/Continuation Notice for conversion to, or continuation of, any LIBOR Rate Loans (or telephonic notice in lieu thereof) shall be irrevocable on and after the related Interest Rate Determination Date, and Borrower shall be bound to effect a conversion or continuation in accordance therewith.

Section 2.09       Default Interest. Upon the occurrence and during the continuance of a Specified Event of Default, the principal amount of all Loans outstanding and, to the extent permitted by applicable law, any interest payments on the Loans or any fees or other amounts owed hereunder, shall thereafter bear interest (including any interest that accrues after the commencement of an Insolvency Proceeding, regardless of whether allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding), payable on demand at a rate that is 2.00% per annum in excess of the interest rate otherwise payable hereunder with respect to the applicable Loans (or, in the case of any such fees and other amounts, at a rate which is 2.00% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans); provided, that in the case of LIBOR Rate Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, such LIBOR Rate Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate which is 2.00% per annum in excess of the interest rate otherwise payable hereunder for Base Rate Loans. Payment or acceptance of the increased rates of interest provided for in this Section 2.09 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of any Agent or any Lender.

Section 2.10       Fees. Without duplication of any other fees set forth in this Section 2.11, Borrower agrees to pay to Administrative Agent all fees payable by it in each Fee Letter in the amounts and at the times specified therein.

Section 2.11       Repayments of Loans and Commitment Reductions. The principal amounts of the Term Loans shall be repaid in consecutive quarterly installments (each, an “Installment”) in equal quarterly installments on the first day of each Fiscal Quarter (each, an “Installment Date”), each in an amount equal to, (i) in the case of the Closing Date Term Loans, $1,025,000 and (ii) in the case of the First Amendment Term Loans, $287,500, in each case, commencing on October 1, 2019, with any outstanding principal amounts due and payable on the earlier of (a) the Maturity Date and (b) the date on which the Term Loans otherwise become due and payable pursuant to the terms of this Agreement. Notwithstanding the foregoing, (a) such Installments shall be reduced in connection with any voluntary or mandatory prepayments of the Term Loan in accordance with Sections 2.13 and 2.14, as applicable, and (b) the Term Loan, together with all other amounts owed hereunder with respect thereto, shall, in any event, be paid in full no later than the Maturity Date.

Section 2.12       Voluntary Prepayments; Call Protection.

(a)               Voluntary Prepayments.

(i)                        Any time and from time to time:

(A)             with respect to Base Rate Loans, Borrower may prepay any such Loans on any Business Day in whole or in part, in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount (or such lesser amount outstanding), and

(B)              with respect to LIBOR Rate Loans, Borrower may prepay any such Loans on any Business Day in whole or in part (together with any amounts due pursuant to Section 2.18(c)) in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount (or such lesser amount outstanding).

(ii)                        All such prepayments shall be made:

(A)             upon not less than one Business Day’s prior written or telephonic notice in the case of Base Rate Loans, and

(B)              upon not less than three (3) Business Days’ prior written notice in the case of LIBOR Rate Loans,

in each case given to Administrative Agent by 10:00 a.m. (New York time) on the date required (and Administrative Agent will promptly transmit such notice for Term Loans to each Lender). Upon the giving of any such notice, unless such notice is expressly conditioned on the occurrence of another transaction, the principal amount of the Loans specified in such notice shall become due and payable on the prepayment date specified therein. Any such voluntary prepayment shall be applied as specified in Section 2.14(a).

(b)               Call Protection.

(i)                        If all or any part of the principal balance of any Loan is paid on or prior to the fourth anniversary of the Closing Date for any reason (including, but not limited to, whether voluntary or mandatory, and whether before or after acceleration of the Obligations or the commencement of any Insolvency Proceeding, but in any event (A) including any such prepayment in connection with (I) a Change of Control, (II) an acceleration of the Obligations as a result of the occurrence of an Event of Default, (III) foreclosure and sale of, or collection of, the Collateral, (IV) sale of the Collateral in any Insolvency Proceeding, (V) the restructure, reorganization, or compromise of the Obligations by the confirmation of a plan of reorganization or any other plan of compromise, restructure, or arrangement in any Insolvency Proceeding, or (VI) the termination of this Agreement for any reason, and (B) excluding any prepayment that is required to be made pursuant to the provisions of Section 2.11 hereof, any mandatory prepayments made pursuant to any of Sections 2.13(a) (other than Asset Sales constituting a sale of all or substantially all of the assets of the Loan Parties or their business lines), (b),(e), (f) or (g), Borrower shall pay to Administrative Agent, for the benefit of all Lenders entitled to a portion of such prepayment a premium as liquidated damages and compensation for the costs of being prepared to make funds available hereunder with respect to the Loans (the “Applicable Prepayment Premium”) equal to (1) the Make-Whole Premium on the principal amount of the Term Loans so prepaid, with respect to prepayments made on or after the Closing Date but prior to the first anniversary of the Closing Date and (2) the amount of such prepayment multiplied by (x) three percent (3.00%), with respect to prepayments made on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date, (y) two percent (2.00%), with respect to prepayments made on or after the second anniversary of the Closing Date but prior to the third anniversary of the Closing Date, and (z) one percent (1.00%), with respect to prepayments made on or after the third anniversary of the Closing Date but prior to the fourth anniversary of the Closing Date. Notwithstanding anything to the contrary contained in this Agreement, to the extent that any Non-Consenting Lender is replaced pursuant to Section 2.22 due to such Lender’s failure to approve a consent, waiver, or amendment extending the termination date of any of such Lender’s Loans or the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of any of such Lender’s Loans, such Non-Consenting Lender, as the case maybe, shall be entitled to receive a premium in connection with such replacement or prepayment in the amount that would have been payable in respect of the Term Loans of such Non-Consenting Lender, as applicable, under this clause (b)(i) had such Term Loans been the subject of a voluntary prepayment at such time.

(ii)                        Without limiting the generality of the foregoing, it is understood and agreed that if the Obligations are accelerated prior to the third anniversary of the Closing Date for any reason, including because of default, the commencement of any Insolvency Proceeding or other proceeding pursuant to any applicable debtor relief laws, sale, disposition, or encumbrance (including that by operation of law or otherwise), the Applicable Prepayment Premium, determined as of the date of acceleration, will also be due and payable as though said Obligations were voluntarily prepaid as of such date and shall constitute part of the Obligations, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof. The Applicable Prepayment Premium payable in accordance with the immediately preceding sentence shall be presumed to be the liquidated damages sustained by each Lender as the result of the early termination, and Borrower agrees that it is reasonable under the circumstances. The Applicable Prepayment Premium shall also be payable in the event the Obligations (and/or this Agreement or the Notes evidencing the Obligations) are satisfied or released by foreclosure (whether by power of judicial proceeding), deed in lieu of foreclosure, or by any other means. BORROWER EXPRESSLY WAIVES THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING APPLICABLE PREPAYMENT PREMIUM IN CONNECTION WITH ANY SUCH ACCELERATION. The Borrower expressly agrees that: (A) the Applicable Prepayment Premium is reasonable and is the product of an arm’s length transaction between sophisticated business people, ably represented by counsel, (B) the Applicable Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment is made, (C) there has been a course of conduct between Lenders and Borrower giving specific consideration in this transaction for such agreement to pay the Applicable Prepayment Premium, and (D) Borrower shall be estopped hereafter from claiming differently than as agreed to in this paragraph. The Borrower expressly acknowledges that its agreement to pay the Applicable Prepayment Premium as herein described is a material inducement to the Lenders to provide the Commitments and make the Loans.

(iii)                        On or after the fourth anniversary of the Closing Date, no premiums shall be payable pursuant to this Section 2.12(b) in connection with any prepayments of the Term Loans other than LIBOR funding breakage costs as required under the terms of this Agreement.

Section 2.13       Mandatory Prepayments.

(a)               Asset Sales. No later than the fifth Business Day following the date of receipt by any Loan Party or any of its Subsidiaries of any Net Proceeds from Asset Sales consummated pursuant to Section 6.09(e), Borrower shall prepay the Loans as set forth in Section 2.14(a) in an aggregate amount equal to such Net Proceeds; provided, that so long as (i) no Default or Event of Default shall have occurred and be continuing as of the date of such Asset Sale, (ii) Borrower has delivered Collateral Agent prior written notice of Borrower’s intention to apply such monies (the “Reinvestment Amounts”) to the costs of replacement of the properties or assets that are the subject of such sale or disposition or the cost of purchase or construction of other assets useful in the business of Parent or its Subsidiaries reinvested within six months (or within nine months following receipt thereof if a contractual commitment to reinvest is entered into within nine months following receipt thereof), following the date of such Asset Sale, (iii) the monies are held in a Deposit Account in which Collateral Agent has a perfected first-priority security interest, and (iv) Parent or its Subsidiaries, as applicable, complete such replacement, purchase, or construction within 180 days after the initial receipt of such monies, Borrower and its Subsidiaries shall have the option to apply such monies, in an aggregate amount not to exceed $100,000 in any Fiscal Year, to the costs of replacement of the assets that are the subject of such sale or disposition or the costs of purchase or construction of other assets useful in the business of Borrower and its Subsidiaries unless and to the extent that such applicable period shall have expired without such replacement, purchase, or construction being made or completed, in which case, any amounts remaining in the cash collateral account shall be paid to Administrative Agent and applied in accordance with Section 2.14(a); provided further that, notwithstanding the foregoing proviso, all Net Proceeds from Refranchising Activity shall be applied in accordance with Section 2.14(a). Nothing contained in this Section 2.13(a) shall permit Borrower or any of its Subsidiaries to sell or otherwise dispose of any assets other than in accordance with Section 6.09. Notwithstanding anything to the contrary herein, any issuance by Parent of its Capital Stock resulting in a Change of Control shall constitute an Asset Sale subject to this Section 2.13(a) (without giving effect to the reinvestment right described herein), and Borrower shall prepay the Loans as set forth in Section 2.14(a) in an amount equal to the aggregate Net Proceeds received by Parent (or any Subsidiary thereof) in connection with any and all issuances of the Capital Stock of Parent since the Closing Date.

(b)               Insurance/Condemnation Proceeds. No later than the fifth Business Day following the date of receipt by Parent or any of its Subsidiaries, or Collateral Agent as loss payee, of any Net Proceeds from insurance or any condemnation, taking, or other casualty, Borrower shall prepay the Loans in an aggregate amount equal to such Net Proceeds; provided, that (i) so long as no Default or Event of Default shall have occurred and be continuing, (ii) Borrower has delivered Collateral Agent prior written notice of Borrower’s intention to apply the Reinvestment Amounts to the costs of replacement of the properties or assets that are the subject of such condemnation, taking, or other casualty or the cost of purchase or construction of other assets useful in the business of Parent or its Subsidiaries reinvested within six months (or within nine months following receipt thereof if a contractual commitment to reinvest is entered into within nine months following receipt thereof) following the date of the receipt of such Net Proceeds, (iii) the monies are held in a Deposit Account in which Collateral Agent has a perfected first-priority security interest, and (iv) Parent or its Subsidiaries, as applicable, complete such replacement, purchase, or construction within 180 days after the initial receipt of such monies, Borrower and its Subsidiaries shall have the option to apply such monies, in an aggregate amount not to exceed $350,000 in any Fiscal Year, to the costs of replacement of the assets that are the subject of such condemnation, taking, or other casualty or the costs of purchase or construction of other assets useful in the business of Borrower and its Subsidiaries unless and to the extent that such applicable period shall have expired without such replacement, purchase, or construction being made or completed, in which case, any amounts remaining in the cash collateral account shall be paid to Administrative Agent and applied in accordance with Section 2.14(a).

(c)               [Reserved].

(d)               Issuance of Debt. On the date of receipt by Parent or any of its Subsidiaries of any Cash proceeds from the incurrence of any Indebtedness of Parent or any of its Subsidiaries (other than with respect to any Indebtedness permitted to be incurred pursuant to Section 6.01), Borrower shall prepay the Loans as set forth in Section 2.14(a) in an aggregate amount equal to 100% of such proceeds, net of underwriting discounts and commissions and other reasonable costs and expenses associated therewith, in each case, paid to non-Affiliates, including reasonable legal fees and expenses.

(e)               Consolidated Excess Cash Flow. In the event that there shall be Consolidated Excess Cash Flow for any Fiscal Year (commencing with Fiscal Year ending December 31, 2019), Borrower shall, no later than 90 days after the end of such Fiscal Year, prepay the Loans as set forth in Section 2.14(a) in an aggregate amount equal to the Applicable ECF Percentage of such Consolidated Excess Cash Flow (the “ECF Payment Amount”); provided that, (i) solely with respect to Fiscal Year ending December 31, 2019, Consolidated Excess Cash Flow shall be based on the period from and including the Closing Date to and including December 31, 2019, and (ii) the aggregate amount of prepayment made pursuant to Section 2.12 during any Fiscal Year shall reduce the ECF Payment Amount due pursuant to this Section 2.13(e) for such Fiscal Year on a dollar-for-dollar basis..

(f)                Curative Equity. On the date of receipt by Borrower of the proceeds of any Curative Equity pursuant to Section 8.02, Borrower shall prepay the outstanding principal of the Obligations as set forth in Section 2.14(b) in an amount equal to 100% of such proceeds.

(g)               Extraordinary Receipts and Refranchising. On the date of receipt by Parent or any of its Subsidiaries of (i) any Extraordinary Receipts in excess of $100,000 in the aggregate in any Fiscal Year or (ii) any proceeds attributable to any Refranchising Activity, Borrower shall prepay Loans as set forth in Section 2.14(a) in the amount of such Extraordinary Receipts or proceeds, as applicable.

(h)               Prepayment Certificate. Concurrently with any prepayment of the Loans pursuant to Sections 2.13(a) through 2.13(e), Borrower shall deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the calculation of the amount of the applicable net proceeds or Consolidated Excess Cash Flow and compensation owing to Lenders under Section 2.12(b). In the event that the actual amount received exceeded the amount set forth in such certificate, Borrower shall promptly make an additional prepayment of the Loans, and Borrower shall concurrently therewith deliver to Administrative Agent a certificate of an Authorized Officer demonstrating the derivation of such excess.

Section 2.14       Application of Prepayments/Reductions.

(a)               Application of Prepayments of Term Loans. (i) Any prepayment of any Term Loan pursuant to Section 2.12 shall be applied as directed by the Lead Borrower (and absent such direction, in direct order of maturity thereof), and (ii) any mandatory prepayment of any Loan pursuant to Section 2.13 shall be applied to reduce the then remaining installments of the Term Loans pro rata based upon the respective then remaining principal amounts thereof, in each case, until paid in full.

(b)               Waivable Mandatory Prepayment. Anything contained herein to the contrary notwithstanding, in the event Borrower is required to make any mandatory prepayment (a “Waivable Mandatory Prepayment”) of the Term Loans, not less than three (3) Business Days prior to the date (the “Required Prepayment Date”) on which Borrower is required to make such Waivable Mandatory Prepayment, Borrower shall notify Administrative Agent of the amount of such prepayment, and Administrative Agent will promptly thereafter notify each Lender holding an outstanding Term Loan of the amount of such Lender’s Pro Rata Share of such Waivable Mandatory Prepayment and such Lender’s option to refuse such amount. Each such Lender may exercise such option by giving written notice to Borrower and Administrative Agent of its election to do so, or if it elects not to do so and other Lenders elect to exercise such option, if it elects to receive its pro rata share of the portion of such Waivable Mandatory Prepayment that such other Lenders have elected to refuse, in each case on or before the first Business Day prior to the Required Prepayment Date (it being understood that any Lender which does not notify Borrower and Administrative Agent of its election to exercise such option on or before the first Business Day prior to the Required Prepayment Date shall be deemed to have elected, as of such date, not to exercise such option to refuse such Waivable Mandatory Prepayment and not to exercise the option to receive its pro rata share of the portion of such Waivable Mandatory Prepayment that other Lenders have elected to refuse, if any). On the Required Prepayment Date, Borrower shall pay to Administrative Agent the amount of the Waivable Mandatory Prepayment, which amount shall be applied (i) in an amount equal to that portion of the Waivable Mandatory Prepayment payable to those Lenders that have elected not to exercise such option to refuse such Waivable Mandatory Prepayment, to prepay the Term Loans of such Lenders (which prepayment shall be applied to the scheduled Installments of principal of the Term Loan in accordance with Section 2.14(a)), (ii) to the extent of any excess, ratably to Lenders that have elected to receive the portion of such Waivable Mandatory Prepayment that such other Lenders have elected to refuse, until paid in full (which prepayment shall be applied to the scheduled Installments of principal of the Term Loan in accordance with Section 2.14(a)), and (iii) to the extent of any excess, to Borrower for working capital and general corporate purposes.

(c)               At any time an Application Event has occurred and is continuing, all payments shall be applied pursuant to Section 2.15(g). Nothing contained herein shall modify the provisions of Section 2.12(b) or Section 2.15(b) regarding the requirement that all prepayments be accompanied by accrued interest and fees on the principal amount being prepaid to the date of such prepayment and the Applicable Prepayment Premium, or any requirement otherwise contained herein to pay all other amounts as the same become due and payable.

Section 2.15       General Provisions Regarding Payments.

(a)               All payments by Borrower of principal, interest, fees, and other Obligations shall be made in Dollars in immediately available funds, without defense, recoupment, setoff, or counterclaim, free of any restriction or condition, and delivered to Administrative Agent, for the account of Lenders, not later than noon (New York time) to Administrative Agent’s Account or via wire transfer of immediately available funds to account number ~~210400265~~210667091 maintained at City National Bank, at 555 South Flower Street, 24th Floor, Los Angeles, CA 90071, ABA# 122016066, Account Name: KSF LP AGENT AC; funds received by Administrative Agent after that time on such due date shall be deemed to have been paid by Borrower on the next Business Day.

(b)               All payments in respect of the principal amount of any Loan shall be accompanied by payment of accrued interest on the principal amount being repaid or prepaid, the Applicable Prepayment Premium, and all other amounts payable with respect to the principal amount being repaid or prepaid.

(c)               Administrative Agent shall promptly distribute to each Lender at such address as such Lender shall indicate in writing, such Lender’s applicable Pro Rata Share of all payments and prepayments of principal and interest due hereunder, together with all other amounts due with respect thereto, including, without limitation, all fees payable with respect thereto, to the extent received by Administrative Agent.

(d)               Notwithstanding the foregoing provisions hereof, if any Conversion/Continuation Notice is withdrawn as to any Affected Lender or if any Affected Lender makes Base Rate Loans in lieu of its Pro Rata Share of any LIBOR Rate Loans, Administrative Agent shall give effect thereto in apportioning payments received thereafter.

(e)               Subject to the provisos set forth in the definition of “Interest Period,” whenever any payment to be made hereunder shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall be included in the computation of the payment of interest hereunder or of the commitment fees hereunder.

(f)                Administrative Agent shall deem any payment by or on behalf of Borrower hereunder that is not made in same day funds prior to noon (New York time) to be a non-conforming payment. Any such payment shall not be deemed to have been received by Administrative Agent until the later of (i) the time such funds become available funds and (ii) the applicable next Business Day. Administrative Agent shall give prompt notice to Borrower and each applicable Lender if any payment is non-conforming. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Section 8.01(a). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until such funds become available funds (but in no event less than the period from the date of such payment to the next succeeding applicable Business Day) at the Default Rate determined pursuant to Section 2.09 from the date such amount was due and payable until the date such amount is paid in full.

(g)               At any time an Application Event has occurred and is continuing, or the maturity of the Obligations shall have been accelerated pursuant to Section 8.01, all payments or proceeds received by any Agent hereunder or under any Collateral Document in respect of any of the Obligations, including, but not limited, to all proceeds received by any Agent in respect of any sale, any collection from, or other realization upon all or any part of the Collateral, shall be applied in full or in part as follows:

(i)                 first, ratably to pay the Obligations in respect of any fees (other than the Applicable Prepayment Premium), expense reimbursements, indemnities, and other amounts then due and payable to the Agents until paid in full,

(ii)              second, ratably to pay interest then due and payable in respect of Protective Advances until paid in full,

(iii)            third, ratably to pay principal of Protective Advances then due and payable until paid in full,

(iv)             fourth, ratably to pay the Obligations in respect of the Applicable Prepayment Premium then due and payable to Lenders with a Term Loan Commitment until paid in full, and

(v)               fifth, to the ratable payment of all other Obligations then due and payable until paid in full.

(h)               For purposes of Section 2.15(g) “paid in full” means payment in cash of all amounts owing under the Loan Documents according to the terms thereof, including loan fees, service fees, professional fees, interest (and specifically including any interest that accrues after the commencement of an Insolvency Proceeding), default interest, interest on interest, and expense reimbursements, regardless of whether the same would be or is allowed or allowable in whole or in part as a claim in any such Insolvency Proceeding.

(i)                 In the event of a direct conflict between the priority provisions of Section 2.15(h) and other provisions contained in any other Loan Document, it is the intention of the parties hereto that both such priority provisions in such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as aforesaid, the terms and provisions of Section 2.15(h) shall control and govern.

Section 2.16       Ratable Sharing. Lenders hereby agree among themselves that, except as otherwise provided in the Collateral Documents with respect to amounts realized from the exercise of rights with respect to Liens on the Collateral, if any of them shall, whether by voluntary payment (other than a voluntary prepayment of Loans made and applied in accordance with the terms hereof), through the exercise of any right of set-off or banker’s lien, by counterclaim or cross action, or by the enforcement of any right under the Loan Documents or otherwise, or as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code, receive payment or reduction of a proportion of the aggregate amount of principal, interest, fees, and other amounts then due and owing to such Lender hereunder or under the other Loan Documents (collectively, the “Aggregate Amounts Due” to such Lender) which is greater than the proportion received by any other Lender in respect of the Aggregate Amounts Due to such other Lender, then the Lender receiving such proportionately greater payment shall (a) notify Administrative Agent and each other Lender of the receipt of such payment and (b) apply a portion of such payment to purchase participations (which it shall be deemed to have purchased from each seller of a participation simultaneously upon the receipt by such seller of its portion of such payment) in the Aggregate Amounts Due to the other Lenders so that all such recoveries of Aggregate Amounts Due shall be shared by all Lenders in proportion to the Aggregate Amounts Due to them; provided, that if all or part of such proportionately greater payment received by such purchasing Lender is thereafter recovered from such Lender upon the bankruptcy or reorganization of Borrower or otherwise, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such purchasing Lender ratably to the extent of such recovery, but without interest. Borrower expressly consents to the foregoing arrangement and agrees that any holder of a participation so purchased may exercise any and all rights of banker’s lien, set-off, or counterclaim with respect to any and all monies owing by Borrower to that holder with respect thereto as fully as if that holder were owed the amount of the participation held by that holder.

Section 2.17       Making or Maintaining LIBOR Rate Loans.

(a)               Inability to Determine Applicable Interest Rate. In the event that Administrative Agent shall have determined (which determination shall be final and conclusive and binding upon all parties hereto), on any Interest Rate Determination Date with respect to any LIBOR Rate Loans, that by reason of circumstances affecting the London interbank market adequate and fair means do not exist for ascertaining the interest rate applicable to such LIBOR Rate Loans on the basis provided for in the definition of Adjusted LIBOR Rate, Administrative Agent shall on such date give notice to Borrower and each Lender of such determination, whereupon (i) no Loans may be made as, or converted to, LIBOR Rate Loans until such time as Administrative Agent notifies Borrower and Lenders that the circumstances giving rise to such notice no longer exist, and (ii) any Funding Notice or Conversion/Continuation Notice given by Borrower with respect to the Loans in respect of which such determination was made shall be deemed to be rescinded by Borrower.

(b)               Illegality or Impracticability of LIBOR Rate Loans. In the event that on any date any Lender shall have determined (which determination shall be final and conclusive and binding upon all parties hereto but shall be made only after consultation with Borrower and Administrative Agent) that the making, maintaining, or continuation of its LIBOR Rate Loans (i) has become unlawful as a result of compliance by such Lender in good faith with any law, treaty, governmental rule, regulation, guideline, or order (or would conflict with any such treaty, governmental rule, regulation, guideline, or order not having the force of law even though the failure to comply therewith would not be unlawful), or (ii) has become impracticable, as a result of contingencies occurring after the date hereof which materially and adversely affect the London interbank market or the position of such Lender in that market, then, and in any such event, such Lender shall be an “Affected Lender,” and it shall on that day give notice (by facsimile or by telephone confirmed in writing) to Borrower and Administrative Agent of such determination (which notice Administrative Agent shall promptly transmit to each other Lender). Thereafter, (A) the obligation of the Affected Lender to make Loans as, or to convert Loans to, LIBOR Rate Loans shall be suspended until such notice shall be withdrawn by the Affected Lender, (B) to the extent such determination by the Affected Lender relates to a LIBOR Rate Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, the Affected Lender shall make such Loan as (or continue such Loan as or convert such Loan to, as the case may be) a Base Rate Loan, (C) the Affected Lender’s obligation to maintain its outstanding LIBOR Rate Loans (the “Affected Loans”) shall be terminated at the earlier to occur of the expiration of the Interest Period then in effect with respect to the Affected Loans or when required by law, and (D) the Affected Loans shall automatically convert into Base Rate Loans on the date of such termination. Notwithstanding the foregoing, to the extent a determination by an Affected Lender as described above relates to a LIBOR Rate Loan then being requested by Borrower pursuant to a Funding Notice or a Conversion/Continuation Notice, Borrower shall have the option, subject to the provisions of Section 2.17(c), to rescind such Funding Notice or Conversion/Continuation Notice as to all Lenders by giving notice to Administrative Agent of such rescission on the date on which the Affected Lender gives notice of its determination as described above (which notice of rescission Administrative Agent shall promptly transmit to each other Lender). Except as provided in the immediately preceding sentence, nothing in this Section 2.17(b) shall affect the obligation of any Lender other than an Affected Lender to make or maintain Loans as, or to convert Loans to, LIBOR Rate Loans in accordance with the terms hereof.

(c)               Compensation for Breakage or Non-Commencement of Interest Periods. Borrower shall compensate each Lender, upon written request by such Lender (which request shall set forth the basis for requesting such amounts), for all reasonable losses, expenses, and liabilities (including any interest paid or calculated to be due and payable by such Lender to lenders of funds borrowed by it to make or carry its LIBOR Rate Loans and any loss, expense, or liability sustained by such Lender in connection with the liquidation or re-employment of such funds but excluding loss of anticipated profits) which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of any LIBOR Rate Loan does not occur on a date specified therefor in a Funding Notice or a telephonic request for borrowing, or a conversion to or continuation of any LIBOR Rate Loan does not occur on a date specified therefor in a Conversion/Continuation Notice or a telephonic request for conversion or continuation, (ii) if any prepayment or other principal payment of, or any conversion of, any of its LIBOR Rate Loans occurs on any day other than the last day of an Interest Period applicable to that Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise), or (iii) if any prepayment of any of its LIBOR Rate Loans is not made on any date specified in a notice of prepayment given by Borrower.

(d)               Booking of LIBOR Rate Loans. Any Lender may make, carry, or transfer LIBOR Rate Loans at, to, or for the account of any of its branch offices or the office of an Affiliate of such Lender.

(e)               Assumptions Concerning Funding of LIBOR Rate Loans. Calculation of all amounts payable to a Lender under this Section 2.17 and under Section 2.18 shall be made as though such Lender had actually funded each of its relevant LIBOR Rate Loans through the purchase of a LIBOR deposit bearing interest at the rate obtained pursuant to clause (a)(i) of the definition of Adjusted LIBOR Rate in an amount equal to the amount of such LIBOR Rate Loan and having a maturity comparable to the relevant Interest Period and through the transfer of such LIBOR deposit from an offshore office of such Lender to a domestic office of such Lender in the United States of America; provided, that each Lender may fund each of its LIBOR Rate Loans in any manner it sees fit, and the foregoing assumptions shall be utilized only for the purposes of calculating amounts payable under this Section 2.17 and under Section 2.18.

Section 2.18       Increased Costs.

(a)               Compensation For Increased Costs and Taxes. Subject to the provisions of Section 2.19 (which shall be controlling with respect to the matters covered thereby), in the event that any Lender shall determine (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto) that any law, treaty, or governmental rule, regulation, or order, or any change therein or in the interpretation, administration, or application thereof (including the introduction of any new law, treaty, or governmental rule, regulation, or order), or any determination of a court or Governmental Authority, in each case that becomes effective after the date hereof, or compliance by such Lender with any guideline, request, or directive issued or made after the date hereof by any central bank or other governmental or quasi-Governmental Authority (whether or not having the force of law): (i) subjects such Lender (or its applicable lending office) to any additional Tax (other than Indemnified Tax, Other Tax or any Excluded Tax) with respect to this Agreement or any of the other Loan Documents or any of its obligations hereunder or thereunder or any payments to such Lender (or its applicable lending office) of principal, interest, fees or any other amounts payable hereunder, (ii) imposes, modifies, or holds applicable any reserve (including any marginal, emergency, supplemental, special, or other reserve), special deposit, compulsory loan, FDIC insurance, or similar requirement against assets held by, or deposits or other liabilities in or for the account of, or advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender (other than any such reserve or other requirements with respect to LIBOR Rate Loans that are reflected in the definition of Adjusted LIBOR Rate), or (iii) imposes any other condition (other than with respect to a Tax matter) on or affecting such Lender (or its applicable lending office) or its obligations hereunder or the London interbank market; and the result of any of the foregoing is to increase the cost to such Lender of agreeing to make, making, or maintaining Loans hereunder or to reduce any amount received or receivable by such Lender (or its applicable lending office) with respect thereto; then, in any such case, Borrower shall promptly pay to such Lender, upon receipt of the statement referred to in the next sentence, such additional amount or amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine in its reasonable discretion) as may be necessary to compensate such Lender for any such increased cost or reduction in amounts received or receivable hereunder. Such Lender shall deliver to Borrower (with a copy to Administrative Agent) a written statement, setting forth in reasonable detail the basis for calculating the additional amounts owed to such Lender under this Section 2.18(a), which statement shall be conclusive and binding upon all parties hereto absent manifest error.

Section 2.19       Taxes; Withholding, etc.

(a)               Withholding of Taxes. All sums payable by any Loan Party hereunder and under the other Loan Documents shall (except to the extent required by applicable law) be paid free and clear of, and without any deduction or withholding on account of, any Tax, other than (i) Taxes imposed on or measured by the recipient’s net income (however denominated), franchise Taxes, and branch profits Taxes, imposed on the recipient, in each case, (A) as a result of such recipient being organized under the laws of, having its principal office in, or, in the case of any Lender, its applicable lending office is located in, the jurisdiction imposing such Tax (or any political subdivision thereof), or (B) as the result of any present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced any, Loan Document) (Taxes described in this clause (i)(B), “Other Connection Taxes”), (ii) in the case of a Lender, United States federal income withholding Taxes imposed on amounts payable to or for the account of such Lender pursuant to a law in effect on the date on which (x) such Lender becomes a party hereto or acquires an interest in the Loan (other than pursuant to an assignment request by a Loan Party under Section 2.22), or (y) such Lender changes its lending office, except that this clause (ii) shall not apply to the extent that, pursuant to this Section 2.19, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (iii) Taxes attributable to such recipient’s failure to comply with Section 2.19(d), and (iv) Taxes imposed under FATCA (all such excluded Taxes, collectively or individually, “Excluded Taxes” and all such non-excluded Taxes, collectively or individually, “Indemnified Taxes”). If any Loan Party or any other Person is required by applicable law to make any deduction or withholding on account of any Indemnified Tax or Other Tax from any sum paid or payable by any Loan Party to any Agent or any Lender under any of the Loan Documents: (1) Borrower shall notify Administrative Agent of any such requirement as soon as reasonably practicable after Borrower becomes aware of it, (2) Borrower shall timely pay any such Tax, (3) the sum payable by such Loan Party shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding, or payment, such Agent or such Lender, as the case may be, receives on the due date an amount equal to what it would have received had no such deduction, withholding, or payment been required or made, and (4) within thirty days after paying any sum from which it is required by law to make any deduction or withholding, Borrower shall deliver to Administrative Agent the original or a certified copy of a receipt issued by the applicable Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(b)               Other Taxes. The Loan Parties shall pay to the relevant Governmental Authorities any present or future stamp or documentary, intangible, recording, filing or similar Taxes that arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, this Agreement or any other Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.22) (“Other Taxes”). Within thirty days after paying any such Other Taxes, each Loan Party shall deliver to Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(c)               Tax Indemnification. The Loan Parties hereby jointly and severally indemnify and agree to hold each Agent and Lender harmless from and against all Indemnified Taxes and (without duplication) Other Taxes (including, without limitation, Indemnified Taxes and Other Taxes imposed on any amounts payable under this Section 2.19) paid by such Person, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted by the relevant Governmental Authority. Such indemnification shall be paid within ten (10) days from the date on which any Agent or Lender makes written demand therefor specifying in reasonable detail the nature and amount of such Indemnified Taxes or Other Taxes.

(d)               Evidence of Exemption From or Reduction of U.S. Withholding Tax.

(i)                        Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to a Loan Party and the Administrative Agent, at the time or times reasonably requested by a Loan Party or the Administrative Agent, such properly completed and executed documentation reasonably requested by a Loan Party or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by a Loan Party or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by a Loan Party or the Administrative Agent as will enable a Loan Party or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in paragraphs (ii), (iv) and (v) of this Section) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)                        Each Lender that is not a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for United States federal income tax purposes (a “Non-US Lender”) shall deliver to Administrative Agent (for transmission to Borrower upon Borrower’s written request), on or prior to the Closing Date (in the case of each Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date such Person becomes a Lender hereunder, and at such other times as may be necessary in the determination of Administrative Agent (in its reasonable exercise of its discretion) or upon the reasonable request of a Loan Party, (i) two original copies of Internal Revenue Service Form W-8IMY (with appropriate attachments), W-8BEN or W-8BEN-E, or W-8ECI (or any successor forms), as applicable, properly completed and duly executed by such Lender to establish that such Lender is not subject to, or is subject to a reduced rate of, deduction or withholding of United States federal income tax with respect to any payments to such Lender of principal, interest, fees, or other amounts payable under any of the Loan Documents, and (ii) if such Lender is claiming exemption from United States federal income tax under Section 871(h) or 881(c) of the Internal Revenue Code, a Certificate Regarding Non-Bank Status, properly completed and duly executed by such Lender. Each Lender required to deliver any forms or certificates with respect to United States federal income tax withholding matters pursuant to this Section 2.19(d) hereby agrees, from time to time after the initial delivery by such Lender of such forms or certificates, whenever a lapse in time or change in circumstances renders such forms or certificates obsolete or inaccurate in any material respect, that such Lender shall deliver to Administrative Agent (for transmission to Borrower) two new original copies of Internal Revenue Service Form W-8IMY (with appropriate attachments thereto), W-8BEN or W-8BEN-E, or W-8ECI, as applicable, and, if applicable, a Certificate Regarding Non-Bank Status (or any successor forms), as the case may be, properly completed and duly executed by such Lender, or promptly notify Administrative Agent and Borrower of its inability to deliver any such forms or certificates. Notwithstanding the above, a Non-US Lender shall not be required to deliver any form pursuant to this Section 2.19(d)(ii) that such Non-US Lender is not legally able to deliver.

(iii)                        Any Non-US Lender shall, to the extent it is legally entitled to do so, deliver to Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Non-US Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of a Loan Party or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit a Loan Party or the Administrative Agent to determine the withholding or deduction required to be made.

(iv)                        If a payment made to a Lender under any Loan Document would be subject to United States federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by a Loan Party or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by a Loan Party or Administrative Agent as may be necessary for the Loan Party and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 2.19(d)(iv), FATCA shall include any amendments made to FATCA after the date of this Agreement. Notwithstanding the above, a Lender shall not be required to deliver any form or other form of documentation pursuant to this Section 2.19(d)(iv) that such Non-US Lender is not legally able to deliver.

(v)                        Each Lender that is a United States Person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code) for United States federal income tax purposes shall deliver to Administrative Agent (for transmission to Borrower), on or prior to the Closing Date (in the case of each such Lender listed on the signature pages hereof on the Closing Date) or on or prior to the date such Person becomes a Lender hereunder, and at such other times as may be necessary in the determination of Administrative Agent (in its reasonable exercise of its discretion) or upon the reasonable request of a Loan Party, two original copies of Internal Revenue Service Form W-9 (or any successor forms) properly completed and duly executed by such Lender to establish that such Lender is not subject to United States backup withholding taxes with respect to any payments to such Lender of principal, interest, fees, or other amounts payable under any of the Loan Documents.

(e)               Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.19 (including by the payment of additional amounts pursuant to this Section 2.19), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.19 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (e), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (e) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(f)                Survival. Each party’s obligations under this Section 2.19 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(g)               For purposes of this Section 2.19, “applicable law” shall include FATCA.

Section 2.20       Obligation to Mitigate. Each Lender agrees that, as promptly as practicable after the officer of such Lender responsible for administering its Loans, as the case may be, becomes aware of the occurrence of an event or the existence of a condition that would cause such Lender to become an Affected Lender or that would entitle such Lender to receive payments under Section 2.17, 2.18, or 2.19, it will, to the extent not inconsistent with the internal policies of such Lender and any applicable legal or regulatory restrictions, use reasonable efforts to (a) make, issue, fund, or maintain its Credit Extensions, including any Affected Loans, through another office of such Lender or (b) take such other measures as such Lender may deem reasonable, if as a result thereof the circumstances which would cause such Lender to be an Affected Lender would cease to exist or the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.17, 2.18, or 2.19 would be materially reduced and if, as determined by such Lender in its sole discretion, the making, funding, or maintaining of such Loans through such other office or in accordance with such other measures, as the case may be, would not otherwise adversely affect such Loans or the interests of such Lender; provided, that such Lender will not be obligated to utilize such other office pursuant to this Section 2.20 unless Borrower agrees to pay all incremental expenses incurred by such Lender as a result of utilizing such other office as described above. A certificate as to the amount of any such expenses payable by Borrower pursuant to this Section 2.20 (setting forth in reasonable detail the basis for requesting such amount) submitted by such Lender to Borrower (with a copy to Administrative Agent) shall be conclusive absent manifest error.

Section 2.21       Defaulting Lenders. Anything contained herein to the contrary notwithstanding, in the event that any Lender violates any provision of Section 9.05(c), or, other than at the direction or request of any regulatory agency or authority, defaults (in each case, a “Defaulting Lender”) in its obligation to fund (a “Funding Default”) any Term Loan (in each case, a “Defaulted Loan”), then (a) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender” for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents, and (b) to the extent permitted by applicable law, until such time as the Default Excess, if any, with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment of the Term Loans shall, if Administrative Agent so directs at the time of making such voluntary prepayment, be applied to the Term Loans of other Lenders as if such Defaulting Lender had no Term Loans outstanding and the outstanding Term Loans of such Defaulting Lender were zero and (ii) any mandatory prepayment of the Term Loans shall, if Administrative Agent so directs at the time of making such mandatory prepayment, be applied to the Term Loans of other Lenders (but not to the Term Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that Borrower shall be entitled to retain any portion of any mandatory prepayment of the Term Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b). No Term Loan Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.21, performance by Borrower of its obligations hereunder and the other Loan Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.21. The rights and remedies against a Defaulting Lender under this Section 2.21 are in addition to other rights and remedies which Borrower may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default or violation of Section 9.05(c).

Section 2.22       Removal or Replacement of a Lender. Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased Cost Lender”) shall give notice to Borrower that such Lender is an Affected Lender or that such Lender is entitled to receive payments under Section 2.18, 2.19, or 2.20, (ii) the circumstances which have caused such Lender to be an Affected Lender or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after Borrower’s request for such withdrawal, (b) (i) any Lender shall become a Defaulting Lender, (ii) the Default Period for such Defaulting Lender shall remain in effect, and (iii) such Defaulting Lender shall fail to cure the default as a result of which it has become a Defaulting Lender within five Business Days after Borrower’s request that it cure such default, or (c) in connection with any proposed amendment, modification, termination, waiver, or consent with respect to any of the provisions hereof as contemplated by Section 10.05(b), the consent of Administrative Agent and Required Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then, with respect to each such Increased Cost Lender, Defaulting Lender, or Non-Consenting Lender (the “Terminated Lender”), Administrative Agent may (which, in the case of an Increased Cost Lender, only after receiving written request from Borrower to remove such Increased Cost Lender), by giving written notice to Borrower and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and Commitments, if any, in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 10.06, and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, that (A) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (1) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, together with, in the case of a Non-Consenting Lender, the Applicable Prepayment Premium with respect thereto (as if such Loans had been prepaid to such Non-Consenting Lender pursuant to Section 2.12 hereof) and (2) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.10, (B) on the date of such assignment, Borrower shall pay any amounts payable to such Terminated Lender pursuant to Section 2.18 or 2.19, and (C) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Commitments, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, that any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.

Section 2.23       Joint and Several Liability of Borrower.

(a)               Each Borrower is accepting joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by Administrative Agent and Lenders under this Agreement, for the mutual benefit, directly and indirectly, of each Borrower and in consideration of the undertakings of the other Borrower to accept joint and several liability for the Obligations.

(b)               Each Borrower, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrower, with respect to the payment and performance of all of the Obligations (including any Obligations arising under this Section 2.23), it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each Borrower without preferences or distinction among them. Accordingly, each Borrower hereby waives any and all suretyship defenses that would otherwise be available to such Borrower under applicable law.

(c)               If and to the extent that any Borrower shall fail to make any payment with respect to any of the Obligations as and when due, whether upon maturity, acceleration, or otherwise, or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other Borrower will make such payment with respect to, or perform, such Obligations until such time as all of the Obligations are paid in full, and without the need for demand, protest, or any other notice or formality.

(d)               The Obligations of each Borrower under the provisions of this Section 2.23 constitute the absolute and unconditional, full recourse Obligations of each Borrower enforceable against each Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of the provisions of this Agreement (other than this Section 2.23(d)) or any other circumstances whatsoever.

(e)               Without limiting the generality of the foregoing and except as otherwise expressly provided in this Agreement, each Borrower hereby waives presentments, demands for performance, protests and notices, including notices of acceptance of its joint and several liability, notice of any portion of the Term Loans issued under or pursuant to this Agreement, notice of the occurrence of any Default, Event of Default, notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Agreement, notices of the existence, creation, or incurring of new or additional Obligations or other financial accommodations or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by Administrative Agent or Lenders under or in respect of any of the Obligations, any right to proceed against any other Borrower or any other Person, to proceed against or exhaust any security held from any other Borrower or any other Person, to protect, secure, perfect, or insure any security interest or Lien on any property subject thereto or exhaust any right to take any action against any other Borrower, any other Person, or any collateral, to pursue any other remedy in Administrative Agent or any Lender’s power whatsoever, any requirement of diligence or to mitigate damages and, generally, to the extent permitted by applicable law, all demands, notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement), any right to assert against Administrative Agent or any Lender, any defense (legal or equitable), set-off, counterclaim, or claim which each Borrower may now or at any time hereafter have against any other Borrower or any other party liable to Administrative Agent or any Lender, any defense, set-off, counterclaim, or claim, of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity, or enforceability of the Obligations or any security therefor, and any right or defense arising by reason of any claim or defense based upon an election of remedies by Administrative Agent or any Lender including any defense based upon an impairment or elimination of such Borrower’s rights of subrogation, reimbursement, contribution, or indemnity of such Borrower against any other Borrower. Without limiting the generality of the foregoing, each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment of any of the Obligations, the acceptance of any payment of any of the Obligations, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by Administrative Agent or Lenders at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement, any and all other indulgences whatsoever by Administrative Agent or Lenders in respect of any of the Obligations, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of the Obligations or the addition, substitution or release, in whole or in part, of any Borrower. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of Administrative Agent or any Lender with respect to the failure by any Borrower to comply with any of its respective Obligations, including any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder, which might, but for the provisions of this Section 2.23 afford grounds for terminating, discharging or relieving any Borrower, in whole or in part, from any of its Obligations under this Section 2.23, it being the intention of each Borrower that, so long as any of the Obligations hereunder remain unsatisfied, the Obligations of each Borrower under this Section 2.23 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this Section 2.23 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any other Borrower, Administrative Agent or any Lender. Each Borrower waives, to the fullest extent permitted by law, the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof. Any payment by any Borrower or other circumstance which operates to toll any statute of limitations as to any Borrower shall operate to toll the statute of limitations as to each Borrower. Each Borrower waives any defense based on or arising out of any defense of any Borrower or any other Person, other than payment of the Obligations to the extent of such payment, based on or arising out of the disability of any Borrower or any other Person, or the validity, legality, or unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower other than payment of the Obligations to the extent of such payment. Agent may, at the election of the Required Lenders, foreclose upon any Collateral held by Administrative Agent by one or more judicial or non-judicial sales or other dispositions, whether or not every aspect of any such sale is commercially reasonable or otherwise fails to comply with applicable law or may exercise any other right or remedy Administrative Agent or any Lender may have against any Borrower or any other Person, or any security, in each case, without affecting or impairing in any way the liability of any Borrower hereunder except to the extent the Obligations have been paid.

(f)                Each Borrower represents and warrants to Administrative Agent and Lenders that such Borrower is currently informed of the financial condition of Borrower and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Each Borrower further represents and warrants to Administrative Agent and Lenders that such Borrower has read and understands the terms and conditions of the Loan Documents. Each Borrower hereby covenants that such Borrower will continue to keep informed of Borrower’s financial condition and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

(g)               The provisions of this Section 2.23 are made for the benefit of Administrative Agent, each Lender, and their respective successors and assigns, and may be enforced by it or them from time to time against any or all Borrowers as often as occasion therefor may arise and without requirement on the part of Administrative Agent, any Lender, or any of their successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any Borrower or to exhaust any remedies available to it or them against any Borrower or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.23 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by Administrative Agent or any Lender upon the insolvency, bankruptcy or reorganization of any Borrower, or otherwise, the provisions of this Section 2.23 will forthwith be reinstated in effect, as though such payment had not been made.

(h)               Each Borrower hereby agrees that it will not enforce any of its rights that arise from the existence, payment, performance or enforcement of the provisions of this Section 2.23, including rights of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of Administrative Agent or any Lender against any Borrower, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from any Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to Administrative Agent or any Lender hereunder are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations and, in the event of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding under the laws of any jurisdiction relating to any Borrower, its debts or its assets, whether voluntary or involuntary, all such Obligations shall be paid in full in cash before any payment or distribution of any character, whether in cash, securities or other property, shall be made to any other Borrower therefor. If any amount shall be paid to any Borrower in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of Administrative Agent and the Lenders, and shall forthwith be paid to Administrative Agent to be credited and applied to the Obligations and all other amounts payable under this Agreement, whether matured or unmatured, in accordance with the terms of this Agreement, or to be held as Collateral for any Obligations or other amounts payable under this Agreement thereafter arising.  Notwithstanding anything to the contrary contained in this Agreement, no Borrower may exercise any rights of subrogation, contribution, indemnity, reimbursement or other similar rights against, and may not proceed or seek recourse against or with respect to any property or asset of, any other Borrower (the “Foreclosed Borrower”), including after payment in full of the Obligations, if all or any portion of the Obligations have been satisfied in connection with an exercise of remedies in respect of the Capital Stock of such Foreclosed Borrower whether pursuant to this Agreement or otherwise.

(i)                 Each Borrower hereby acknowledges and affirms that it understands that to the extent the Obligations are secured by Real Property (as such term is defined in the Security Agreement) located in California, Borrower shall be liable for the full amount of the liability hereunder notwithstanding the foreclosure on such Real Property by trustee sale or any other reason impairing such Borrower’s right to proceed against any other Loan Party.  In accordance with Section 2856 of the California Civil Code or any similar laws of any other applicable jurisdiction, each Borrower hereby waives until such time as the Obligations have been paid in full:

(i)                        all rights of subrogation, reimbursement, indemnification, and contribution and any other rights and defenses that are or may become available to Borrower by reason of Sections 2787 to 2855, inclusive, 2899, and 3433 of the California Civil Code or any similar laws of any other applicable jurisdiction;

(ii)                        all rights and defenses that Borrower may have because the Obligations are secured by Real Property (as such term is defined in the Security Agreement) located in California, meaning, among other things, that: (A) Administrative Agent and the Lenders may collect from Borrower without first foreclosing on any real or personal property collateral pledged by any Loan Party, and (B) if Administrative Agent, on behalf of the Lenders, forecloses on any Real Property (as such term is defined in the Security Agreement) pledged by any Loan Party, (1) the amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price, and (2) Administrative Agent and the Lenders may collect from the Loan Parties even if, by foreclosing on the Real Property (as such term is defined in the Security Agreement), Administrative Agent or the Lenders have destroyed or impaired any right Borrower may have to collect from any other Loan Party, it being understood that this is an unconditional and irrevocable waiver of any rights and defenses Borrower may have because the Obligations are secured by Real Property (including any rights or defenses based upon Sections 580a, 580d, or 726 of the California Code of Civil Procedure or any similar laws of any other applicable jurisdiction); and

(iii)                        all rights and defenses arising out of an election of remedies by Administrative Agent and the Lenders, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for the Obligations, has destroyed Borrower’s rights of subrogation and reimbursement against any other Loan Party by the operation of Section 580d of the California Code of Civil Procedure or any similar laws of any other applicable jurisdiction or otherwise.

Section 2.24       Lead Borrower. Each Borrower hereby irrevocably appoints Lead Borrower as the borrowing agent and attorney-in-fact for each Borrower, which appointment shall remain in full force and effect unless and until Administrative Agent shall have received prior written notice signed by each Borrower that such appointment has been revoked and that another Borrower has been appointed Lead Borrower. Each Borrower hereby irrevocably appoints and authorizes Lead Borrower (a) to provide Administrative Agent with all notices with respect to Term Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (b) to take such action as Lead Borrower deems appropriate on its behalf to carry out the purposes of this Agreement. It is understood that the handling of the Term Loans and the Collateral of Loan Parties in a combined fashion, as more fully set forth herein, is done solely as an accommodation to Borrower in order to utilize the collective borrowing powers of Borrower in the most efficient and economical manner and at their request, and that Administrative Agent shall not incur any liability to any Borrower as a result hereof. Each Borrower expects to derive benefit, directly or indirectly, from the handling of Term Loans and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce Administrative Agent to do so, and in consideration thereof, each Borrower hereby jointly and severally agrees to indemnify Administrative Agent and hold it harmless against any and all liability, expense, loss or claim of damage or injury, made against Administrative Agent by any Borrower or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Collateral of Loan Parties as herein provided, (b) Administrative Agent relying on any instructions of Lead Borrower, or (c) any other action taken by Administrative Agent hereunder or under the other Loan Documents, except that Borrower will have no liability under this Section 2.24 with respect to any liability that has been finally determined by a court of competent jurisdiction if such liability resulted solely from the gross negligence or willful misconduct of Administrative Agent.

ARTICLE III

CONDITIONS PRECEDENT

Section 3.01        Closing Date. The obligation of each Lender to make a Credit Extension on the Closing Date is subject to the satisfaction, or waiver in accordance with Section 10.05, of the following conditions on or before the Closing Date:

(a)               Loan Documents. Administrative Agent shall have received copies of each Loan Document executed by each applicable Loan Party.

(b)               Organizational Documents; Incumbency. Administrative Agent shall have received (i)  copies of each Organizational Document executed by each Loan Party, as applicable, and, to the extent applicable, certified as of a recent date by the appropriate governmental official, each dated the Closing Date or a recent date prior thereto, (ii) signature and incumbency certificates of the officers of such Person executing the Loan Documents to which it is a party, (iii) resolutions of the Board or similar governing body of each Loan Party approving and authorizing the execution, delivery, and performance of this Agreement and the other Loan Documents to which it is a party or by which it or its assets may be bound as of the Closing Date, certified as of the Closing Date by its secretary or an assistant secretary or other similar responsible officer as being in full force and effect without modification or amendment, (iv) a good standing certificate from the applicable Governmental Authority of each Loan Party’s jurisdiction of incorporation, organization, or formation dated a recent date prior to the Closing Date and (v) such other documents as Administrative Agent my reasonably request.

(c)               Consummation of Transactions Contemplated by the Transaction Documents.

(i)                        Each of the Closing Date Merger and the other transactions contemplated by the Transaction Documents shall have been consummated in all material respects in accordance with the terms of the Closing Date Merger Agreement.

(ii)                        Administrative Agent shall have received a fully executed or conformed copy of each material Transaction Document and any material documents executed in connection therewith, and each Transaction Document shall be in full force and effect.

(d)               Existing Indebtedness. On the Closing Date, Parent and its Subsidiaries shall have (i) repaid in full all Existing Indebtedness, (ii) terminated any commitments to lend or make other extensions of credit thereunder, (iii) delivered to Administrative Agent (or filed directly) all documents or instruments necessary to release all Liens securing Existing Indebtedness or other obligations of Parent and its Subsidiaries thereunder being repaid on the Closing Date, and (iv) made arrangements satisfactory to Administrative Agent with respect to the cancellation of any letters of credit outstanding thereunder or the provision of cash collateral to support the obligations of Parent and its Subsidiaries with respect thereto.

(e)               Sources and Uses. On or prior to the Closing Date, Borrower shall have delivered to Administrative Agent Borrower’s reasonable best estimate of all sources and uses of Cash and other proceeds on the Closing Date.

(f)                Governmental Authorizations and Consents. Each Loan Party shall have obtained all Governmental Authorizations and all consents of other Persons necessary in connection with the consummation transactions contemplated by the Loan Documents and the Transaction Documents except where the failure to obtain such consent could not reasonably be expected to have a Material Adverse Effect, and each of the foregoing shall be in full force and effect and in form and substance satisfactory to Administrative Agent.

(g)               Personal Property Collateral. In order to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid, perfected First Priority security interest in personal property Collateral, Collateral Agent shall have received:

(i)                        evidence satisfactory to Collateral Agent of the compliance by each Loan Party of its obligations under the Security Agreement and the other Collateral Documents (including, without limitation, its obligations to authorize or execute, as the case may be, and deliver UCC financing statements, originals of securities, instruments and chattel paper, and any agreements governing deposit and/or securities accounts as provided therein and a duly executed authorization to pre-file UCC-1 financing statements), together with (A) appropriate financing statements on Form UCC-1 duly filed in such office or offices as may be necessary or, in the opinion of Collateral Agent, desirable to perfect the security interests purported to be created by each Security Agreement, and (B) evidence satisfactory to Collateral Agent of the filing of such UCC-1 financing statements,

(ii)                        original certificates (if any) with respect to all of the Capital Stock issued by any of the Loan Parties, together with undated powers executed in blank with respect thereto (provided, that any such certificates issued by the Lead Borrower and its Subsidiaries required to be delivered shall be delivered on the Closing Date to the extent timely received from the Lead Borrower and its Subsidiaries after using commercially reasonable efforts to obtain them), and

(iii)                        A completed Perfection Certificate dated the Closing Date and executed by an Authorized Officer of each Loan Party, together with all attachments contemplated thereby.

(h)               Financial Statements; Projections. Lenders shall have received from Parent (i) Historical Financial Statements, (ii) pro forma consolidated balance sheets of the Lead Borrower and its Subsidiaries as at the Closing Date, and reflecting the consummation of the Transactions contemplated to occur on or prior to the Closing Date, which pro forma financial statements shall be in form and substance satisfactory to Administrative Agent, and (iii) the Projections.

(i)                 Evidence of Insurance. Collateral Agent shall have received a certificate from Borrower’s insurance broker or other evidence reasonably satisfactory to it that all insurance required to be maintained pursuant to Section 5.05 is in full force and effect, together with endorsements naming Collateral Agent, for the benefit of Secured Parties, as additional insured and loss payee thereunder to the extent required under Section 5.05, in each case, in form and substance satisfactory to Collateral Agent.

(j)                 Opinions of Counsel to Loan Parties. Lenders and their respective counsel shall have received executed copies of the favorable written opinions of counsel for Loan Parties, and as to such other matters as Administrative Agent may reasonably request, dated as of the Closing Date and otherwise in form and substance satisfactory to Administrative Agent (and each Loan Party hereby instructs such counsel to deliver such opinions to Agents and Lenders).

(k)               Fees. Borrower shall have paid to each Agent the fees payable on the Closing Date referred to in each Fee Letter.

(l)                 Solvency Certificate. On the Closing Date, Administrative Agent shall have received a solvency certificate of the chief operating officer or chief financial officer of Parent substantially in the form of Exhibit F-2, dated as of the Closing Date and addressed to the Agents and Lenders.

(m)             Closing Date Certificate. Parent and Borrower shall have delivered to the Agents an executed Closing Date Certificate, together with all attachments thereto.

(n)               No Litigation. There shall not exist any action, suit, investigation, litigation, or proceeding or other legal or regulatory developments, pending or threatened in writing in any court or before any arbitrator or Governmental Authority that, in the reasonable discretion of the Required Lenders, singly or in the aggregate, materially impairs the Transactions, or that could have a Material Adverse Effect.

(o)               Maximum Leverage Ratio. The pro forma balance sheet delivered pursuant to clause (h) of this Section 3.01 shall demonstrate in form and substance satisfactory to Administrative Agent that on the Closing Date and immediately after giving effect to any Credit Extensions to be made on the Closing Date, including the payment of all Transaction Costs required to be paid in Cash on the date hereof, the Leverage Ratio as of the Closing Date (calculated using pro forma Consolidated EBITDA for the 12-month period ending March 31, 2019) shall not be greater than 6.00:1.00.

(p)               Minimum Retail Locations. The Administrative Agent shall have received satisfactory evidence that Borrower collectively (i) own and operate at least 35 retail locations and (ii) franchise at least 259 additional retail locations.

(q)               No Material Adverse Effect. Since December 31, 2018, no event, circumstance, or change shall have occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

(r)                Completion of Proceedings. All partnership, corporate, and other proceedings taken or to be taken in connection with the transactions contemplated hereby and all documents incidental thereto not previously found acceptable by Administrative Agent and its counsel shall be satisfactory in form and substance to Administrative Agent and such counsel, and Administrative Agent and such counsel shall have received all such counterpart originals or certified copies of such documents as Administrative Agent may reasonably request.

(s)                Bank Regulations. Collateral Agent shall have received all documentation and other information reasonably requested that is required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act, and all such documentation and other information shall be in form and substance satisfactory to Collateral Agent.

Each Lender, by delivering its signature page to this Agreement and funding a Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, Required Lenders, or Lenders, as applicable, on the Closing Date.

Section 3.02        Conditions to Each Credit Extension.

(a)               Conditions Precedent. The obligation of each Lender to make any Loan on any Credit Date, including the Closing Date, is subject to the satisfaction, or waiver in accordance with Section 10.05, of the following conditions precedent:

(i)                        Administrative Agent shall have received a fully executed and delivered Funding Notice (which on the Closing Date shall be satisfied by the execution and delivery of the Flow of Funds Agreement),

(ii)                        as of the Closing Date and each Credit Date, with respect to Parent and its Subsidiaries, the representations and warranties contained herein and in each other Loan Document, certificate, or other writing delivered to Administrative Agent or any Lender pursuant hereto or thereto on or prior to the Closing Date shall be true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) on and as of such earlier date,

(iii)                        the Loan Parties shall have paid all fees, costs, and expenses then payable by the Loan Parties pursuant to this Agreement and the other Loan Documents, including, without limitation, the Fee Letters, Section 2.10, and Section 10.02 hereof, and

(iv)                        as of such Credit Date, no event shall have occurred and be continuing or would result from the consummation of the applicable Credit Extension that would constitute an Event of Default or a Default.

Any Agent or Required Lenders shall be entitled, but not obligated to, request and receive, prior to the making of any Credit Extension, additional information reasonably satisfactory to the requesting party confirming the satisfaction of any of the foregoing if, in the good faith judgment of such Agent or Required Lender, such request is warranted under the circumstances.

(b)               Notices. Any Notice shall be executed by an Authorized Officer of Borrower in a writing delivered to Administrative Agent.

Section 3.03       Conditions to the Credit Extension of the First Amendment Term Loan. The obligation of each Lender to make any Loan on the First Amendment Closing Date, is subject to the satisfaction, or waiver in accordance with Section 10.05, of each of the conditions precedent set forth in Section 4 of the First Amendment.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

In order to induce Agents and Lenders to enter into this Agreement and to make each Credit Extension to be made thereby, each Loan Party represents and warrants to each Agent and Lenders, on the Closing Date and on each Credit Date, that the following statements are true and correct:

Section 4.01        Organization; Requisite Power and Authority; Qualification. Each of Parent, the Lead Borrower and its Subsidiaries (a) is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization as identified in Schedule 4.1, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby and, in the case of Borrower, to make the borrowings hereunder, and (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except, in the case of this clause (c), in jurisdictions where the failure to be so qualified or in good standing could not be reasonably expected to have a Material Adverse Effect.

Section 4.02        Capital Stock and Ownership. The Capital Stock of each of Parent, the Lead Borrower and its Subsidiaries has been duly authorized and validly issued and is fully paid and non-assessable. Except as set forth on Schedule 4.2, as of the date hereof, there is no existing option, warrant, call, right, commitment, or other agreement to which Parent or any of its

Subsidiaries is a party requiring, and there is no membership interest or other Capital Stock of Parent or any of its Subsidiaries outstanding which upon conversion or exchange would require, the issuance by Parent or any of its Subsidiaries of any additional membership interests or other Capital Stock of Parent or any of its Subsidiaries or other Securities convertible into, exchangeable for, or evidencing the right to subscribe for or purchase a membership interest or other Capital Stock of Parent or any of its Subsidiaries. Schedule 4.2 correctly sets forth the ownership interest of Parent and each of its Subsidiaries in their respective Subsidiaries as of the Closing Date after giving effect to the Transactions.

Section 4.03        Due Authorization. The execution, delivery, and performance of the Loan Documents have been duly authorized by all necessary action on the part of each Loan Party that is a party thereto.

Section 4.04        No Conflict. The execution, delivery, and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not (a) violate any provision of any law or any governmental rule, or regulation applicable to Parent or any of its Subsidiaries, or any order, judgment, or decree of any court or other agency of government binding on Parent or any of its Subsidiaries, (b) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of Parent or any of its Subsidiaries, (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of Parent or any of its Subsidiaries (other than any Liens created under any of the Loan Documents in favor of Collateral Agent, on behalf of Secured Parties), (d) result in any default, non-compliance, suspension, revocation, impairment, forfeiture, or non-renewal of any permit, license, authorization, or approval applicable to its operations or any of its properties, (e) require any approval of stockholders, members, or partners or any approval or consent of any Person under any Contractual Obligation of Parent or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to Lenders, or (f) violate any provision of any of the Organizational Documents of Parent or any of its Subsidiaries, except, in the case of the preceding clauses (a), (b), (d) and (e), for any violation, conflict, breach, default, creation, imposition, non-compliance, suspension, revocation, impairment, forfeiture, non-renewal, or requirement, in each case, that could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

Section 4.05        Governmental Consents. As of the Closing Date, except to the extent the failure to obtain or make the same could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the execution, delivery, and performance by Loan Parties of the Loan Documents to which they are parties and the consummation of the transactions contemplated by the Loan Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority except for filings and recordings (i) with respect to the Collateral to be made or otherwise delivered to Collateral Agent for filing and/or recordation or (ii) that have already been made or obtained.

Section 4.06        Binding Obligation. Each Loan Document has been duly executed and delivered by each Loan Party that is a party thereto and is the legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability.

Section 4.07        Historical Financial Statements. The Historical Financial Statements were prepared in conformity with GAAP and fairly present, in all material respects, the financial position, on a consolidated basis, of the Persons described in such financial statements as at the respective dates thereof and the results of operations and cash flows, on a consolidated basis, of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. As of the Closing Date, neither the Lead Borrower nor any of its Subsidiaries has any unusual forward or long term commitment that is not reflected in the Historical Financial Statements or the notes thereto and which in any such case is material in relation to the business, operations, properties, assets, or condition (financial or otherwise) of Parent, the Lead Borrower and its Subsidiaries taken as a whole.

Section 4.08        Projections. On and as of the Closing Date, the projections of the Lead Borrower and its Subsidiaries for the period of Fiscal Year 2020 through and including Fiscal Year 2024, including quarterly projections for each quarter not yet completed during the Fiscal Year in which the Closing Date takes place (the “Projections”), are based on good faith estimates and assumptions made by the management of Parent; provided, that the Projections are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from such Projections and that the differences may be material; provided further, that as of the Closing Date, management of Parent believed that the Projections were reasonable and attainable. Such Projections, as so updated, shall be believed by Parent at the time furnished to be reasonable, shall have been prepared on a reasonable basis and in good faith by Parent, and shall have been based on assumptions believed by Parent to be reasonable at the time made, and Parent shall not be aware of any facts or information that would lead it to believe that such projections, as so updated, are not attainable in any material respect.

Section 4.09        No Material Adverse Effect. Since December 31, 2018, no event, circumstance, or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect.

Section 4.10        Adverse Proceedings, etc.. There are no Adverse Proceedings, individually or in the aggregate, that (a) relate to any Loan Document or the transactions contemplated hereby or thereby or (b) could reasonably be expected to have a Material Adverse Effect. Neither Parent nor any of its Subsidiaries (y) is in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or (z) is subject to, or in default with respect to, any final judgments, writs, injunctions, decrees, rules, or regulations of any court or any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

Section 4.11        Payment of Taxes. Except as otherwise permitted under Section 5.03, all income and other material tax returns and reports of Parent, the Lead Borrower and its Subsidiaries required to be filed by any of them have been timely filed, and all material taxes shown as due and payable on such tax returns have been paid when due and payable. Parent knows of no proposed tax assessment against Parent or any of its Subsidiaries with respect to a material amount of tax which is not being actively contested by Parent or such Subsidiary in good faith and by appropriate proceedings; provided, that such reserves or other appropriate provisions, if any, as shall be required in conformity with GAAP shall have been made or provided therefor.

Section 4.12        Properties.

(a)               Title. Each of Parent, the Lead Borrower and its Subsidiaries has (i) good, marketable and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) good and valid title to (in the case of all other personal property), all of its respective properties and assets reflected in the most recent financial statements delivered pursuant to Section 5.01 (or, if no such financial statements have been delivered, its Historical Financial Statements), in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under Section 6.09 and except where failure to have such good and legal title or valid leasehold interests could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect. All such properties and assets are in working order and condition, ordinary wear and tear excepted, and except as permitted by this Agreement, all such properties and assets are free and clear of Liens.

(b)               Real Estate. As of the Closing Date, Schedule 4.12 contains a true, accurate, and complete list of all Material Real Estate Assets. Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each lease or sublease to which any Loan Party is a party is in full force and effect, and Parent does not have knowledge of any default that has occurred and is continuing thereunder, and each such agreement constitutes the legally valid and binding obligation of each applicable Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally or by equitable principles. Except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, to the knowledge of each Loan Party, (i) no other party to any such agreement is in default of its obligations thereunder, (ii) no Loan Party (or any other party to any such agreement) has at any time delivered or received any notice of default which remains uncured under any such lease, and (iii) as of the Closing Date, no event has occurred which, with the giving of notice or the passage of time or both, would constitute a default under any such agreement.

Section 4.13        Environmental Matters. ~~Except~~As of the Closing Date, except as set forth on Schedule 4.13, (a) to Borrower’s knowledge, no Loan Party’s nor any of its Subsidiaries’ properties or assets has ever been used by a Loan Party, its Subsidiaries, or by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials, where such disposal, production, storage, handling, treatment, release, or transport was in violation of any applicable Environmental Law, except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, (b) to Borrower’s knowledge, after due inquiry, no Loan Party’s nor any of its Subsidiaries’ properties or assets has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, (c) no Loan Party nor any of its Subsidiaries has received notice that a Lien arising under any Environmental Law has attached to any revenues or to any Real Property owned or operated by a Loan Party or its Subsidiaries, and (d) no Loan Party nor any of its Subsidiaries nor any of their respective facilities or operations is subject to any outstanding written order, consent decree, or settlement agreement with any Person relating to any Environmental Law or Environmental Liability that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

Section 4.14        No Defaults. Neither Parent nor any of its Subsidiaries is in default in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any of its Contractual Obligations, and no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

Section 4.15        Material Contracts. Schedule 4.15 contains a true, correct, and complete list of all the Material Contracts (including without limitation any Franchise Agreements that are Material Contracts) in effect on the Closing Date. All such Material Contracts, together with any additional Material Contracts notified to the Administrative Agent pursuant to Section 5.01(l), are in full force and effect and no material defaults currently exist thereunder (other than as described in Schedule 4.15 or in such updates, or as Borrower has otherwise notified the Administrative Agent).

Section 4.16        Governmental Regulation.

(a)               Neither Parent nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 2005, the Federal Power Act, or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

(b)               Neither Parent nor any of its Subsidiaries is a “registered investment company” or a company “controlled” by a “registered investment company” or a “principal underwriter” of a “registered investment company” as such terms are defined in the Investment Company Act of 1940.

Section 4.17        Margin Stock. Neither Parent nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. No part of the proceeds of the Loans made to such Loan Party will be used to purchase or carry any such Margin Stock or to extend credit to others for the purpose of purchasing or carrying any such Margin Stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation T, U, or X of the Board of Governors of the Federal Reserve System.

Section 4.18        Employee Matters. Neither Parent nor any of its Subsidiaries is engaged in any unfair labor practice that could reasonably be expected to have a Material Adverse Effect. There is (a) no unfair labor practice complaint pending against Parent or any of its Subsidiaries, or to the best knowledge of Parent and Borrower, threatened against any of them before the National Labor Relations Board and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement that is so pending against Parent or any of its Subsidiaries or to the best knowledge of Parent and Borrower, threatened against any of them, (b) no strike or work stoppage or other labor disputes in existence or threatened involving Parent or any of its Subsidiaries, and (c) to the best knowledge of Borrower, no union representation question existing with respect to the employees of Parent or any of its Subsidiaries and, to the best knowledge of Parent and Borrower, no union organization activity that is taking place, except (with respect to any matter specified in clause (a), (b), or (c) above, either individually or in the aggregate) such as is not reasonably likely to have a Material Adverse Effect

Section 4.19        Employee Benefit Plans. Parent, each of its Subsidiaries, and each of their respective ERISA Affiliates are in compliance with all applicable provisions and requirements of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan and have performed all their obligations under each Employee Benefit Plan except, in each case, where failure to do so, individually or in the aggregate, could not be reasonably expected to have a Material Adverse Effect. Each Employee Benefit Plan which is intended to qualify under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service indicating that such Employee Benefit Plan is so qualified, and nothing has occurred subsequent to the issuance of such determination letter which would cause such Employee Benefit Plan to lose its qualified status. No liability to the PBGC (other than required premium payments), the Internal Revenue Service, any Employee Benefit Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by Parent, any of its Subsidiaries, or any of their ERISA Affiliates, except, in each case, for a liability or liabilities that could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect. No ERISA Event has occurred or is reasonably expected to occur. Except to the extent required under Section 4980B of the Internal Revenue Code or similar state laws, no Employee Benefit Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of Parent, any of its Subsidiaries, or any of their respective ERISA Affiliates. The present value of the aggregate benefit liabilities under each Pension Plan sponsored, maintained, or contributed to by Parent, any of its Subsidiaries, or any of their ERISA Affiliates (determined as of the end of the most recent plan year on the basis of the actuarial assumptions specified for funding purposes in the most recent actuarial valuation for such Pension Plan), did not exceed the aggregate current value of the assets of such Pension Plan. As of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, the potential liability of Parent, its Subsidiaries, and their respective ERISA Affiliates for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA is zero. Parent, each of its Subsidiaries, and each of their ERISA Affiliates have complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and are not in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan.

Section 4.20        Certain Fees. No broker’s or finder’s fee or commission will be payable with respect hereto or any of the transactions contemplated hereby.

Section 4.21        Solvency. The Loan Parties on a consolidated basis are and, upon the incurrence of any Credit Extension by Borrower on any date on which this representation and warranty is made will be, Solvent.

Section 4.22        Closing Date Merger Agreement

(a)               Delivery. As of the Closing Date, Parent and Borrower have delivered to Administrative Agent complete and correct copies of (i) the Closing Date Merger Agreement and of all exhibits and schedules thereto as of the Closing Date and (ii) copies of any material amendment, restatement, supplement, or other modification to or waiver of the Closing Date Merger Agreement as in effect on or prior to the Closing Date.

(b)               Representations and Warranties. As of the Closing Date, except to the extent otherwise expressly set forth herein or in the schedules hereto, and subject to the qualifications set forth therein, each of the representations and warranties given by any Loan Party in the Closing Date Merger Agreement is true and correct in all material respects (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) as of the Closing Date (or as of any earlier date to which such representation and warranty specifically relates).

(c)               Governmental Approvals. As of the Closing Date, all Governmental Authorizations and all other authorizations, approvals, and consents of any other Person required to consummate the Closing Date Merger have been obtained and are in full force and effect.

(d)               Conditions Precedent. As of the Closing Date, (i) all of the conditions to effecting or consummating the Transactions have been (x) duly satisfied or (y) with the consent of the Required Lenders (in each Lender’s sole discretion), waived, and (ii) the Closing Date Merger and any other Transactions contemplated to occur concurrent with or prior to the Closing Date Merger have been consummated in accordance with the Transaction Documents and all applicable laws.

Section 4.23        Compliance with Statutes, etc. Each of Parent, the Lead Borrower and its Subsidiaries is in compliance with (a) its Organizational Documents and (b) all applicable statutes, regulations, and orders of, and all applicable restrictions imposed by, all Governmental Authorities in respect of the conduct of its business and the ownership of its property (including compliance with all applicable Environmental Laws with respect to any Real Estate Asset or governing its business and the requirements of any permits issued under such Environmental Laws with respect to any such Real Estate Asset or the operations of Parent or any of its Subsidiaries), except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 4.24        Intellectual Property. Each of Parent, the Lead Borrower and its Subsidiaries owns, or holds licenses in, all material trademarks, trade names, copyrights, patents, and licenses that are necessary to the conduct of its business as currently conducted (including, without limitation, Material Intellectual Property), and attached hereto as Schedule 4.24 is a true, correct, and complete listing of all registered material trademarks, trade names, copyrights, and patents, and applications therefor, as to which Parent or one of its Subsidiaries is the owner; provided, that Borrower may amend Schedule 4.24 to add additional intellectual property, or to remove intellectual property in the ordinary course, so long as such amendment occurs by written notice to Administrative Agent at the time that Parent provides its Compliance Certificate pursuant to Section 5.01(d).

Section 4.25        Inventory and Equipment. The Inventory and Equipment (other than vehicles or Equipment out for repair and other than Inventory and Equipment with, in the aggregate, a de minimis value) of Parent, the Lead Borrower and its Subsidiaries are not stored with a bailee, warehouseman, or similar party and are located only at, or are in-transit between or to, the locations identified on Schedule 4.25 (as such Schedule may be updated pursuant to Section 5.12)

Section 4.26        [Reserved].

Section 4.27        Insurance. Each of Parent, the Lead Borrower and its Subsidiaries keeps its property adequately insured and maintains (a) insurance to such extent and against such risks, as is customary with companies in the same or similar businesses, (b) workmen’s compensation insurance in the amount required by applicable law, (c) public liability insurance, which shall include product liability insurance, in the amount customary with companies in the same or similar business against claims for personal injury or death on properties owned, occupied, or controlled by it, and (d) such other insurance as may be required by law. Schedule 4.27 sets forth a list of all property and liability insurance maintained by each Loan Party on the Closing Date (or attaches insurance certificates specifying such insurance).

Section 4.28        [Reserved].

Section 4.29        Permits, etc. Each Loan Party has, and is in material compliance with, all permits, licenses, authorizations, approvals, entitlements, and accreditations required for such Person lawfully to own, lease, manage, or operate, or to acquire, each business currently owned, leased, managed, or operated, or to be acquired, by such Person, which, if not obtained, could reasonably be expected to have a Material Adverse Effect. No condition exists or event has occurred which, in itself or with the giving of notice or lapse of time or both, would result in the suspension, revocation, impairment, forfeiture, or non-renewal of any such permit, license, authorization, approval, entitlement, or accreditation, and there is no claim that any thereof is not in full force and effect, except, to the extent any such condition, event, or claim could not be reasonably expected to have a Material Adverse Effect.

Section 4.30        Bank Accounts and Securities Accounts. Schedule 4.30 sets forth a complete and accurate list as of the Closing Date of all deposit, checking, and other bank accounts, all securities and other accounts maintained with any broker dealer, and all other similar accounts maintained by each Loan Party, together with a description thereof (i.e., the bank or broker dealer at which such deposit or other account is maintained and the account number and the purpose thereof).

Section 4.31        Security Interests. The Security Agreement creates in favor of Collateral Agent, for the benefit of Secured Parties, a legal, valid, and enforceable security interest in the Collateral secured thereby. Upon the filing of the UCC-1 financing statements described in Section 3.01(g), and the recording of any applicable intellectual property security agreements as referred to in the Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, if and as applicable, such security interests in and Liens on the Collateral granted thereby (with respect to the types of Collateral that can be perfected by the filing of a financing statement or recordation of an intellectual property security agreement) shall be perfected, First Priority security interests, and no further recordings or filings are or will be required in connection with the creation, perfection, or enforcement of such security interests and Liens, other than (a) the filing of continuation statements in accordance with applicable law, (b) the recording of intellectual property security agreements pursuant to the Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office, as applicable, with respect to after-acquired U.S. patent and trademark applications and registrations and U.S. copyrights; provided, that notwithstanding anything herein to the contrary, in no event shall any Loan Party be required to take perfection steps with respect to any foreign intellectual property or any motor vehicle or any other collateral subject to a certificate of title or ownership.

Section 4.32        PATRIOT ACT. To the extent applicable, each Loan Party is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001, as amended) (the “PATRIOT Act”).

Section 4.33        OFAC/Sanctions. No Loan Party nor any of its Subsidiaries is in violation of any applicable Sanctions. No Loan Party nor any of its Subsidiaries nor any director, officer, employee, agent, or Affiliate of such Loan Party or such Subsidiary (a) is a Sanctioned Person or a Sanctioned Entity, (b) has any assets located in Sanctioned Entities, or (c) derives revenues from investments in, or transactions with, Sanctioned Persons or Sanctioned Entities. Each of the Loan Parties and its Subsidiaries, and each director, officer, employee, agent, and Affiliate of each such Loan Party and each such Subsidiary, is in compliance with the Anti-corruption Laws in all material respects. No proceeds of any Loan made hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity, or otherwise be used in any manner that would result in a violation of any applicable sanction by any Person (including any Lender or other individual or entity participating in any transaction).

Section 4.34        Disclosure. No representation or warranty of any Loan Party contained in any Loan Document or in any other documents, certificates, or written statements furnished to Lenders by or on behalf of Parent or any of its Subsidiaries for use in connection with the transactions contemplated hereby, when taken as a whole, contains any untrue statement of a material fact or omits to state a material fact (known to Parent or Borrower, in the case of any document not furnished by either of them) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Parent or Borrower to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and such difference may be material. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Parent or Borrower (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates, and statements furnished to Lenders for use in connection with the transactions contemplated hereby.

Section 4.35        Indebtedness. Other than the Indebtedness listed on Schedule 6.1 and Indebtedness otherwise permitted by Section 6.01, no Loan Party or Subsidiary of a Loan Party has any Indebtedness outstanding immediately prior to the Closing Date that is to remain outstanding immediately after giving effect to the closing hereunder on the Closing Date, and such Schedule accurately sets forth the aggregate principal amount of such Indebtedness as of the Closing Date.

Section 4.36        Use of Proceeds. The proceeds of the Term Loans made on the Closing Date shall be applied by Borrower as set forth in Section 2.05 hereof.

ARTICLE V

AFFIRMATIVE COVENANTS

Each Loan Party covenants and agrees that so long as any Commitment is in effect and until payment in full of all Obligations, each Loan Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Article V.

Section 5.01        Financial Statements and Other Reports. Unless otherwise provided below, Borrower will deliver to Administrative Agent:

(a)               Monthly Reports. As soon as available, and in any event within 45 days after the end of each month (excluding the last month of each Fiscal Quarter), (i) consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such month and the related consolidated statements of income, consolidated statements of stockholders’ equity, and consolidated statements of cash flows of Parent, the Lead Borrower and its Subsidiaries for such month and for the period from the beginning of the then current Fiscal Year to the end of such month, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, together with a schedule of reconciliations for any reclassifications with respect to prior months or periods (and, in connection therewith, copies of any restated financial statements for any impacted month or period), (ii) a Financial Officer Certification with respect the foregoing, (iii) the information described on Schedule 5.1 hereto, in form and substance reasonably acceptable to Administrative Agent, and (iv) a Narrative Report with respect the foregoing,

(b)               Quarterly Financial Statements. As soon as available, and in any event within 45 days after the end of each Fiscal Quarter of each Fiscal Year (including the fourth Fiscal Quarter), (i) consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such Fiscal Quarter and the related consolidated statements of income, stockholders’ equity, and cash flows of the Lead Borrower and its Subsidiaries for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year and the corresponding figures from the Financial Plan for the current Fiscal Year, all in reasonable detail, (ii) a Financial Officer Certification with respect to the foregoing, (iii) the information described on Schedule 5.1 hereto, in form and substance reasonably acceptable to Administrative Agent, and (iv) a Narrative Report with respect the foregoing,

(c)               Annual Financial Statements. As soon as available, and in any event within 120 days after the end of each Fiscal Year commencing with Fiscal Year 2020, (i) the consolidated balance sheet of the Lead Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income, stockholders’ equity, and cash flows of the Lead Borrower and its Subsidiaries for such Fiscal Year, prepared in conformity with GAAP, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year and the corresponding figures from the Financial Plan for the Fiscal Year covered by such financial statements, in reasonable detail, together with a Financial Officer Certification and a Narrative Report with respect thereto and (ii) with respect to such consolidated financial statements a report thereon of Rivero, Gordimer & Company, P.A. or other independent certified public accountants of recognized national standing selected by Parent, and reasonably satisfactory to Administrative Agent (which report shall be unqualified as to going concern and contain no material qualifications as to scope of audit other than solely with respect to, or resulting solely from (x) an upcoming maturity date of the Term Loans occurring within one year from the time such opinion is delivered or (y) any potential inability to satisfy any covenant described in Section 6.08 on a future date or in a future period, and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Lead Borrower and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards); provided that the independent certified public accountants delivering such report for Fiscal Year 2020 may be of recognized regional standing selected by Parent, and reasonably satisfactory to Administrative Agent,

(d)               Compliance Certificate. Together with each delivery of financial statements of the Lead Borrower and its Subsidiaries pursuant to Section 5.01(b) or Section 5.01(c), a duly executed and completed Compliance Certificate,

(e)               Statements of Reconciliation after Change in Accounting Principles. If, as a result of any change in accounting principles and policies from those used in the preparation of the Historical Financial Statements, the consolidated financial statements of the Lead Borrower and its Subsidiaries delivered pursuant to Section 5.01(a), Section 5.01(b), or Section 5.01(c) will differ in any material respect from the consolidated financial statements that would have been delivered pursuant to such subdivisions had no such change in accounting principles and policies been made, then, together with the first delivery of such financial statements after such change, one or more statements of reconciliation for all such prior financial statements in form and substance reasonably satisfactory to Administrative Agent,

(f)                Notice of Default. Promptly (but in any event within three (3) Business Days) upon any officer of Parent or Borrower obtaining knowledge (i) of any condition or event that constitutes a Default or an Event of Default or that notice (from a Person other than the Administrative Agent) has been given to Parent or Borrower with respect thereto, (ii) that any Person has given any notice to Parent or any of its Subsidiaries or taken any other action with respect to any event or condition set forth in Section 8.01(b), or (iii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, a certificate of an Authorized Officer specifying the nature and period of existence of such condition, event, or change, or specifying the notice given and action taken by any such Person (if applicable) and the nature of such claimed Event of Default, Default, default, event or condition, and what action Borrower has taken, is taking, and proposes to take with respect thereto, together with copies of any such notice or other document received by Parent or any of its Subsidiaries related thereto,

(g)               Notice of Litigation. Promptly (but in any event within three (3) Business Days) upon any senior officer of Parent or Borrower obtaining knowledge of (i) the institution of, or non-frivolous threat (in writing) of, any Adverse Proceeding not previously disclosed in writing by Borrower to Lenders, or (ii) any material development in any Adverse Proceeding that, in the case of either clause (i) or (ii) if adversely determined, could be reasonably expected to have a Material Adverse Effect, or seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby, written notice thereof together with such other information as may be reasonably available to Parent or Borrower to enable Lenders and their counsel to evaluate such matters,

(h)               ERISA. (i) Promptly (but in any event within three (3) Business Days) upon becoming aware of the occurrence of or forthcoming occurrence of any ERISA Event, a written notice specifying the nature thereof, what action Parent, any of its Subsidiaries, or any of their respective ERISA Affiliates has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened, in writing, by the Internal Revenue Service, the Department of Labor, or the PBGC with respect thereto, and (ii) with reasonable promptness, copies of (A) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by Parent, any of its Subsidiaries, or any of their respective ERISA Affiliates with the Internal Revenue Service with respect to each Pension Plan, (B) all notices received by Parent, any of its Subsidiaries, or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning an ERISA Event, and (C) copies of such other documents or governmental reports or filings relating to any Employee Benefit Plan as Administrative Agent shall reasonably request,

(i)                 Financial Plan. As soon as practicable and in any event no later than thirty days prior to the beginning of each Fiscal Year, a consolidated plan and financial forecast for such Fiscal Year and each Fiscal Year (or portion thereof) through the final maturity date of the Loans (a “Financial Plan”), including (i) a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of the Lead Borrower and its Subsidiaries for each such Fiscal Year, (ii) forecasted consolidated statements of income and cash flows of the Lead Borrower and its Subsidiaries for each month of each such Fiscal Year, (iii) forecasted calculations of the ratios described in Section 6.08 for such Fiscal Year, (iv) forecasted calculations of liquidity for such Fiscal Year, together, in each case, with an explanation of the assumptions on which such forecasts are based all in form and substance reasonably satisfactory to Administrative Agent, and (v) a forecast of Consolidated Fixed Chagres, both in the aggregate and of each component item thereof,

(j)                 Insurance Report. Upon request of the Administrative Agent or any Lender, a report in form and substance reasonably satisfactory to Administrative Agent outlining all material insurance coverage maintained as of the date of such report by Parent, the Lead Borrower and its Subsidiaries,

(k)               [Reserved].

(l)                 Notice Regarding Material Contracts. (i) Promptly (but in any event within ten (10) Business Days) after any Material Contract (including without limitation any Franchise Agreement that is a Material Contract) of Parent or any of its Subsidiaries is terminated prior to its stated terms as a result of a default by Parent or any of its Subsidiaries or amended in a manner that is materially adverse to Parent or such Subsidiary, as the case may be, or (ii) concurrently with the delivery of the financial statements delivered pursuant to Section 5.01(b), any new Material Contract (including without limitation any Franchise Agreement that is a Material Contract) is entered into, in each case, a written statement describing such event, with copies of such material amendments or new contracts delivered to Administrative Agent,

(m)             Environmental Reports and Audits. Within ten (10) days following the receipt thereof, copies of all environmental audits and reports with respect to any environmental matter which have resulted in or are reasonably likely to result in an Environmental Claim asserted against any Loan Party or in any Environmental Liabilities of any Loan Party which, in either case, could reasonably be expected to result in a Material Adverse Effect,

(n)               Information Regarding Collateral. Borrower will furnish to Collateral Agent prior written notice of any change (i) in any Loan Party’s corporate name, (ii) in any Loan Party’s identity or corporate structure, or (iii) in any Loan Party’s Federal Taxpayer Identification Number. Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the UCC or otherwise that are required in order for Collateral Agent to continue at all times following such change to have a valid, legal, and perfected security interest in all the Collateral as contemplated by the Collateral Documents. Borrower also agrees promptly to notify Collateral Agent if any material portion of the Collateral is damaged or destroyed,

(o)               Annual Collateral Verification. Each year, at the time of delivery of annual financial statements with respect to the preceding Fiscal Year pursuant to Section 5.01(c), Borrower shall deliver to Collateral Agent an officer’s certificate either confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Closing Date or the date of the most recent certificate delivered pursuant to this Section 5.01 and/or identifying such changes,

(p)               Tax Returns. As soon as practicable and in any event within fifteen (15) days following the filing thereof, copies of each United States federal income tax return filed by or on behalf of any Loan Party, and

(q)               Other Information. (i) Promptly upon their becoming available, copies of (A) all financial statements, reports, notices, and proxy statements sent or made available generally by Parent to its security holders acting in such capacity or by any Subsidiary of Parent to its security holders other than Parent or another Subsidiary of Parent, and (B) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Parent or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority, (ii) promptly after submission to any Governmental Authority, solely to the extent not legally prohibited from disclosing such information, all documents and information furnished to such Governmental Authority in connection with any investigation of any Loan Party (other than a routine inquiry), (iii) promptly upon receipt thereof, copies of all financial reports (including, without limitation, management letters) submitted to any Loan Party by its auditors in connection with any annual interim audit of the books thereof, (iv) prompt notice of the acquisition by any Loan Party or any of their respective Subsidiaries of any Margin Stock, together with a completed and executed Form U-1, together with such other information reasonably requested by Administrative Agent to enable any Lender to comply with any of the requirements under Regulations T, U, and X, and (v) such other information and data with respect to Borrower or any of its Subsidiaries as from time to time may be reasonably requested by any Agent.

Section 5.02        Existence. Except as otherwise permitted under Section 6.09, each Loan Party will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence, and all rights, Governmental Authorizations, qualifications, franchises, licenses, and permits material to its business and to the conduct of its business in each material jurisdiction in which its business is conducted; provided, that no Loan Party or any of its Subsidiaries shall be required to preserve any such existence, rights, Governmental Authorizations, qualifications, franchise, licenses, and permits if such Person’s Board (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to Lenders.

Section 5.03        Payment of Taxes and Claims. Each Loan Party will, and will cause each of its Subsidiaries to, timely file all income tax returns and all other material tax returns required to be filed by Parent or any of its Subsidiaries and timely pay all income Taxes and all other material Taxes imposed upon it or any of its properties or assets, or in respect of any of its income or businesses; provided, that no such Tax need be paid if it is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted, so long as (a) adequate reserve or other appropriate provision, as shall be required in conformity with GAAP, shall have been made therefor and (b) in the case of a Tax which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay imposition of any penalty, fine, or Lien resulting from the non-payment thereof. No Loan Party will, nor will it permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than Liberty or any of its Subsidiaries).

Section 5.04        Maintenance of Properties. Each Loan Party will, and will cause each of its Subsidiaries to, except as could not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (a) maintain or cause to be maintained in reasonably good repair, working order and condition, ordinary wear and tear, casualty and condemnation excepted, all properties used or useful in the business of Parent, the Lead Borrower and its Subsidiaries and from time to time will make or cause to be made all reasonably appropriate repairs, renewals, and replacements thereof and (b) comply at all times with the provisions of all material leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder.

Section 5.05        Insurance.

(a)               The Loan Parties will maintain or cause to be maintained, with financially sound and reputable insurers, (i) business interruption insurance reasonably satisfactory to Administrative Agent, and (ii) casualty insurance, such public liability insurance, third party property damage insurance, or such other insurance with respect to liabilities, losses, or damage in respect of the assets, properties, and businesses of the Loan Parties as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks, and otherwise on such terms and conditions as shall be customary for such Persons. Without limiting the generality of the foregoing, the Loan Parties will maintain or cause to be maintained (A) flood insurance with respect to each Flood Hazard Property that is located in a community that participates in the National Flood Insurance Program, in each case in compliance with any applicable regulations of the Board of Governors of the Federal Reserve System and (B) replacement value casualty insurance on the Collateral under such policies of insurance, with such insurance companies, in such amounts, with such deductibles, and covering such risks as are at all times carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses. Each such policy of insurance shall (1) in the case of each liability insurance policy, name Collateral Agent, on behalf of Lenders, as an additional insured thereunder as its interests may appear, and (2) in the case of each casualty insurance policy covering Collateral, contain a loss payable clause or endorsement, reasonably satisfactory in form and substance to Collateral Agent, that names Collateral Agent, on behalf of Secured Parties, as the loss payee thereunder.

(b)               The Loan Parties will deliver to Administrative Agent copies of certificates of insurance upon request of the Administrative Agent. Each of the insurance policies required to be maintained under this Section 5.05 shall provide for at least thirty (30) days’ prior written notice to Collateral Agent of the cancellation or substantial modification thereof. Receipt of such notice shall entitle Collateral Agent (but Collateral Agent shall not be obligated) to renew any such policies, cause the coverages and amounts thereof to be maintained at levels required pursuant to this Section 5.05, or otherwise to obtain similar insurance in place of such policies, in each case at the expense of the Loan Parties.

Section 5.06        Inspections. Each Loan Party will, and will cause each of its Subsidiaries to, (a) keep adequate books of record and account in which full, true, and correct entries are made of all dealings and transactions in relation to its business and activities and (b) permit any representatives designated by Administrative Agent or any Lender (including employees of Administrative Agent or such Lender or any consultants, auditors, accountants, lawyers, and appraisers retained by Administrative Agent or such Lender) to visit and inspect any of the properties of any Loan Party and any of its respective Subsidiaries (including Phase I Environmental Site Assessments and, based upon the results of the Phase I, Phase II Environmental Site Assessments, as applicable), to conduct audits, valuations, and/or field examinations of any Loan Party and any of its respective Subsidiaries, to inspect, copy, and take extracts from its and their financial and accounting records, and to discuss its and their affairs, finances, and accounts with its and their officers and independent accountants and auditors, all upon reasonable notice and at such reasonable times during normal business hours and as often as may reasonably be requested. The Loan Parties agree to pay (y) the examiner’s reasonable and documented out-of-pocket costs and expenses incurred in connection with all such visits, audits, inspections, valuations, and field examinations, and (z) the reasonable and documented out-of-pocket costs of all visits, audits, inspections, valuations, and field examinations conducted by a third party on behalf of the Agents and Lenders. Notwithstanding anything to the contrary in this Section 5.06, excluding any such visits and inspections during the continuation of an Event of Default, only Administrative Agent on behalf of the Lenders may exercise the rights of Administrative Agent and the Lenders under this Section 5.06 and Administrative Agent shall not exercise such rights more often than two (2) times during any calendar year and only one (1) such time shall be at the Loan Parties’ expense; provided that when an Event of Default exists, Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may undertake any of the actions described in this Section 5.06 at the expense of the Loan Parties at any time during normal business hours and upon reasonable advance notice, without limitation as to frequency. The Loan Parties acknowledge that Administrative Agent or any Lender, after exercising its rights of inspection, may prepare and distribute to Lenders certain reports pertaining to the Loan Parties’ assets for internal use by Administrative Agent and Lenders.

Section 5.07        Lenders Meetings and Conference Calls.

(a)               Parent and Borrower will, upon the request of Administrative Agent or Required Lenders, participate in a meeting of Administrative Agent and Lenders once during each Fiscal Year to be held at Borrower’s corporate offices (or at such other location as may be agreed to by Borrower and Administrative Agent) at such time as may be agreed to by Borrower and Administrative Agent.

(b)               Following the delivery of financial statements and other information required to be delivered pursuant to Section 5.01(b) or Section 5.01(c), Parent shall, not later than 15 Business Days following the request of Administrative Agent, cause its chief operating officer or chief financial officer to participate in a conference call with Administrative Agent and all Lenders who choose to participate in such conference call during which conference call the chief operating officer or chief financial officer shall review the financial condition of the Lead Borrower and its Subsidiaries and such other matters as Administrative Agent or any Lender may reasonably request.

Section 5.08        Compliance with Laws. Each Loan Party will comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations, and orders of any Governmental Authority (including all Environmental Laws), non-compliance with which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, including, without limitation, Anti-corruption Laws, the PATRIOT Act and OFAC Sanctions Programs.

Section 5.09        Environmental. Each Loan Party will, and will cause each of its Subsidiaries to,

(a)               Keep any property either owned or operated by any Loan Party or its Subsidiaries free of any Environmental Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such Environmental Liens,

(b)               Comply, in all material respects, with Environmental Laws and provide to Administrative Agent documentation of such compliance which Administrative Agent reasonably requests, except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect,

(c)               Promptly notify Administrative Agent of any release of which any Loan Party has knowledge of a Hazardous Material in any reportable quantity from or onto property owned or operated by any Loan Party or its Subsidiaries which could reasonably be expected to result in a Material Adverse Effect, and take any Remedial Actions required to abate said release or otherwise to come into compliance with applicable Environmental Law, and

(d)               Promptly, but in any event within five (5) Business Days of its receipt thereof, provide Administrative Agent with written notice of any of the following: (i) notice that an Environmental Lien has been filed against any of the real or personal property of a Loan Party or its Subsidiaries, (ii) commencement of any Environmental Action or written notice that an Environmental Action will be filed against a Loan Party or its Subsidiaries, in either case, that could reasonably be expected to result in a Material Adverse Effect and (iii) written notice of a violation, citation, or other administrative order from a Governmental Authority that could reasonably be expected to result in a Material Adverse Effect.

Section 5.10        Subsidiaries. In the event that any Person becomes a Subsidiary of the Lead Borrower, the Lead Borrower shall (i) within 45 days after the date when such Person becomes a Subsidiary (or such later date as may be agreed by the Administrative Agent), cause such Subsidiary to become a Guarantor hereunder by executing a joinder to this Agreement and cause such Subsidiary to be a Grantor under the Security Agreement by executing and delivering to the Administrative Agent a Joinder and (ii) take all such actions and execute and deliver, or cause to be executed and delivered, all such documents, instruments, agreements, and certificates as are reasonably requested by Administrative Agent in connection therewith. With respect to each such Subsidiary, Borrower shall, within 45 days after the date when such Person becomes a Subsidiary, promptly send to Administrative Agent written notice setting forth with respect to such Person (A) the date on which such Person became a Subsidiary of Borrower, and (B) all of the data required to be set forth in Schedules 4.1 and 4.2 with respect to all Subsidiaries of Borrower; provided, that such written notice shall be deemed to supplement Schedules 4.1 and 4.2 for all purposes hereof.

Section 5.11        Additional Material Real Estate Assets. In the event that any Loan Party acquires a Material Real Estate Asset or a Real Estate Asset owned on the Closing Date becomes a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of Collateral Agent, for the benefit of Secured Parties, then such Loan Party, no later than 90 days after acquiring such Material Real Estate Asset, or no later than 90 days after a Real Estate Asset owned on the Closing Date becomes a Material Real Estate Asset (in each case, or such later date as may be agreed by the Collateral Agent), shall take all such actions and execute and deliver, or cause to be executed and delivered, with respect to such Material Real Estate Asset, (i) a Mortgage, (ii) an opinion of counsel in the jurisdiction where such Material Real Estate Asset is located with respect to the enforceability of such Mortgage and such other reasonable and customary matters as the Collateral Agent may request, (iii) a mortgagee policy of title insurance (or a marked up title insurance commitment having the effect of a mortgagee policy of title insurance) issued by a title company reasonably satisfactory to Collateral Agent, in an amount not less than the fair market value of such Material Real Estate Asset, insuring the Lien of such Mortgage as a valid First Priority security interest on such Material Real Estate Asset, and (iv) such other customary documents, instruments, agreements, and certificates as are reasonably requested by Collateral Agent with respect to each such Material Real Estate Asset that Collateral Agent shall reasonably request to create in favor of Collateral Agent, for the benefit of Secured Parties, a valid and, subject to any filing and/or recording referred to herein, perfected First Priority security interest in such Material Real Estate Assets. In addition to the foregoing, Borrower shall, at the request of Required Lenders, deliver, from time to time, to Collateral Agent such appraisals as are required by law or regulation of Real Estate Assets with respect to which Collateral Agent has been granted a Lien. Notwithstanding anything to the contrary set forth in this Agreement or in any other Loan Document, in no event shall any Loan Party be required to deliver a Mortgage with respect to any Real Estate Asset that is not a Material Real Estate Asset.

Section 5.12        Location of Inventory and Equipment. Keep each of Parent’s and its Subsidiaries’ Inventory and Equipment (other than vehicles and Equipment out for repair, and other than Inventory and Equipment with, in the aggregate, a de minimis value) only at the locations identified on Schedule 4.25; provided, that Borrower may amend Schedule 4.25 so long as such amendment occurs by written notice to Collateral Agent not less than 10 days prior to the date on which such Inventory or Equipment is moved to such new location or such chief executive office is relocated and so long as such new location is within the continental United States, and so long as, if requested by the Collateral Agent, Borrower provides Collateral Agent a Collateral Access Agreement with respect thereto; provided that, following the occurrence and during the continuance of a Default or an Event of Default, no Inventory or Equipment shall be moved to any location not identified on the most recently provided Schedule 4.25 unless such Collateral Access Agreement is provided prior thereto.

Section 5.13        Further Assurances. At any time or from time to time upon the request of any Agent, each Loan Party will, at its expense, promptly execute, acknowledge, and deliver such further documents and do such other acts and things as such Agent may reasonably request in order to effect fully the purposes of the Loan Documents, including providing Lenders with any information reasonably requested pursuant to Section 10.22. In furtherance and not in limitation of the foregoing, each Loan Party shall take such actions as any Agent may reasonably request from time to time to ensure that the Obligations are guaranteed by the Guarantors and are secured by substantially all of the assets of Parent, the Lead Borrower and its Subsidiaries and all of the outstanding Capital Stock of each Borrower and its Subsidiaries.

Section 5.14        Miscellaneous Business Covenants. Unless otherwise consented to by Agents and Required Lenders:

(a)               Non-Consolidation. Parent will and will cause each of its Subsidiaries to: (i) maintain entity records and books of account separate from those of any other entity which is an Affiliate of such entity, (ii) not commingle its funds or assets with those of any other entity which is an Affiliate of such entity, and (iii) provide that its Board or other analogous governing body will hold all appropriate meetings (and/or provide all appropriate written consents) to authorize and approve such entity’s actions, which meetings (and/or written consents) will be separate from those of other entities.

(b)               Communication with Accountants. Each Loan Party executing this Agreement authorizes Administrative Agent to communicate directly with such Loan Party’s independent certified public accountants and authorizes and shall instruct those accountants to communicate (including the delivery of audit drafts and letters to management) with Administrative Agent and each Lender information relating to any Loan Party with respect to the business, results of operations, and financial condition of any Loan Party; provided, that Administrative Agent or the applicable Lender, as the case may be, shall provide such Loan Party with notice at least two (2) Business Days prior to first initiating any such communication.

Section 5.15        [Reserved].

Section 5.16        Post-Closing Matters. Borrower shall, and shall cause each of the Loan Parties to, satisfy the requirements set forth on Schedule 5.16 on or before the date specified for such requirement or such later date to be determined by Administrative Agent.

Section 5.17        Use of Proceeds. Borrower shall apply the proceeds of the Term Loans as set forth in Section 2.05 hereof.

Section 5.18        Franchise Agreements. Each Loan Party shall, and shall cause each of its subsidiaries to, satisfy and perform in all material respects all obligations of each such Person under each Franchise Agreement, except such non-compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

ARTICLE VI

NEGATIVE COVENANTS

Each Loan Party covenants and agrees that, so long as any Commitment is in effect and until payment in full of all Obligations, such Loan Party shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Article VI.

Section 6.01        Indebtedness. No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, or guarantee, or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except Permitted Indebtedness.

Section 6.02        Liens. No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Parent or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income, or profits under the UCC of any State or under any similar recording or notice statute, except Permitted Liens.

Section 6.03        Equitable Lien. If any Loan Party or any of its Subsidiaries shall create or assume any Lien upon any of its properties or assets, whether now owned or hereafter acquired, other than Permitted Liens, it shall make or cause to be made effective provisions whereby the Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness secured thereby as long as any such Indebtedness shall be so secured; provided, notwithstanding the foregoing, this covenant shall not be construed as a consent by Required Lenders to the creation or assumption of any such Lien not otherwise permitted hereby.

Section 6.04        No Further Negative Pledges. Except with respect to (a) specific property encumbered to secure payment of particular Indebtedness or to be sold pursuant to an executed agreement with respect to an Asset Sale permitted under Section 6.09, (b) restrictions by reason of customary provisions restricting assignments, subletting, or other transfers contained in leases, licenses, and similar agreements entered into in the ordinary course of business (provided that such restrictions are limited to the property or assets secured by such Liens or the property or assets subject to such leases, licenses, or similar agreements, as the case may be), (c) any covenants contained in this Agreement or in any other Loan Documents, and (d) restrictions imposed by law, no Loan Party nor any of its Subsidiaries shall enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

Section 6.05        Restricted Junior Payments. No Loan Party shall, nor shall it permit any of its Subsidiaries or Affiliates through any manner or means or through any other Person to, directly or indirectly, declare, order, pay, make, or set apart, or agree to declare, order, pay, make, or set apart, any sum for any Restricted Junior Payment except:

(a)               the making of (i) Permitted Tax Payments and (ii) to the extent constituting a Restricted Junior Payment, the payment of fees and expenses (or the distribution of amounts used to pay such fees and expenses) incurred by Liberty Tax, Inc. in connection with the Transactions,

(b)               so long as no Default or Event of Default shall have occurred and be continuing or shall be caused thereby, Restricted Junior Payments made solely in Capital Stock of Parent (other than Disqualified Capital Stock) shall be permitted so long as a Change of Control does not occur after giving effect to any such Restricted Junior Payments, and

(c)               on or after the Closing Date, Parent may make Restricted Junior Payments solely in cash to direct or indirect holders of Parent’s Capital Stock in an aggregate amount not to exceed the lesser of (i) the remaining net cash proceeds of the Term Loans after giving effect to the repayment in full of the Existing Indebtedness and the payment of Transaction Costs and (ii) $55,000,000 (such payments, the “Closing Date Dividend”);

provided that, notwithstanding anything to the contrary contained herein, in no event shall any Loan Party make any Restricted Junior Payment that results in the transfer of ownership (directly or indirectly) of any Material Intellectual Property or any interest in any Franchise Agreement to any Person that is not a Loan Party.

Section 6.06        Restrictions on Subsidiary Distributions. Except as provided herein, no Loan Party shall, nor shall it permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of Borrower to (a) pay dividends or make any other distributions on any of such Subsidiary’s Capital Stock owned by Borrower or any other Subsidiary of Borrower, (b) repay or prepay any Indebtedness owed by such Subsidiary to Borrower or any other Subsidiary of Borrower, (c) make loans or advances to Borrower or any other Subsidiary of Borrower, or (d) transfer any of its property or assets to Borrower or any other Subsidiary of Borrower other than restrictions (i) in agreements evidencing Permitted Purchase Money Indebtedness that impose restrictions on the property so acquired, (ii) by reason of customary provisions restricting assignments, subletting, or other transfers contained in leases, licenses, joint venture agreements, and similar agreements entered into in the ordinary course of business, (iii) that are or were created by virtue of any transfer of, agreement to transfer, or option or right with respect to any property, assets, or Capital Stock not otherwise prohibited under this Agreement, and (iv) that are imposed by law. No Loan Party shall, nor shall it permit its Subsidiaries to, enter into any Contractual Obligations which would prohibit a Subsidiary of Parent from being a Loan Party.

Section 6.07        Investments. No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including, without limitation, any Joint Venture, except the Lead Borrower or any Subsidiary thereof may make or own Permitted Investments. Notwithstanding the foregoing, in no event shall any Loan Party make any Investment (i) which results in or facilitates in any manner any Restricted Junior Payment not otherwise permitted under the terms of Section 6.05 or (ii) that results in the transfer of ownership (directly or indirectly) of any Material Intellectual Property or any interest in any Franchise Agreement to any Person that is not a Loan Party.

Section 6.08        Financial Covenants.

(a)               Fixed Charge Coverage Ratio. The Lead Borrower and its Subsidiaries shall not permit the Fixed Charge Coverage Ratio for any four-Fiscal Quarter period, beginning with the four-Fiscal Quarter period ending December 31, 2019, to be less than the correlative ratio indicated:

Four-Fiscal Quarter Period Ending On	Fixed Charge Coverage Ratio
December 31, 2019, and the last day of each Fiscal Quarter thereafter through and including December 31, 2020	1.05:1.00
March 31, 2021, and the last day of each Fiscal Quarter thereafter through and including December 31, 2021	1.10:1.00
March 31, 2022	1.15:1.00
June 30, 2022	1.20:1.00
September 30, 2022	1.25:1.00
December 31, 2022	1.30:1.00
March 31, 2023 and June 30, 2023	1.35:1.00
September 30, 2023	1.40:1.00
December 31, 2023	1.45:1.00

(b)               Leverage Ratio. The Lead Borrower and its Subsidiaries shall not permit the Leverage Ratio as of the last day of any Fiscal Quarter, beginning with the Fiscal Quarter ending September 30, 2019, to exceed the correlative ratio indicated:

Fiscal Quarter Ending On	Leverage Ratio
September 30, 2019	5.75:1.00
December 31, 2019	5.25:1.00
March 31, 2020	5.00:1.00
June 30, 2020	4.75:1.00
September 30, 2020	4.50:1.00
December 31, 2020	4.25:1.00
March 31, 2021 and June 30, 2021	4.00:1.00
September 30, 2021	3.75:1.00
December 31, 2021	3.50:1.00
March 31, 2022 and June 30, 2022	3.25:1.00
September 30, 2022	3.00:1.00
December 31, 2022	2.75:1.00
March 31, 2023	2.50:1.00
June 30, 2023	2.25:1.00
September 30, 2023	2.00:1.00
December 31, 2023	1.75:1.00

(c)               Minimum Consolidated Liquidity. The Lead Borrower and its Subsidiaries shall not permit Consolidated Liquidity to be less than $1,000,000 at any time.

(d)               Certain Calculations. With respect to any period during which an Asset Sale has occurred (each, a “Subject Transaction”), for purposes of determining compliance with the financial covenants set forth in this Section 6.08 (but not for purposes of determining the Applicable Margin), Consolidated EBITDA and the components of Consolidated Fixed Charges shall be calculated with respect to such period on a pro forma basis (including pro forma adjustments approved by the Required Lenders (in each Lender’s sole discretion)) using the historical audited financial statements of any business so acquired or to be acquired or sold or to be sold, in an amount that is validated by a quality of earnings report that is reasonably satisfactory to Administrative Agent from an auditing firm that is acceptable to Administrative Agent and based on the definition of Consolidated EBITDA set forth in this agreement. For the purposes of the foregoing, the consolidated financial statements of the Lead Borrower and its Subsidiaries shall be reformulated as if such Subject Transaction, and any Indebtedness incurred or repaid in connection therewith, had been consummated or incurred or repaid at the beginning of such period (and assuming that such Indebtedness bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to outstanding Loans incurred during such period).

Section 6.09        Fundamental Changes; Disposition of Assets; Acquisitions. No Loan Party shall, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, or sub-lease (as lessor or sublessor), exchange, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, assets, or property of any kind whatsoever, whether real, personal, or mixed and whether tangible or intangible, whether now owned or hereafter acquired, or acquired by purchase or otherwise (other than purchases or other acquisitions of inventory, materials, and equipment and capital expenditures in the ordinary course of business) the business, property, or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business or other business unit of any Person, except:

(a)               any Subsidiary of Parent may be merged with or into Borrower or any Guarantor Subsidiary, or be liquidated, wound up, or dissolved so long as all the assets of such liquidating, wound up or dissolved entity are transferred to a Loan Party (other than Parent) that is not liquidating, winding up or dissolving, or all or any part of its business, property, or assets may be conveyed, sold, leased, transferred, or otherwise disposed of, in one transaction or a series of transactions, to Borrower or any Guarantor Subsidiary; provided, that in the case of such a merger, Borrower or such Guarantor Subsidiary, as applicable, shall be the continuing or surviving Person,

(b)               sales or other dispositions of assets that do not constitute Asset Sales,

(c)               the disposition of furniture that is worn out (other than normal “wear and tear” for leasing) and that is no longer in a condition to be leased to customers,

(d)               to the extent constituting an Asset Sale, (i) the incurrence of Permitted Liens and (ii) the making of Restricted Junior Payments permitted pursuant to Section 6.05.

(e)               Asset Sales; provided, that (A) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof (determined in good faith by Board of Lead Borrower or Parent (or similar governing body) (except such Board (or similar governing body) need not make a determination as to fair market value with respect to any single Asset Sale the proceeds of which are less than $2,500,000)), which consideration is received in an arm’s length transaction from a Person other than an Affiliate of a Loan Party (provided that Asset Sales as permitted by Section 6.12(e) may be consummated with an Affiliate of a Loan Party), (B) no less than 75% thereof shall be paid in Cash, (C) no Default or Event of Default has occurred and is continuing and on a pro forma basis after giving effect to such Asset Sale, the Lead Borrower and its Subsidiaries shall be in compliance with the financial covenants set forth in Section 6.08(a) and (b) as of the last day of the most recent Fiscal Quarter for which financial statements have been delivered pursuant to Section 5.01(b) and (D) the Net Proceeds thereof shall be applied as required by Section 2.13(a), and

(f)                the Lead Borrower or any Subsidiary thereof may make or own Permitted Investments;

provided that, notwithstanding anything to the contrary contained herein, in no event shall any Loan Party make any Asset Sale or other asset sale or disposition of assets that results in the transfer of ownership (directly or indirectly) of any Material Intellectual Property or any interest in any Franchise Agreement to any Person that is not a Loan Party.

Section 6.10        Disposal of Subsidiary Interests. Except for any sale of all of its interests in the Capital Stock of any of its Subsidiaries in compliance with the provisions of Section 6.09, no Loan Party shall, nor shall it permit any of its Subsidiaries to, (a) directly or indirectly sell, assign, pledge, or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to qualify directors if required by applicable law or (b) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge, or otherwise encumber or dispose of any Capital Stock of any of its Subsidiaries, except to another Loan Party (subject to the restrictions on such disposition otherwise imposed hereunder), or to qualify directors if required by applicable law.

Section 6.11        Sales and Lease Backs. No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal, or mixed), whether now owned or hereafter acquired, which such Loan Party (a) has sold or transferred or is to sell or to transfer to any other Person (other than any Borrower or any of its Subsidiaries that is a Loan Party) or (b) intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by such Loan Party to any Person (other than any Borrower or any of its Subsidiaries that is a Loan Party) in connection with such lease.

Section 6.12        Transactions with Affiliates. No Loan Party shall, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease, or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of Capital Stock of Parent or any of its Subsidiaries or with any Affiliate of Parent or of any such holder; provided, that the foregoing restrictions shall not apply to any of the following:

(a)               any transaction among the Loan Parties,

(b)               compensation arrangements for officers and other employees of Parent and its Subsidiaries entered into in the ordinary course of business,

(c)               the payment of Restricted Junior Payments permitted by Section 6.05,

(d)               any Loan Party may purchase assets from Affiliates thereof in the ordinary course of business so long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom, (ii) such purchase is consummated pursuant to an arm’s length transaction and (iii) such assets are purchased for fair market value,

(e)               Asset Sales in the form of a sale of furniture and assignment of lease agreements to franchisees in the ordinary course of business consistent with past practices, so long as (i) the sale thereof is approved by independent members of the Board that do not have any economic or voting interest in Borrower (other than such position on the Board); (ii) concurrently with such sale, Administrative Agent shall receive a copy of an executed Franchise Agreement in which such franchisee agrees to pay for the right to use the brand name, products, suppliers, equipment, and systems of Borrower; (iii) the Lead Borrower and its Subsidiaries shall be in pro forma compliance with the financial covenants in Section 6.08 for the immediately preceding four-Fiscal Quarter period for which financial statements have been (or were required to be) delivered pursuant to Section 5.01(b), and (iv) in connection with the sale referenced in this clause (e), such sale meets the terms and conditions set forth in clause (e) of Section 6.09 and the Net Proceeds thereof shall be applied as required by Section 2.13(a),

(f)                financial advisory services with Affiliates so long as such financial advisory services are at arm’s length and provided for a customary fee consistent with industry standards, and

(g)               transactions described in Schedule 6.12;

provided, further, that, notwithstanding anything to the contrary contained herein, in no event shall any Loan Party enter into any transaction (including the purchase, sale, lease, or exchange of any property or the rendering of any service) with any holder of 5% or more of any class of Capital Stock of Parent or any of its Subsidiaries or with any Affiliate of Parent or of any such holder, that results in the transfer of ownership (directly or indirectly) of any Material Intellectual Property or any interest in any Franchise Agreement to any Person that is not a Loan Party.

Section 6.13        Conduct of Business. From and after the Closing Date, no Loan Party shall, nor shall it permit any of its Subsidiaries to, engage in any business other than (a) the businesses engaged in by such Loan Party on the Closing Date and any other business reasonably related or complimentary thereto and (b) such other lines of business as may be consented to by Required Lenders.

Section 6.14        Permitted Activities of Parent. Parent shall not (a) incur, directly or indirectly, any Indebtedness or any other obligation or liability whatsoever other than the Obligations, (b) create or suffer to exist any Lien upon any property or assets now owned or hereafter acquired by it other than the Liens created under the Collateral Documents to which it is a party or permitted pursuant to Section 6.02, (c) engage in any business or activity or own any assets other than (i) holding 100% of the Capital Stock of the Lead Borrower, (ii) performing its obligations and activities incidental thereto under the Loan Documents, and to the extent not inconsistent therewith, the Closing Date Merger Agreement, (iii) making Restricted Junior Payments and Investments to the extent permitted by this Agreement, and (iv) carrying out activities incidental to maintenance of its corporate existence and the management of Borrower and its Subsidiaries, (d) consolidate with or merge with or into, or convey, transfer, or lease all or substantially all its assets to, any Person, (e) sell or otherwise dispose of any Capital Stock of any of its Subsidiaries, (f) create or acquire any Subsidiary or make or own any Investment in any Person other than Lead Borrower and its Subsidiaries, or (g) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons. Notwithstanding anything to the contrary herein or in any other Loan Documents, Parent shall not directly hold the Capital Stock of any entity other than Lead Borrower.

Section 6.15        Changes to Certain Agreements and Organizational Documents.

(a)               No Loan Party shall, nor shall it permit any of its Subsidiaries to, agree to any material amendment, restatement, supplement, or other modification to, or waiver of, any of its material rights under the Closing Date Merger Agreement after the Closing Date without in each case obtaining the prior written consent of Administrative Agent and Required Lenders to such amendment, restatement, supplement, or other modification or waiver.

(b)               No Loan Party shall (i) amend or permit any amendments to any Loan Party’s Organizational Documents or (ii) amend or permit any amendments to, or terminate (other than terminations that occur in accordance with the terms of such Material Contract) or waive any provision of, any Material Contract (including without limitation any Franchise Agreement that is a Material Contract), if, with respect to either of clauses (i) or (ii) hereof, such amendment, termination, or waiver would be material and adverse to Administrative Agent or Lenders.

(c)               No Loan Party shall, nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of any subordinated Indebtedness, except as may be permitted pursuant to the applicable subordination and/or intercreditor arrangements, the terms and conditions of which are satisfactory to Administrative Agent.

Section 6.16        Accounting Methods. The Loan Parties will not and will not permit any of their Subsidiaries to modify or change its fiscal year or its method of accounting (other than as may be required to conform to GAAP); provided that the Loan Parties may change their fiscal year following 30 days’ prior written notice to Administrative Agent; provided further that, immediately following such notice, the Loan Parties will (i) provide such information as reasonably requested by Administrative Agent or Required Lenders, including without limitation, a Financial Plan reflecting such new fiscal year, as applicable, and (ii) negotiate in good faith technical amendments to this Agreement and the other Loan Documents, as necessary, to reflect such new fiscal year.

Section 6.17        Deposit Accounts and Securities Accounts. No Loan Party shall establish or maintain a Deposit Account or a Securities Account that is not subject to a Control Agreement; provided, that no Excluded Account shall be required to be subject to a Control Agreement; provided, further, that the Loan Parties shall have sixty (60) days after the date hereof (or, with respect to Deposit Accounts or Securities Accounts opened or acquired after the Closing Date, sixty (60) days after the date of such opening or acquisition) (or such later date to which the Administrative Agent may otherwise agree) to cause a Deposit Account or Securities Account to become subject to a Control Agreement so long as no Cash or securities being held in a Deposit Account or Securities Account subject to a Control Agreement is transferred to any such new Deposit Account or Securities Account prior to such new Deposit Account or Securities Account becoming subject to a Control Agreement.

Section 6.18        Prepayments of Certain Indebtedness. No Loan Party shall, directly or indirectly, voluntarily purchase, redeem, defease or prepay any principal of, premium, interest or other amount payable in respect of any Indebtedness prior to its scheduled maturity, other than prepayments and repayments of Permitted Indebtedness.

Section 6.19        Issuance of Capital Stock. Except for the issuance or sale of Qualified Capital Stock by a Borrower pursuant to an investment of Curative Equity or as otherwise expressly permitted under this Agreement, Parent will not, and will not permit any of its Subsidiaries to, issue or sell any of its Capital Stock.

Section 6.20        Anti-Terrorism Laws. No part of the proceeds of any Loan will be used, directly or, to the knowledge of a Loan Party, indirectly, to make any payments to a Sanctioned Entity or a Sanctioned Person, to finance any investments in a Sanctioned Entity or a Sanctioned Person, to fund any operations of a Sanctioned Entity or a Sanctioned Person, or in any other manner that would result in a violation of Sanctions by any Person, and no part of the proceeds of any Loan will be used, directly or, to the knowledge of a Loan Party, indirectly, in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of the Anti-corruption Laws.

ARTICLE VII

GUARANTY

Section 7.01        Guaranty of the Obligations. Subject to the provisions of Section 7.02, Guarantors jointly and severally hereby irrevocably and unconditionally guarantee for the ratable benefit of the Beneficiaries the due and punctual payment in full of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand, or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code) (collectively, the “Guaranteed Obligations”).

Section 7.02        Contribution by Guarantors. All Guarantors desire to allocate among themselves, in a fair and equitable manner, their obligations arising under this Guaranty. Accordingly, in the event any payment or distribution is made on any date by a Guarantor under this Guaranty such that its Aggregate Payments exceeds its Fair Share as of such date, such

Guarantor shall be entitled to a contribution from each of the other Guarantors in an amount sufficient to cause each Guarantor’s Aggregate Payments to equal its Fair Share as of such date. “Fair Share” means, with respect to any Guarantor as of any date of determination, an amount equal to (a) the ratio of (i) the Fair Share Contribution Amount with respect to such Guarantor, to (ii) the aggregate of the Fair Share Contribution Amounts with respect to all Guarantors multiplied by, (b) the aggregate amount paid or distributed on or before such date by all Guarantors under this Guaranty in respect of the obligations Guaranteed. “Fair Share Contribution Amount” means, with respect to any Guarantor as of any date of determination, the maximum aggregate amount of the obligations of such Guarantor under this Guaranty that would not render its obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of the Bankruptcy Code or any comparable applicable provisions of state law; provided, that solely for purposes of calculating the Fair Share Contribution Amount with respect to any Guarantor for purposes of this Section 7.02, any assets or liabilities of such Guarantor arising by virtue of any rights to subrogation, reimbursement, or indemnification or any rights to or obligations of contribution hereunder shall not be considered as assets or liabilities of such Guarantor. “Aggregate Payments” means, with respect to any Guarantor, as of any date of determination, an amount equal to (y) the aggregate amount of all payments and distributions made on or before such date by such Guarantor in respect of this Guaranty (including, without limitation, in respect of this Section 7.02), minus (z) the aggregate amount of all payments received on or before such date by such Guarantor from the other Guarantors as contributions under this Section 7.02. The amounts payable as contributions hereunder shall be determined as of the date on which the related payment or distribution is made by the applicable Guarantor. The allocation among Guarantors of their obligations as set forth in this Section 7.02 shall not be construed in any way to limit the liability of any Guarantor hereunder. Each Guarantor is a third party beneficiary to the contribution agreement set forth in this Section 7.02.

Section 7.03        Payment by Guarantors. Subject to Section 7.02, Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which any Beneficiary may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand, or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), Guarantors will upon demand pay, or cause to be paid, in Cash, to Administrative Agent for the ratable benefit of Beneficiaries, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrower’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed or allowable against Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Beneficiaries as aforesaid.

Section 7.04        Liability of Guarantors Absolute. Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent, and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a)               this Guaranty is a guaranty of payment when due and not of collectability. This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety,

(b)               any Agent may enforce this Guaranty upon the occurrence of an Event of Default notwithstanding the existence of any dispute between Borrower and any Beneficiary with respect to the existence of such Event of Default,

(c)               the obligations of each Guarantor hereunder are independent of the obligations of Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against Borrower or any of such other guarantors and whether or not Borrower is joined in any such action or actions,

(d)               payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify, or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid. Without limiting the generality of the foregoing, if any Agent is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify, or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations,

(e)               any Beneficiary, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge, or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner, or terms of payment of the Guaranteed Obligations, (ii) settle, compromise, release, or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations, (iii) request and accept other guaranties of the Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations, (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate, or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations, (v) enforce and apply any security now or hereafter held by or for the benefit of such Beneficiary in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that such Beneficiary may have against any such security, in each case as such Beneficiary in its discretion may determine consistent herewith and any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or non-judicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Borrower or any security for the Guaranteed Obligations, and (vi) exercise any other rights available to it under the Loan Documents, and

(f)                this Guaranty and the obligations of Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge, or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power, or remedy (whether arising under the Loan Documents, at law, in equity, or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of, or security for the payment of, the Guaranteed Obligations, (ii) any rescission, waiver, amendment, or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to Events of Default) hereof, any of the other Loan Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Loan Document or any agreement relating to such other guaranty or security, (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid, or unenforceable in any respect, (iv) the application of payments received from any source (other than payments received pursuant to the other Loan Documents or from the proceeds of any security for the Guaranteed Obligations, except to the extent such security also serves as collateral for Indebtedness other than the Guaranteed Obligations) to the payment of Indebtedness other than the Guaranteed Obligations, even though any Beneficiary might have elected to apply such payment to any part or all of the Guaranteed Obligations, (v) any Beneficiary’s consent to the change, reorganization, or termination of the corporate structure or existence of Parent or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations, (vi) any failure to perfect or continue perfection of a security interest in any Collateral which secures any of the Guaranteed Obligations, (vii) any defenses, set-offs, or counterclaims which Borrower may allege or assert against any Beneficiary in respect of the Guaranteed Obligations, including failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction, and usury, and (viii) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

Section 7.05        Waivers by Guarantors. Each Guarantor hereby waives, for the benefit of Beneficiaries: (a) any right to require any Beneficiary, as a condition of payment or performance by such Guarantor, to (i) proceed against Borrower, any other guarantor (including any other Guarantor) of the Guaranteed Obligations, or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor, or any other Person, (iii) proceed against or have resort to any balance of any Deposit Account or credit on the books of any Beneficiary in favor of Borrower or any other Person, or (iv) pursue any other remedy in the power of any Beneficiary whatsoever, (b) any defense arising by reason of the incapacity, lack of authority, or any disability or other defense of Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations, (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, (d) any defense based upon any Beneficiary’s errors or omissions in the administration of the Guaranteed Obligations, except behavior which amounts to bad faith, (e) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments, and counterclaims, and (iv) promptness, diligence, and any requirement that any Beneficiary protect, secure, perfect, or insure any security interest or lien or any property subject thereto, (f) notices, demands, presentments, protests, notices of protest, notices of dishonor, and notices of any action or inaction, including acceptance hereof, notices of default hereunder, or any agreement or instrument related thereto, notices of any renewal, extension, or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to Borrower, and notices of any of the matters referred to in Section 7.04 and any right to consent to any thereof, and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties or which may conflict with the terms hereof.

Section 7.06        Guarantors’ Rights of Subrogation, Contribution, etc. Until the Guaranteed Obligations shall have been indefeasibly paid in full, each Guarantor hereby waives any claim, right, or remedy, direct or indirect, that such Guarantor now has or may hereafter have against Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right, or remedy arises in equity, under contract, by statute, under common law, or otherwise and including, without limitation, (a) any right of subrogation, reimbursement, or indemnification that such Guarantor now has or may hereafter have against Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right, or remedy that any Beneficiary now has or may hereafter have against Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by any Beneficiary. In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including, without limitation, any such right of contribution as contemplated by Section 7.02. Each Guarantor further agrees that, to the extent the waiver or agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification, and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement, or indemnification such Guarantor may have against Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights any Beneficiary may have against Borrower, to all right, title, and interest any Beneficiary may have in any such collateral or security, and to any right any Beneficiary may have against such other guarantor. If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification, or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for Administrative Agent, on behalf of Beneficiaries, and shall forthwith be paid over to Administrative Agent, for the benefit of Beneficiaries, to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

Section 7.07        Subordination of Other Obligations. Any Indebtedness of Borrower or any Guarantor now or hereafter held by any Guarantor is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by such Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Administrative Agent, on behalf of Beneficiaries, and shall forthwith be paid over to Administrative Agent, for the benefit of Beneficiaries, to be credited and applied against the Guaranteed Obligations but without affecting, impairing, or limiting in any manner the liability of such Guarantor under any other provision hereof.

Section 7.08        Continuing Guaranty. This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been indefeasibly paid in full. Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

Section 7.09        Authority of Guarantors or Borrower. It is not necessary for any Beneficiary to inquire into the capacity or powers of any Guarantor or Borrower or the officers, directors, or any agents acting or purporting to act on behalf of any of them.

Section 7.10        Financial Condition of Borrower. Any Credit Extension may be made to Borrower or continued from time to time without notice to or authorization from any Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation is entered into, as the case may be. No Beneficiary shall have any obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of Borrower. Each Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform its obligations under the Loan Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of non-payment of the Guaranteed Obligations. Each Guarantor hereby waives and relinquishes any duty on the part of any Beneficiary to disclose any matter, fact, or thing relating to the business, operations, or conditions of Borrower now known or hereafter known by any Beneficiary.

Section 7.11        Bankruptcy, etc.

(a)               So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Administrative Agent acting pursuant to the instructions of Required Lenders, commence or join with any other Person in commencing any bankruptcy, reorganization, or insolvency case or proceeding of or against Borrower or any other Guarantor. The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended, or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation, or arrangement of Borrower or any other Guarantor or by any defense which Borrower or any other Guarantor may have by reason of the order, decree, or decision of any court or administrative body resulting from any such proceeding.

(b)               Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and Beneficiaries that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guaranteed Obligations. Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors, or similar person to pay Administrative Agent, or allow the claim of Administrative Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c)               In the event that all or any portion of the Guaranteed Obligations are paid by Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from any Beneficiary as a preference, fraudulent transfer, or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

Section 7.12        Discharge of Guaranty upon Sale of Guarantor. If all of the Capital Stock of any Guarantor or any of its successors in interest hereunder shall be sold or otherwise disposed of (including by merger or consolidation) in accordance with the terms and conditions hereof, the Guaranty of such Guarantor or such successor in interest, as the case may be, hereunder shall automatically be discharged and released without any further action by any Beneficiary or any other Person effective as of the time of such Asset Sale.

ARTICLE VIII

EVENTS OF DEFAULT

Section 8.01        Events of Default. If any one or more of the following conditions or events shall occur:

(a)               Failure to Make Payments When Due. Failure by Borrower to pay (i) the principal of and premium (including the Applicable Prepayment Premium) on any Loan whether at stated maturity, by acceleration, or otherwise, (ii) when due any installment of principal of any Loan, by notice of voluntary prepayment, by mandatory prepayment, or otherwise, (iii) within three (3) Business Days after the date when due, any interest on any Loan or any fee or any other amount due hereunder, or

(b)               Default in Other Agreements. (i) Failure of any Loan Party or any of its respective Subsidiaries to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in Section 8.01(a)) in an aggregate principal amount of $1,000,000 or more, in each case beyond the grace period, if any, provided therefor, or (ii) breach or default by any Loan Party with respect to any other material term of (A) one or more items of Indebtedness in the individual or aggregate principal amounts referred to in subclause (i) above or (B) any loan agreement, mortgage, indenture, or other agreement relating to such item(s) of Indebtedness, in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee on behalf of such holder or holders) to cause, that Indebtedness to become or be declared due and payable (or subject to a compulsory repurchase or redeemable) or to require the prepayment, redemption, repurchase, or defeasance of, or to cause Parent or any of its Subsidiaries to make any offer to prepay, redeem, repurchase, or defease such Indebtedness, prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be, or

(c)               Breach of Certain Covenants. Failure of any Loan Party to perform or comply with any term or condition contained in Section 2.05, Section 5.01, Section 5.02, Section 5.06, Section 5.07, Section 5.10, Section 5.11, Section 5.13, Section 5.16 or Article VI, or

(d)               Breach of Representations, etc. Any representation, warranty, certification, or other statement made or deemed made by any Loan Party in any Loan Document or in any statement or certificate at any time given by any Loan Party or any of its Subsidiaries in writing pursuant hereto or thereto or in connection herewith or therewith shall be false in any material respect (except that such materiality qualifier shall not be applicable to any representations or warranties that already are qualified or modified as to “materiality” or “Material Adverse Effect” in the text thereof, which representations and warranties shall be true and correct in all respects subject to such qualification) as of the date made or deemed made, or

(e)               Other Defaults Under Loan Documents. Any Loan Party shall default in the performance of, or compliance with, any term contained herein or any of the other Loan Documents, other than any such term referred to in any other Section of this Section 8.01, and such default shall not have been remedied or waived within 30 days after the earlier of (i) an officer of such Loan Party becoming aware of such default or (ii) receipt by Borrower of notice from Administrative Agent or any Lender of such default, or

(f)                Involuntary Bankruptcy; Appointment of Receiver, etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of Parent or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, or similar law now or hereafter in effect, which decree or order is not stayed, or any other similar relief shall be granted under any applicable federal or state law, or (ii) an involuntary case shall be commenced against Parent or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, or similar law now or hereafter in effect, or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian, or other officer having similar powers over Parent by or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered, or there shall have occurred the involuntary appointment of an interim receiver, trustee, or other custodian of Parent or any of its Subsidiaries for all or a substantial part of its property, or a warrant of attachment, execution, or similar process shall have been issued against any substantial part of the property of Parent or any of its Subsidiaries, and any such event described in this clause (ii) shall continue for 60 days without having been dismissed, bonded, or discharged, or

(g)               Voluntary Bankruptcy; Appointment of Receiver, etc. (i) Parent or any of its Subsidiaries shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency, or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee, or other custodian for all or a substantial part of its property, or Parent or any of its Subsidiaries shall make any assignment for the benefit of creditors, or (ii) Parent or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due, or the Board (or similar governing body) of Parent or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 8.01(f), or

(h)               Judgments and Attachments. Any money judgment, writ, or warrant of attachment or similar process involving in the aggregate at any time an amount in excess of $1,000,000 (in either case to the extent not adequately covered by any indemnity or by insurance as to which a solvent and unaffiliated insurance company has not denied coverage) shall be entered or filed against Parent or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded, or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder), or

(i)                 Dissolution. Any order, judgment, or decree shall be entered against any Loan Party decreeing the dissolution or split up of such Loan Party and such order shall remain undischarged or unstayed for a period in excess of 60 days, or

(j)                 Employee Benefit Plans. (i) There shall occur one or more ERISA Events which individually or in the aggregate that results in or might reasonably be expected to have a Material Adverse Effect during the term hereof, or (ii) there exists any fact or circumstance that reasonably could be expected to result in the imposition of a Lien or security interest under Section 412(n) of the Internal Revenue Code or under ERISA, or

(k)               Change of Control. A Change of Control shall occur, or

(l)                 Guaranties, Collateral Documents, and Other Loan Documents. At any time after the execution and delivery thereof, (i) the Guaranty for any reason, other than the satisfaction in full of all Obligations, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Guarantor shall repudiate its obligations thereunder, (ii) this Agreement or any Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the satisfaction in full of the Obligations in accordance with the terms hereof) or shall be declared null and void, or Collateral Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by the relevant Collateral Document, in each case for any reason other than the failure of Collateral Agent or any Secured Party to take any action within its control, or (iii) any Loan Party shall contest the validity or enforceability of any Loan Document in writing or deny in writing that it has any further liability, including with respect to future advances by Lenders, under any Loan Document to which it is a party,

(m)             Proceedings. The indictment of any Loan Party or any of its Subsidiaries under any criminal statute or commencement of criminal or civil proceedings against any Loan Party or any of its Subsidiaries pursuant to which statute or proceedings the penalties or remedies sought or available include forfeiture to any Governmental Authority of any material portion of the property of such Person, or

(n)               Cessation of Business. (i) Any Loan Party or any of its Subsidiaries is enjoined, restrained, or in any way prevented by the order of any court or any Governmental Authority from conducting all or any material part of its business for more than 15 days, (ii) any other cessation of a substantial part of the business of Parent or any of its Subsidiaries for a period which materially and adversely affects Parent or any of its Subsidiaries, or (iii) any material damage to, or loss, theft, or destruction of, any Collateral, whether or not insured, or any strike, lockout, labor dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 15 consecutive days, the cessation or substantial curtailment of revenue producing activities at a Real Property that, in any case described in clause (i), (ii) or (iii), results in or could reasonably be expected to have a Material Adverse Effect during the term hereof;

THEN, (A) upon the occurrence of any Event of Default described in Section 8.01(f) or Section 8.01(g), automatically and (B) upon the occurrence of any other Event of Default, at the request of (or with the consent of) Required Lenders, upon notice to Borrower by Administrative Agent, (1) the Commitments, if any, of each Lender having such Commitments shall immediately terminate, (2) each of the following shall immediately become due and payable, in each case without presentment, demand, protest, or other requirements of any kind, all of which are hereby expressly waived by each Loan Party: (x) the unpaid principal amount of and accrued interest (inclusive of the PIK Amount) on the Loans, and (y) all other Obligations, and (3) Administrative Agent may enforce any and all Liens and security interests created pursuant to Collateral Documents.

Section 8.02        Curative Equity.

(a)               Subject to the limitations set forth in clause (f) below, Borrower may cure (and shall be deemed to have cured) an Event of Default arising out of a breach of any of the financial covenants set forth in clause (a) or (b) of Section 6.08 (the “Specified Financial Covenants”) if Borrower receives the cash proceeds of an investment of Curative Equity from Permitted Holders within 10 Business Days after the date that is the earlier to occur of (i) the date on which the Compliance Certificate is delivered to Administrative Agent in respect of the fiscal quarter with respect to which any such breach occurred, and (ii) the date on which the Compliance Certificate is required to be delivered to Administrative Agent pursuant to Section 5.01(d) in respect of the fiscal quarter with respect to which any such breach occurred; provided, that Borrower’s right to so cure an Event of Default shall be contingent on their timely delivery of such Compliance Certificate as required under Section 5.01(d). Upon the receipt of Curative Equity pursuant to this Section 8.02 and inclusion of such Curative Equity in the calculation of the Specified Financial Covenants as deemed Consolidated EBITDA for any fiscal quarter pursuant to this Section 8.02, then no Event of Default solely with respect to determining compliance with the Specified Financial Covenants for such fiscal quarter shall be deemed to have occurred. For the avoidance of doubt, no Event of Default arising out of a breach of any of the financial covenants set forth in clause (c) of Section 6.08 may be cured pursuant to this Section 8.02.

(b)               Borrower shall promptly notify Administrative Agent of its receipt of any proceeds of Curative Equity (and shall immediately apply the same to the payment of the Obligations in the manner specified in Section 2.13(f)).

(c)               Any investment of Curative Equity shall be in immediately available funds and, subject to the limitations set forth in clause (f) below, shall be in an amount equal to the amount required to cause Borrower to be in compliance with all of the Specified Financial Covenants as at the last day of the most recently ended fiscal quarter, calculated for such purpose as if such amount of Curative Equity were additional Consolidated EBITDA of Borrower (and there shall be no pro forma reduction in Indebtedness with the proceeds of any Curative Equity for determining compliance with the Leverage Ratio financial covenant) as at such date.

(d)               Contemporaneously with the receipt and application of Curative Equity, Borrower shall tender an updated Compliance Certificate that shall (i) include evidence of its receipt of Curative Equity proceeds and (ii) set forth a calculation of the financial results and balance sheet of Borrower as at such fiscal quarter end (including for such purposes the proceeds of such Curative Equity (broken out separately) as deemed Consolidated EBITDA as if received on such date), which shall confirm that on a pro forma basis after taking into account the receipt of the Curative Equity proceeds, Borrower would have been in compliance with the Specified Financial Covenants as of such date.

(e)               Upon delivery of an updated Compliance Certificate conforming to the requirements of this Section 8.02, any Event of Default that occurred and is continuing as a result of a breach of any of the Specified Financial Covenants shall be deemed cured with no further action required by the Required Lenders. Prior to the date of the delivery of an updated Compliance Certificate conforming to the requirements of this Section, any Event of Default that has occurred as a result of a breach of any of the Specified Financial Covenants shall be deemed to be continuing. In the event Borrower does not cure all financial covenant violations as provided in this Section 8.02, the existing Event(s) of Default shall continue unless waived in writing by the Required Lenders in accordance herewith.

(f)                Notwithstanding the foregoing, Borrower’s rights under this Section 8.02 may (i) be exercised not more than four times during the term of this Agreement and (ii) not be exercised more than twice during any four consecutive quarter period. Any amount of Curative Equity that is in excess of the amount sufficient to cause Borrower to be in compliance with all of the Specified Financial Covenants as at such date shall not constitute Curative Equity. Curative Equity shall be disregarded for purposes of determining Consolidated EBITDA for any pricing, financial covenant-based condition, or any baskets with respect to the covenants contained in this Agreement, and there shall be no pro forma or other reduction in Indebtedness (via cash netting or otherwise) with the proceeds of any Curative Equity for purposes of determining compliance with the Specified Financial Covenants or for determining any pricing, financial covenant-based conditions, or baskets with respect to the covenants contained in this Agreement, in each case in the quarter in which such Curative Equity is used.

(g)               To the extent that Curative Equity is received and included in the calculation of the Specified Financial Covenants as deemed Consolidated EBITDA for any fiscal quarter pursuant to this Section 8.02, such Curative Equity shall be deemed to be Consolidated EBITDA for purposes of determining compliance with the Specified Financial Covenants for subsequent periods that include such fiscal quarter.

ARTICLE IX

ADMINISTRATIVE AGENT

Section 9.01        Appointment of Agents.

(a)               Kayne is hereby appointed Administrative Agent hereunder and under the other Loan Documents, and each Lender hereby authorizes Kayne, in such capacity, to act as its agent in accordance with the terms hereof and the other Loan Documents, including, without limitation, to make loans and Protective Advances, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document and to perform, exercise, and enforce any and all other rights and remedies of Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Parties.

(b)               Kayne is hereby appointed Collateral Agent hereunder and under the other Loan Documents, and each Lender hereby authorizes Kayne, in such capacity, to act as its agent in accordance with the terms hereof and the other Loan Documents, including, without limitation, to make loans and Protective Advances, for such Agent or on behalf of the applicable Lenders as provided in this Agreement or any other Loan Document and to perform, exercise, and enforce any and all other rights and remedies of Lenders with respect to the Loan Parties, the Obligations, or otherwise related to any of same to the extent reasonably incidental to the exercise by such Agent of the rights and remedies specifically authorized to be exercised by such Agent by the terms of this Agreement or any other Loan Parties.

(c)               Each Agent hereby agrees to act upon the express conditions contained herein and the other Loan Documents, as applicable. The provisions of this Article IX are solely for the benefit of Agents and Lenders, and no Loan Party shall have any rights as a third party beneficiary of any of the provisions thereof. In performing its functions and duties hereunder, each Agent shall act solely as an agent of Lenders and does not assume, and shall not be deemed to have assumed, any obligation towards, or relationship of agency or trust with or for, Parent or any of its Subsidiaries.

Section 9.02        Powers and Duties. Each Lender irrevocably authorizes each Agent to take such action on such Lender’s behalf and to exercise such powers, rights, and remedies hereunder and under the other Loan Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights, and remedies as are reasonably incidental thereto. Each Agent shall have only those duties and responsibilities that are expressly specified herein and the other Loan Documents. Each Agent may exercise such powers, rights, and remedies and perform such duties by or through its agents or employees. No Agent shall have, by reason hereof or any of the other Loan Documents, a fiduciary relationship in respect of any Lender; and nothing herein or in any of the other Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or any of the other Loan Documents except as expressly set forth herein or therein.

Section 9.03        General Immunity.

(a)               No Responsibility for Certain Matters. No Agent shall be responsible to any Lender for the execution, effectiveness, genuineness, validity, enforceability, collectability, or sufficiency hereof or any other Loan Document or for any representations, warranties, recitals, or statements made herein or therein or made in any written or oral statements or in any financial or other statements, instruments, reports, or certificates or any other documents furnished or made by any Agent to Lenders or by or on behalf of any Loan Party to any Agent or any Lender in connection with the Loan Documents and the transactions contemplated thereby or for the financial condition or business affairs of any Loan Party or any other Person liable for the payment of any Obligations, nor shall any Agent be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants, or agreements contained in any of the Loan Documents or as to the use of the proceeds of the Loans or as to the existence or possible existence of any Event of Default or Default or to make any disclosures with respect to the foregoing. Anything contained herein to the contrary notwithstanding, Administrative Agent shall not have any liability arising from confirmations of the amount of outstanding Loans.

(b)               Exculpatory Provisions. No Agent nor any of its officers, partners, directors, employees, or agents shall be liable to Lenders for any action taken or omitted by any Agent under or in connection with any of the Loan Documents except to the extent caused by any Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order. Each Agent shall be entitled to refrain from any act or the taking of any action (including the failure to take an action) in connection herewith or any of the other Loan Documents or from the exercise of any power, discretion, or authority vested in it hereunder or thereunder unless and until such Agent shall have received instructions in respect thereof from Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.05) and, upon receipt of such instructions from Required Lenders (or such other Lenders, as the case may be), such Agent shall be entitled to act or (where so instructed) refrain from acting, or to exercise such power, discretion, or authority, in accordance with such instructions. Without prejudice to the generality of the foregoing, (i) each Agent shall be entitled to rely, and shall be fully protected in relying, upon any communication, instrument, or document believed by it to be genuine and correct and to have been signed or sent by the proper Person or Persons, and shall be entitled to rely and shall be protected in relying on opinions and judgments of attorneys (who may be attorneys for Parent and its Subsidiaries), accountants, experts, and other professional advisors selected by it, and (ii) no Lender shall have any right of action whatsoever against any Agent as a result of such Agent acting or (where so instructed) refraining from acting hereunder or any of the other Loan Documents in accordance with the instructions of Required Lenders (or such other Lenders as may be required to give such instructions under Section 10.05).

(c)               Notice of Default. Neither Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to Events of Default in the payment of principal, interest, and fees required to be paid to Administrative Agent for the account of Lenders, unless such Agent shall have received written notice from a Lender or the Loan Party referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” Such Agent will notify Lenders of its receipt of any such notice. Collateral Agent shall take such action with respect to any such Default or Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided, that unless and until Collateral Agent has received any such direction, Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of Lenders.

Section 9.04        Agents Entitled to Act as Lender. The agency hereby created shall in no way impair or affect any of the rights and powers of, or impose any duties or obligations upon, any Agent in its individual capacity as a Lender hereunder. With respect to its participation in the Loans, each Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as if it were not performing the duties and functions delegated to it hereunder, and the term “Lender” shall, unless the context clearly otherwise indicates, include each Agent in its individual capacity. Any Agent or its Affiliates may accept deposits from, lend money to, own securities of, and generally engage in any kind of banking, trust, financial advisory, or other business with Parent or any of its Affiliates as if it were not performing the duties specified herein and may accept fees and other consideration from Borrower for services in connection herewith and otherwise without having to account for the same to Lenders.

Section 9.05        Lenders’ Representations, Warranties and Acknowledgment.

(a)               Each Lender represents and warrants that it has made its own independent investigation of the financial condition and affairs of Parent and its Subsidiaries in connection with the Credit Extensions hereunder and that it has made and shall continue to make its own appraisal of the creditworthiness of Parent and its Subsidiaries. No Agent shall have any duty or responsibility, either initially or on a continuing basis, to make any such investigation or any such appraisal on behalf of Lenders or to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter, and no Agent shall have any responsibility with respect to the accuracy of, or the completeness of, any information provided to Lenders.

(b)               Each Lender, by delivering its signature page to this Agreement or a Joinder and funding its Term Loan on the Closing Date, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be approved by any Agent, Required Lenders, or Lenders, as applicable on the Closing Date.

(c)               Each Lender (i) represents and warrants that, as of the Closing Date, neither such Lender nor its Affiliates or Related Funds owns or controls, or owns or controls any Person owning or controlling, any trade debt or Indebtedness of any Loan Party other than the Obligations or any Capital Stock of any Loan Party, and (ii) covenants and agrees that from and after the Closing Date neither such Lender nor its Affiliates and Related Funds shall purchase any trade debt or Indebtedness of any Loan Party other than the Obligations or Capital Stock described in subclause (i) above without the prior written consent of the Administrative Agent and, so long as no Specified Event of Default has occurred and is continuing, Borrower.

Section 9.06        Right to Indemnity. EACH LENDER, IN PROPORTION TO ITS PRO RATA SHARE, SEVERALLY AGREES TO INDEMNIFY EACH AGENT, ITS

AFFILIATES, AND ITS RESPECTIVE OFFICERS, PARTNERS, DIRECTORS, TRUSTEES, EMPLOYEES, AND AGENTS OF EACH AGENT (EACH, AN “INDEMNITEE AGENT PARTY”), TO THE EXTENT THAT SUCH INDEMNITEE AGENT PARTY SHALL NOT HAVE BEEN REIMBURSED BY ANY LOAN PARTY, FOR AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES (INCLUDING COUNSEL FEES AND DISBURSEMENTS), OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST SUCH INDEMNITEE AGENT PARTY IN EXERCISING ITS POWERS, RIGHTS, AND REMEDIES OR PERFORMING ITS DUTIES HEREUNDER OR UNDER THE OTHER LOAN DOCUMENTS OR OTHERWISE IN ITS CAPACITY AS SUCH INDEMNITEE AGENT PARTY IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE AGENT PARTY; PROVIDED, THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS RESULTING FROM SUCH INDEMNITEE AGENT PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE ORDER. IF ANY INDEMNITY FURNISHED TO ANY INDEMNITEE AGENT PARTY FOR ANY PURPOSE SHALL, IN THE OPINION OF SUCH INDEMNITEE AGENT PARTY, BE INSUFFICIENT OR BECOME IMPAIRED, SUCH INDEMNITEE AGENT PARTY MAY CALL FOR ADDITIONAL INDEMNITY AND CEASE, OR NOT COMMENCE, TO DO THE ACTS INDEMNIFIED AGAINST UNTIL SUCH ADDITIONAL INDEMNITY IS FURNISHED; PROVIDED, THAT IN NO EVENT SHALL THIS SENTENCE REQUIRE ANY LENDER TO INDEMNIFY ANY INDEMNITEE AGENT PARTY AGAINST ANY LIABILITY, OBLIGATION, LOSS, DAMAGE, PENALTY, ACTION, JUDGMENT, SUIT, COST, EXPENSE, OR DISBURSEMENT IN EXCESS OF SUCH LENDER’S PRO RATA SHARE THEREOF; PROVIDED FURTHER, THAT THIS SENTENCE SHALL NOT BE DEEMED TO REQUIRE ANY LENDER TO INDEMNIFY ANY INDEMNITEE AGENT PARTY AGAINST ANY LIABILITY, OBLIGATION, LOSS, DAMAGE, PENALTY, ACTION, JUDGMENT, SUIT, COST, EXPENSE, OR DISBURSEMENT DESCRIBED IN THE PROVISO IN THE IMMEDIATELY PRECEDING SENTENCE.

Section 9.07        Successor Administrative Agent.

(a)               Any Agent may resign at any time by giving thirty days’ (or such shorter period as shall be agreed by the Required Lenders) prior written notice thereof to Lenders, Borrower, and the other Agent. Upon any such notice of resignation, Required Lenders shall have the right, with Borrower’s consent (which consent shall not be unreasonably withheld or delayed) (other than during the existence of an Event of Default, provided that during the existence of an Event of Default, the Required Lenders shall give five (5) Business Days’ prior notice to Borrower), to appoint a successor Agent. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of Lenders, appoint a successor Administrative Agent or Collateral Agent meeting the qualifications set forth above, as applicable, from among Lenders. Upon the acceptance of any appointment as Administrative Agent or Collateral Agent, as applicable, hereunder by a successor Administrative Agent or Collateral Agent, as the case may be, that successor Administrative Agent or Collateral Agent, as applicable, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall promptly (i) transfer to such successor Administrative Agent or Collateral Agent, as applicable, all sums, Securities, and other items of Collateral held under the Collateral Documents, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Administrative Agent or Collateral Agent, as applicable, under the Loan Documents, and (ii) execute and deliver to such successor Administrative Agent or Collateral Agent, as applicable, such amendments to financing statements and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Administrative Agent or Collateral Agent, as applicable, of the security interests created under the Collateral Documents, whereupon such retiring Agent shall be discharged from its duties and obligations hereunder. Notwithstanding the foregoing, if no successor Administrative Agent or Collateral Agent, as applicable, has accepted an appointment by the retiring Agent, on behalf of the Lenders, within 30 days after the retiring Agent appoints such successor Agent, such retiring Agent’s resignation shall be deemed effective, and Borrower shall appoint the successor Administrative Agent or Collateral Agent, as applicable, on behalf of the Lenders, without their further consent. After any retiring Agent’s resignation hereunder as Administrative Agent or Collateral Agent, as applicable, the provisions of this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Collateral Agent, as applicable, hereunder.

(b)               Notwithstanding anything herein to the contrary, any Agent may assign their rights and duties as Administrative Agent or Collateral Agent, as applicable, hereunder to an Affiliate of Kayne without the prior written consent of, or prior written notice to, Borrower or Lenders; provided, that Borrower and Lenders may deem and treat such assigning Agent as Administrative Agent or Collateral Agent, as applicable, for all purposes hereof, unless and until such assigning Agent provides written notice to Borrower and Lenders of such assignment. Upon such assignment, such Affiliate shall succeed to and become vested with all rights, powers, privileges and duties as Administrative Agent or Collateral Agent, as applicable, hereunder and under the other Loan Documents.

(c)               Each Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through its respective Affiliates. The exculpatory, indemnification, and other provisions of Section 9.03, Section 9.06, and this Section 9.07 shall apply to any of the Affiliates of each Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent or Collateral Agent, as applicable. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of Section 9.03, Section 9.06, and this Section 9.07 shall apply to any such sub-agent and to the Affiliates of any such sub-agent and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by any Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits, and privileges (including exculpatory and rights to indemnification) and shall have all of the rights, benefits, and privileges of a third party beneficiary, including an independent right of action to enforce such rights, benefits, and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Loan Parties and Lenders, (ii) such rights, benefits, and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Administrative Agent or Collateral Agent, as applicable, and not to any Loan Party, Lender, or any other Person and no Loan Party, Lender, or any other Person shall have the rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent.

Section 9.08        Collateral Documents and Guaranty.

(a)               Agents Under Collateral Documents and Guaranty. Each Lender hereby further authorizes Administrative Agent or Collateral Agent, as applicable, on behalf of and for the benefit of Lenders, to be the agent for, and representative of, Lenders with respect to the Guaranty, the Collateral, and the Collateral Documents. Subject to Section 10.05, without further written consent or authorization from Lenders, Administrative Agent or Collateral Agent, as applicable, may execute any documents or instruments necessary to (i) release any Lien encumbering any item of Collateral that is the subject of a sale or other disposition of assets permitted hereby or to which Required Lenders (or such other Lenders as may be required to give such consent under Section 10.05) have otherwise consented, or (ii) release any Guarantor from the Guaranty pursuant to Section 7.12 or with respect to which Required Lenders (or such other Lenders as may be required to give such consent under Section 10.05) have otherwise consented.

(b)               Right to Realize on Collateral and Enforce Guaranty. Anything contained in any of the Loan Documents to the contrary notwithstanding, Borrower, Administrative Agent, Collateral Agent, and each Lender hereby agree that (i) no Lender shall have any right individually to realize upon any of the Collateral or to enforce the Guaranty, it being understood and agreed that all powers, rights, and remedies hereunder may be exercised solely by Collateral Agent, on behalf of Lenders, in accordance with the terms hereof and all powers, rights, and remedies under the Collateral Documents may be exercised solely by Collateral Agent, and (ii) in the event of a foreclosure by Collateral Agent on any of the Collateral pursuant to a public or private sale or any sale of the Collateral in a case under the Bankruptcy Code, Collateral Agent or any Lender may be the purchaser of any or all of such Collateral at any such sale and Collateral Agent, as agent for, and representative of, Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by Collateral Agent at such sale.

Section 9.09        Agency for Perfection. Each Agent and each Lender hereby appoints each other Agent and each other Lender as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the UCC, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party), and each Agent and each Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Agents and Lenders as secured party. Should Administrative Agent or any Lender obtain possession or control of any such Collateral, Administrative Agent or such Lender shall notify Collateral Agent thereof, and, promptly upon Collateral Agent’s request therefor shall deliver such Collateral to Collateral Agent or in accordance with Collateral Agent’s instructions. In addition, Collateral Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents. Each Loan Party by its execution and delivery of this Agreement hereby consents to the foregoing.

Section 9.10        [Reserved].

Section 9.11        Reports and Other Information; Confidentiality; Disclaimers. By becoming a party to this Agreement, each Lender and other Agent:

(a)               is deemed to have requested that Administrative Agent furnish such Lender, promptly after it becomes available, a copy of each field audit or examination report with respect to Parent or its Subsidiaries (each, a “Report” and, collectively, the “Reports”) prepared by or at the request of Administrative Agent, and Administrative Agent shall so furnish each Lender and Agent with such Reports,

(b)               expressly agrees and acknowledges that Administrative Agent does not (i) make any representation or warranty as to the accuracy of any Report and (ii) shall not be liable for any information contained in any Report,

(c)               expressly agrees and acknowledges that the Reports are not comprehensive audits or examinations, and that Administrative Agent or other party performing any audit or examination will inspect only specific information regarding Parent, the Lead Borrower and its Subsidiaries and will rely significantly upon Parent’s and its Subsidiaries’ books and records, as well as on representations of such Person’s personnel,

(d)               agrees to keep all Reports and other material, non-public information regarding Parent and its Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with Section 10.17, and

(e)               without limiting the generality of any other indemnification provision contained in this Agreement, agrees: (i) to hold Administrative Agent and any other Lender or Agent preparing a Report harmless from any action the indemnifying Lender or Agent may take or fail to take or any conclusion the indemnifying Lender or Agent may reach or draw from any Report in connection with any loans or other credit accommodations that the indemnifying Lender or Agent has made or may make to Borrower, or the indemnifying Lender’s or Agent’s participation in, or the indemnifying Lender’s or Agent’s purchase of, a loan or loans of Borrower, and (ii) to pay and protect, and indemnify, defend, and hold Administrative Agent, and any such other Lender or Agent preparing a Report, harmless from and against, the claims, actions, proceedings, damages, costs, expenses, and other amounts (including attorneys’ fees and costs) incurred by Administrative Agent and any such other Lender or Agent preparing a Report as the direct or indirect result of any third parties who might obtain all or part of any Report through the indemnifying Lender or Agent.

In addition to the foregoing: (x) any Lender or other Agent may from time to time request of Administrative Agent in writing that Administrative Agent provide to such Lender or other Agent a copy of any report or document provided by Parent or its Subsidiaries to Administrative Agent that has not been contemporaneously provided by Parent or such Subsidiary to such Lender or other Agent, and, upon receipt of such request, Administrative Agent promptly shall provide a copy of same to such Lender, (y) to the extent that Administrative Agent is entitled, under any provision of the Loan Documents, to request additional reports or information from Parent or its Subsidiaries, any Lender or other Agent may, from time to time, reasonably request Administrative Agent to exercise such right as specified in such Lender’s or other Agent’s notice to Administrative Agent, whereupon Administrative Agent promptly shall request of Parent or Borrower the additional reports or information reasonably specified by such Lender or other Agent, and, upon receipt thereof from Parent or Borrower or such Subsidiary, Administrative Agent promptly shall provide a copy of same to such Lender or other Agent, and (z) any time that Administrative Agent renders to Borrower a statement regarding the Loan Account, Administrative Agent shall send a copy of such statement to each Lender.

ARTICLE X

MISCELLANEOUS

Section 10.01    Notices.

(a)               Notices Generally. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to a Loan Party, Collateral Agent, or Administrative Agent shall be sent to such Person’s address as set forth on Appendix B or in the other relevant Loan Document, and in the case of any Lender, the address as indicated on Appendix B or otherwise indicated to Administrative Agent in writing. Each notice hereunder shall be in writing and may be personally served, or sent by facsimile or United States mail or courier service, and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile, or three (3) Business Days after depositing it in the United States mail with postage prepaid and properly addressed; provided, that no notice to any Agent shall be effective until received by such Agent. Any Loan Party may change its address, facsimile number or email address for notices and other communications hereunder by notice to the Administrative Agent, and any Agent may change its address, facsimile number or email address for notices and other communications hereunder by notice to the Loan Parties and the other Agent (which notice to such other Agent shall not be required if both Agents are the same Person).

(b)               Electronic Communications.

(i)                        Each of the Agents and Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that approval of such procedures may be limited to particular notices or communications. Notices and other communications to Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agents, provided, that the foregoing shall not apply to notices to any Lender pursuant to ARTICLE II if such Lender has notified the Agents that it is incapable of receiving notices under such Article by electronic communication.

(ii)                        Unless Administrative Agent otherwise prescribes, (A) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail, or other written acknowledgement) and (B) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (A), of notification that such notice or communication is available and identifying the website address therefor; provided, that for both subclauses (A) and (B) above, if such notice, email, or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

Section 10.02    Expenses. Whether or not the transactions contemplated hereby shall be consummated, Borrower agrees to pay promptly (a) all of each Agent’s reasonable and documented out-of-pocket costs and expenses of preparation of the Loan Documents and any consents, amendments, waivers, or other modifications thereto, (b) all the reasonable and documented fees and reasonable and documented out-of-pocket expenses and disbursements of one primary counsel to Agents, taken as a whole, in connection with the negotiation, preparation, execution, and administration of the Loan Documents and any consents, amendments, waivers, or other modifications thereto and any other documents or matters requested by Borrower, (c) all the reasonable and documented out-of-pocket costs and reasonable and documented out-of-pocket expenses of creating and perfecting Liens in favor of Collateral Agent, for the benefit of Secured Parties, including filing and recording fees, expenses and taxes, stamp or documentary taxes (in each case, without duplication of any indemnification obligation under Section 2.19), search fees, title insurance premiums, and reasonable and documented fees and reasonable and documented out-of-pocket fees, expenses, and disbursements of counsel to each Agent and of counsel providing any opinions that any Agent or Required Lenders may request in respect of the Collateral or the Liens created pursuant to the Collateral Documents, (d) all of each all the reasonable and documented out-of-pocket costs and expenses (including the reasonable and documented fees and reasonable and documented out-of-pocket expenses, and disbursements of any appraisers, consultants, advisors, and agents employed or retained by Collateral Agent and its counsel) in connection with the custody or preservation of any of the Collateral, (e) all the reasonable and documented out-of-pocket costs and expenses of Agents and Lenders in connection with the attendance at any meetings in connection with this Agreement and the other Loan Documents (including the meetings referred to in Section 5.07 and excluding, for avoidance of doubt, the inspections referred to in Section 5.06), (f) all other reasonable and documented out-of-pocket costs and expenses incurred by each Agent in connection with the negotiation, preparation, and execution of the Loan Documents and any consents, amendments, waivers, or other modifications thereto and the transactions contemplated thereby (limited, in the case of any legal expenses, to the reasonable and documented fees and reasonable and documented out-of-pocket disbursements of one primary counsel to Agents, taken as a whole), and (g) after the occurrence of an Event of Default, all reasonable and documented out-of-pocket costs and expenses, including reasonable and documented attorneys’ fees and reasonable and documented out-of-pocket costs of settlement, incurred by any Agent and Lenders in enforcing any Obligations of, or in collecting any payments due from, any Loan Party hereunder or under the other Loan Documents by reason of such Event of Default (including in connection with the sale of, collection from, or other realization upon any of the Collateral or the enforcement of the Guaranty) or in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a “work out” or pursuant to any Insolvency Proceeding (limited, in the case of legal expenses, to the reasonable and documented fees and reasonable and documented out-of-pocket disbursements of one primary counsel (to be retained by the Administrative Agent) to all Agents and Lenders, taken as a whole); provided that, in any case in which the reimbursement of expenses for counsel is limited to one primary counsel, if reasonably necessary, Borrower shall also pay promptly pay reasonable and documented fees and reasonable and documented out-of-pocket disbursements of (x) one local counsel in any relevant jurisdiction (which may include a single firm of counsel acting in multiple jurisdictions) and, (y) in the case of an actual or perceived conflict of interest where any such Person affected by such conflict informs Borrower of such conflict, in each case, a single additional firm of counsel in each relevant jurisdiction for all similarly situated affected Persons).

Section 10.03    Indemnity.

(a)               IN ADDITION TO THE PAYMENT OF EXPENSES PURSUANT TO SECTION 10.02, WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSUMMATED, EACH LOAN PARTY AGREES TO DEFEND (SUBJECT TO INDEMNITEES’ SELECTION OF COUNSEL), INDEMNIFY, PAY, AND HOLD HARMLESS EACH AGENT AND LENDER, THEIR AFFILIATES, AND EACH OF THEIR RESPECTIVE OFFICERS, PARTNERS, DIRECTORS, TRUSTEES, EMPLOYEES, AND AGENTS (EACH, AN “INDEMNITEE”), FROM AND AGAINST ANY AND ALL INDEMNIFIED LIABILITIES, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY, OR SOLE NEGLIGENCE OF SUCH INDEMNITEE; PROVIDED, THAT NO LOAN PARTY SHALL HAVE ANY OBLIGATION TO ANY INDEMNITEE HEREUNDER WITH RESPECT TO ANY INDEMNIFIED LIABILITIES (I) TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARISE FROM THE BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION IN A FINAL, NON-APPEALABLE ORDER OR JUDGMENT, OF THAT INDEMNITEE OR ANY OF ITS OFFICERS, PARTNERS, DIRECTORS, TRUSTEES, EMPLOYEES, OR AGENTS OR (II) TO THE EXTENT SUCH INDEMNIFIED LIABILITIES ARISE FROM A CLAIM, ACTION, LITIGATION, INVESTIGATION OR OTHER PROCEEDING THAT DOES NOT ARISE FROM ANY ACT OR OMISSION BY ANY LOAN PARTY OR ANY OFFICER, PARTNER, DIRECTOR, TRUSTEE, EMPLOYEE OR AGENT OF ANY LOAN PARTY AND THAT IS BROUGHT BY ANY INDEMNITEE AGAINST ANOTHER INDEMNITEE (AND EACH INDEMNITEE, BY ACCEPTING THE BENEFITS HEREOF, AGREES TO PROMPTLY REFUND OR RETURN ANY INDEMNITY RECEIVED HEREUNDER TO THE EXTENT IT IS LATER DETERMINED BY A FINAL, NON-APPEALABLE ORDER OR JUDGMENT OF A COURT OF COMPETENT JURISDICTION THAT SUCH INDEMNITEE IS NOT ENTITLED THERETO). TO THE EXTENT THAT THE UNDERTAKINGS TO DEFEND, INDEMNIFY, PAY, AND HOLD HARMLESS SET FORTH IN THIS SECTION 10.03 MAY BE UNENFORCEABLE IN WHOLE OR IN PART BECAUSE THEY ARE VIOLATIVE OF ANY LAW OR PUBLIC POLICY, THE APPLICABLE LOAN PARTY SHALL CONTRIBUTE THE MAXIMUM PORTION THAT IT IS PERMITTED TO PAY AND SATISFY UNDER APPLICABLE LAW TO THE PAYMENT AND SATISFACTION OF ALL INDEMNIFIED LIABILITIES INCURRED BY INDEMNITEES OR ANY OF THEM.

(b)               To the extent permitted by applicable law, no Loan Party shall assert, and each Loan Party hereby waives, any claim against Lenders, Agents, and their respective Affiliates, directors, employees, attorneys, or agents, on any theory of liability, for special, indirect, consequential, or punitive damages (as opposed to direct or actual damages) (whether or not the claim therefor is based on contract, tort, or duty imposed by any applicable legal requirement) arising out of, in connection with, as a result of, or in any way related to, this Agreement or any Loan Document or any agreement or instrument contemplated hereby or thereby or referred to herein or therein, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof, or any act or omission or event occurring in connection therewith, and Parent and Borrower hereby waives, releases, and agrees not to sue upon any such claim or any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 10.04    Setoff. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Lender and its respective Affiliates are hereby authorized by each Loan Party at any time or from time to time, subject to the consent of Administrative Agent (such consent not to be unreasonably withheld or delayed), without notice to any Loan Party or to any other Person (other than Administrative Agent), any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts (in whatever currency)) and any other Indebtedness at any time held or owing by such Lender and its respective Affiliates to or for the credit or the account of any Loan Party (in whatever currency) against and on account of the obligations and liabilities of any Loan Party to such Lender and its respective Affiliates hereunder, or with any other Loan Document, irrespective of whether or not (a) such Lender and its respective Affiliates shall have made any demand hereunder, (b) the principal of, or the interest on, the Loans or any other amounts due hereunder shall have become due and payable pursuant to Article II and although such obligations and liabilities, or any of them, may be contingent or unmatured, or (c) such obligation or liability is owed to a branch or office of such Lender different from the branch or office holding such deposit or obligation or such Indebtedness.

Section 10.05    Amendments and Waivers.

(a)               Required Lenders’ Consent. Subject to Sections 10.05(b) and 10.05(c), (i) no amendment, modification, termination, or waiver of any provision of the Loan Documents shall in any event be effective without the written concurrence of the Loan Parties party to such Loan Document, and (ii) no consent to any departure by any Loan Party from any provision of the Loan Documents, shall in any event be effective without the written concurrence of Administrative Agent and the Required Lenders.

(b)               Affected Lenders’ Consent. Without the written consent of each Lender (other than a Defaulting Lender) that would be adversely affected thereby, no amendment, modification, termination, or consent shall be effective if the effect thereof would:

(i)                        extend the scheduled final maturity of any Loan or Note,

(ii)                        waive, reduce, or postpone any scheduled repayment (but not prepayment),

(iii)                        reduce the rate of interest on any Loan (other than any waiver of any increase in the interest rate applicable to any Loan pursuant to Section 2.09) or any fee payable hereunder,

(iv)                        extend the time for payment of any such interest or fees,

(v)                        reduce the principal amount of any Loan,

(vi)                        amend, modify, terminate, or waive any provision of this Section 10.05(b) or Section 10.05(c),

(vii)                        amend, modify, terminate, or waive (A) any pro rata sharing, payment, or setoff provision of any Loan Document (including, without limitation, Section 2.16 of this Agreement) or (B) any other provision of a Loan Document, in each case, in a manner that would alter (or have the effect of altering) the pro rata allocation among the Lenders of any payments, disbursements, or setoffs,

(viii)                        amend the definition of “Required Lenders” or “Pro Rata Share”,

(ix)                        releases of all or substantially all of the Guarantors or releases of (or subordination of the Collateral Agent’s liens on) all or a material portion of the Collateral, in each case, in any transaction or series of related transactions (other than in connection with permitted asset sales, permitted dispositions, permitted mergers, permitted liquidations or dissolutions or as otherwise permitted under the Loan Documents),

(x)                        subordinate any of the Obligations or any Lien created by this Agreement or any other Loan Document, or

(xi)                        consent to the assignment or transfer by any Loan Party of any of its rights and obligations under any Loan Document.

(c)               Other Consents. No amendment, modification, termination, or waiver of any provision of the Loan Documents, or consent to any departure by any Loan Party therefrom, shall:

(i)                        amend, modify, terminate, or waive any provision of Section 3.02(a) with regard to any Credit Extension without the consent of Required Lenders, or

(ii)                        amend, modify, terminate, or waive any provision of Article IX as the same applies to any Agent, or any other provision hereof as the same applies to the rights or obligations of any Agent, in each case without the consent of such Agent.

(d)               Technical Amendments. Notwithstanding the foregoing, this Agreement may be amended solely with the consent of Administrative Agent and Borrower without the need to obtain the consent of any other Lender if such amendment is delivered in order to (i) correct or cure (A) ambiguities, errors, omissions, or defects or (B) incorrect cross-references or similar inaccuracies or (ii) effectuate administrative changes of a technical or immaterial nature.

(e)               Execution of Amendments, etc. Administrative Agent may, but shall have no obligation to, with the concurrence of any Lender, execute amendments, modifications, waivers, or consents on behalf of such Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on any Loan Party in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver, or consent effected in accordance with this Section 10.05 shall be binding upon each Lender at the time outstanding, each future Lender, and, if signed by a Loan Party, on such Loan Party.

Section 10.06    Successors and Assigns; Participations.

(a)               Generally. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and assigns of Lenders; provided, that any assignment that is not permitted pursuant to the terms of this Agreement shall be absolutely void ab initio. No Loan Party’s rights or obligations hereunder nor any interest therein may be assigned or delegated by any Loan Party without the prior written consent of all Lenders. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, Indemnitee Agent Parties under Section 9.06, Indemnitees under Section 10.03, their respective successors and assigns permitted hereby, and, to the extent expressly contemplated hereby, Affiliates of Administrative Agent and each Lender) any legal or equitable right, remedy, or claim under or by reason of this Agreement.

(b)               Register. Borrower, Administrative Agent, and Lenders shall deem and treat the Persons listed as Lenders in the Register as the holders and owners of the corresponding Commitments and Loans listed therein for all purposes hereof, and no assignment or transfer of any such Commitment or Loan shall be effective, in each case, unless and until an Assignment Agreement effecting the assignment or transfer thereof shall have been delivered to and accepted by Administrative Agent and recorded in the Register as provided in Section 10.06(e). Prior to such recordation, all amounts owed with respect to the applicable Commitment or Loan shall be owed to the Lender listed in the Register as the owner thereof, and any request, authority, or consent of any Person who, at the time of making such request or giving such authority or consent, is listed in the Register as a Lender shall be conclusive and binding on any subsequent holder, assignee, or transferee of the corresponding Commitments or Loans.

(c)               Right to Assign. Each Lender shall have the right at any time to sell, assign, or transfer all or a portion of its rights and obligations under this Agreement, including, without limitation, all or a portion of its Commitment or Loans owing to it or other Obligations (provided, that each such assignment shall be of a uniform, and not varying, percentage of all rights and obligations under and in respect of any Loan and any related Commitments):

(i)                        to any Person meeting the criteria of clause  (a) of the definition of the term of “Eligible Assignee” upon the giving of notice to Borrower and Administrative Agent, and

(ii)                        to any Person otherwise constituting an Eligible Assignee with the consent of Administrative Agent and Borrower (such consent not be unreasonably withheld or delayed); provided, that (A) no consent of Borrower shall be required if a Specified Event of Default has occurred and is continuing, (B) Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof, and (C) each such assignment pursuant to this Section 10.06(c)(ii) shall be in an aggregate amount of not less than $1,000,000 (or such lesser amount as may be agreed to by Borrower and Administrative Agent or as shall constitute the aggregate amount of the Term Loan of the assigning Lender) with respect to the assignment of Term Loans.

(d)               Mechanics. The assigning Lender and the assignee thereof shall (i) execute and deliver to Administrative Agent an Assignment Agreement, together with such forms or certificates with respect to United States federal income tax withholding matters as the assignee under such Assignment Agreement may be required to deliver to Administrative Agent pursuant to Section 2.19(d), and (ii) pay to Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); provided that, notwithstanding anything to the contrary herein, such processing and recordation fee shall not constitute Indemnified Liabilities.

(e)               Notice of Assignment. Upon its receipt and acceptance of a duly executed and completed Assignment Agreement and any forms or certificates required by this Agreement in connection therewith, Administrative Agent shall record the information contained in such Assignment Agreement in the Register, shall give prompt notice thereof to Borrower, and shall maintain a copy of such Assignment Agreement.

(f)                Representations and Warranties of Assignee. Each Lender, upon execution and delivery hereof or upon executing and delivering an Assignment Agreement, as the case may be, represents and warrants as of the Closing Date or as of the applicable Effective Date (as defined in the applicable Assignment Agreement) that (i) it is an Eligible Assignee, (ii) it has experience and expertise in the making of, or investing in, commitments or loans such as the applicable Commitments or Loans, as the case may be, (iii) it will make or invest in, as the case may be, its Commitments or Loans for its own account in the ordinary course of its business and without a view to distribution of such Commitments or Loans within the meaning of the Securities Act or the Exchange Act or other federal securities laws (it being understood that, subject to the provisions of this Section 10.06, the disposition of such Loans or any interests therein shall at all times remain within its exclusive control), and (iv) such Lender does not own or control, or own or control any Person owning or controlling, any trade debt or Indebtedness of any Loan Party other than the Obligations or any Capital Stock of any Loan Party (as to this clause (iv), unless such assignment was approved by Administrative Agent and, so long as no Specified Event of Default had occurred and was continuing, Borrower).

(g)               Effect of Assignment. Subject to the terms and conditions of this Section 10.06, as of the later (i) of the “Effective Date” specified in the applicable Assignment Agreement or (ii) the date such assignment is recorded in the Register: (A) the assignee thereunder shall have the rights and obligations of a “Lender” hereunder to the extent such rights and obligations hereunder have been assigned to it pursuant to such Assignment Agreement and shall thereafter be a party hereto and a “Lender” for all purposes hereof, (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned thereby pursuant to such Assignment Agreement, relinquish its rights (other than any rights which survive the termination hereof under Section 10.08) and be released from its obligations hereunder (and, in the case of an Assignment Agreement covering all or the remaining portion of an assigning Lender’s rights and obligations hereunder, such Lender shall cease to be a party hereto; provided, that anything contained in any of the Loan Documents to the contrary notwithstanding, such assigning Lender shall continue to be entitled to the benefit of all indemnities hereunder as specified herein with respect to matters arising out of the prior involvement of such assigning Lender as a Lender hereunder), (C) the Commitments shall be modified to reflect the Commitment of such assignee and any Commitment of such assigning Lender, if any, and (D) if any such assignment occurs after the issuance of any Note hereunder, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender its applicable Notes to Administrative Agent for cancellation, and thereupon, Borrower shall issue and deliver new Notes, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new Commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

(h)               Participations.

(i)                        Each Lender shall have the right at any time to sell one or more participations to any Eligible Assignee in all or any part of its Commitments, Loans, or in any other Obligation; provided, that any sale of any participation made to any Person other than an Eligible Assignee shall be absolutely void ab initio. The holder of any such participation, other than an Affiliate of Lender granting such participation, shall not be entitled to require such Lender to take or omit to take any action hereunder except with respect to any amendment, modification, or waiver that would (A) extend the final scheduled maturity of any Loan or Note in which such participant is participating, reduce the rate or extend the time of payment of interest or fees thereon (except in connection with a waiver of applicability of any post default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant’s participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default or of a mandatory reduction in the Commitment shall not constitute a change in the terms of such participation, and that an increase in any Commitment or Loan shall be permitted without the consent of any participant if the participant’s participation is not increased as a result thereof), (B) consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement, or (C) release all or substantially all of the Collateral under the Collateral Documents or all or substantially all of the Guarantors from the Guaranty (in each case, except as expressly provided in the Loan Documents) supporting the Loans hereunder in which such participant is participating. Borrower agrees that each participant shall be entitled to the benefits of Sections 2.17(c), 2.18, and 2.19 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.06(c); provided, that such participant complies with Section 2.19 as though it were a Lender (it being understood that the documentation required under Section 2.91(d) shall be delivered to the participating Lender). To the extent permitted by law, each participant also shall be entitled to the benefits of Section 10.04 as though it were a Lender, provided such participant agrees to be subject to Section 2.16 as though it were a Lender.

(ii)                        In the event that any Lender sells participations in its Commitments, Loans, or in any other Obligation hereunder, such Lender shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name of all participants in the Commitments, Loans, or Obligations held by it and the principal amount (and stated interest thereon) of the portion of such Commitments, Loans, or Obligations which are the subject of the participation (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identify of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. A Commitment, Loan, or Obligation hereunder may be participated in whole or in part only by registration of such participation on the Participant Register (and each Note shall expressly so provide). For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining the Participant Register.

(i)                 Certain Other Assignments. In addition to any other assignment permitted pursuant to this Section 10.06, any Lender may assign, pledge, and/or grant a security interest in all or any portion of its Loans, the other Obligations owed by or to such Lender, and its Notes, if any, to secure obligations of such Lender or any of its Affiliates to any Person providing any loan, letter of credit, or other extension of credit or financial arrangement to or for the account of such Lender or Agent or any of its Affiliates and any agent, trustee, or representative of such Person (without the consent of, notice to, or any other action by any other party hereto), including, without limitation, any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any operating circular issued by such Federal Reserve Bank; provided, that no Lender or Agent, as between Borrower and such Lender or Agent, shall be relieved of any of its obligations hereunder as a result of any such assignment and pledge; provided further, that in no event shall such Person, agent, trustee, or representative of such Person or the applicable Federal Reserve Bank be considered to be a “Lender” or be entitled to require the assigning Lender or Agent to take or omit to take any action hereunder.

(j)                 Assignments to Parent. No assignment shall be made to Parent or any of its Subsidiaries, or to any of their respective Affiliates.

Section 10.07    Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 10.08    Survival of Representations, Warranties, and Agreements. All representations, warranties, and agreements made herein shall survive the execution and delivery hereof and the making of any Credit Extension. Notwithstanding anything herein or implied by law to the contrary, the agreements of each Loan Party set forth in Sections 2.17(c), 2.18, 2.19, 10.02, 10.03, 10.04, and 10.10 and the agreements of Lenders set forth in Sections 2.16, 9.03(b), and 9.06 shall survive the payment of the Loans.

Section 10.09    No Waiver; Remedies Cumulative. No failure or delay on the part of any Agent or any Lender in the exercise of any power, right, or privilege hereunder or under any other Loan Document shall impair such power, right, or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right, or privilege preclude other or further exercise thereof or of any other power, right, or privilege. The rights, powers, and remedies given to each Agent and each Lender hereby are cumulative and shall be in addition to and independent of all rights, powers, and remedies existing by virtue of any statute or rule of law or in any of the other Loan Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power, or remedy hereunder shall not impair any such right, power, or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power, or remedy.

Section 10.10    Marshalling; Payments Set Aside. Neither any Agent nor any Lender shall be under any obligation to marshal any assets in favor of any Loan Party or any other Person or against or in payment of any or all of the Obligations. To the extent that any Loan Party makes a payment or payments to Administrative Agent or Lenders (or to Administrative Agent, on behalf of Lenders), or Administrative Agent, Collateral Agent, or Lenders enforce any security interests or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, and/or required to be repaid to a trustee, receiver, or any other party under any bankruptcy law, any other state or federal law, common law, or any equitable cause, then, to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, rights, and remedies therefor or related thereto, be revived and continued in full force and effect as if such payment or payments had not been made or such enforcement or setoff had not occurred.

Section 10.11    Severability. In case any provision herein or obligation hereunder or any Note or other Loan Document shall be invalid, illegal, or unenforceable in any jurisdiction, the validity, legality, and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

Section 10.12    Obligations Several; Independent Nature of Lenders’ Rights. The obligations of Lenders hereunder are several, and no Lender shall be responsible for the obligations or Commitment of any other Lender hereunder. Nothing contained herein or in any other Loan Document, and no action taken by Lenders pursuant hereto or thereto, shall be deemed to constitute Lenders as a partnership, an association, a joint venture, or any other kind of entity. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt.

Section 10.13    Headings. Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

Section 10.14    APPLICABLE LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

Section 10.15    CONSENT TO JURISDICTION. (a) ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST ANY LOAN PARTY ARISING OUT OF OR RELATING HERETO OR ANY OTHER LOAN DOCUMENT, OR ANY OF THE OBLIGATIONS, SHALL BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY, AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH LOAN PARTY, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (I) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS, (II) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, (III) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE APPLICABLE LOAN PARTY AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 10.01, WHICH IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE APPLICABLE LOAN PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT, AND (IV) AGREES THAT AGENTS AND LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION.

(b)       EACH LOAN PARTY HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESSES PERTAINING TO IT AS SPECIFIED IN SECTION 10.01. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT, OR PROCEEDING SHALL BE EFFECTIVE AGAINST ANY LOAN PARTY IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE.

Section 10.16    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM

RELATING TO THE SUBJECT MATTER OF THIS LOAN TRANSACTION OR THE LENDER/BORROWER RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 10.16 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS HERETO OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

Section 10.17    Confidentiality. Each Agent and Lender agrees to maintain the confidentiality of all non-public information regarding Parent and its Subsidiaries and their businesses identified as such by Borrower obtained by such Lender from Parent or its Subsidiaries pursuant to the requirements hereof in accordance with such Lender’s customary procedures for handling confidential information of such nature, it being understood and agreed by Borrower that, in any event, any Agent or Lender may make (a) disclosures of such information to Affiliates of such Agent or Lender and to their agents, advisors, directors, and shareholders (and to other persons authorized by a Lender or Agent to organize, present, or disseminate such information in connection with disclosures otherwise made in accordance with this Section 10.17) who are directly involved with Loan Documents and related transactions and for whom the applicable Agent or Lender shall be responsible for any breach of this Section by such Persons (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (b) disclosures of such information reasonably required by any bona fide or potential assignee, transferee, or participant in connection with the contemplated assignment, transfer, or participation by any such Lender of any Loans or any participations therein, (c) disclosure to any rating agency when required by it; provided, that prior to any disclosure, such rating agency shall undertake in writing to preserve the confidentiality of any confidential information relating to the Loan Parties received by it from any of Agents or any Lender, (d) disclosure to any Lender’s financing sources; provided, that prior to any disclosure, such financing source is informed of the confidential nature of the information and instructed to keep such information confidential; provided, further, that the applicable Lender shall be responsible for any breach of this Section by such financing sources, (e) disclosures of such information to any investors and partners of any Lender; provided, that prior to any disclosure, such investor or partner is informed of the confidential nature of the information and instructed to keep such information confidential; provided, further, that the applicable Lender shall be responsible for any breach of this Section by such investors or partners, (f) disclosure required or requested in connection with any public filings, whether pursuant to any securities laws or regulations or rules promulgated therefor (including the Investment Company Act of 1940 or otherwise) or representative thereof or by the National Association of Insurance Commissioners (and any successor thereto) or pursuant to legal or judicial process; provided, that unless specifically prohibited by applicable law or court order, each Agent and Lender shall make reasonable efforts to notify Borrower of any request by any Governmental Authority or representative thereof (other than any such request in connection with any examination of the financial condition or other routine examination of such Lender by such Governmental Authority) for disclosure of any such non-public information prior to disclosure of such information, (g) disclosures of such information to the extent any such information becomes publicly available other than by reason of disclosure by any Agents or Lenders, any Affiliates of the Agents or Lenders, or any officers, directors, agents, employees, attorneys, accountants, or advisors of any Agents or Lenders or of any Affiliates of any Agents or Lenders, in breach of this Agreement, or to the extent any such information is developed independently by any such Persons, (h) to the extent not known by us to consist of material non-public information, and (i) for purposes of establishing a “due diligence” defense or to exercise rights or remedies. Notwithstanding the foregoing, on or after the Closing Date, Administrative Agent may, at its own expense issue news releases and publish “tombstone” advertisements and other announcements relating to this transaction in newspapers, trade journals, and other appropriate media (which may include use of logos of one or more of the Loan Parties) (collectively, “Trade Announcements”). No Loan Party shall issue any Trade Announcement except (y) disclosures required by applicable law, regulation, legal process, or the rules of the Securities and Exchange Commission, or (z) with the prior approval of Administrative Agent.

Section 10.18    Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged or agreed to be paid with respect to any of the Obligations, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate. If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate, the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, Borrower shall pay to Administrative Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of Lenders and Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be cancelled automatically and, if previously paid, shall at such Lender’s option be applied to the outstanding amount of the Loans made hereunder or be refunded to Borrower. In determining whether the interest contracted for, charged, or received by Administrative Agent or a Lender exceeds the Highest Lawful Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest, throughout the contemplated term of the Obligations hereunder.

Section 10.19    Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic means shall be effective as delivery of an original counterpart of this Agreement.

Section 10.20    Effectiveness. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by Borrower and each Agent of written or telephonic notification of such execution and authorization of delivery thereof.

Section 10.21    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement, or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)               the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution, and

(b)               the effects of any Bail-in Action on any such liability, including, if applicable:

(i)                        a reduction in full or in part or cancellation of any such liability,

(ii)                        a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document, or

(iii)                        the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section 10.22    PATRIOT Act Notice. Each Lender and Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the PATRIOT Act, it may be required to obtain, verify, and record information that identifies each Loan Party, which information includes the name and address of the Loan Parties and other information that will allow such Lender or Agent, as applicable, to identify the Loan Parties in accordance with the PATRIOT Act.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

FRANCHISE GROUP INTERMEDIATE B, LLC,

as Parent

By: _________________________________
Name:
Title:

BUDDY’S NEWCO, LLC,

as a Borrower

By: _________________________________
Name:
Title:

BUDDY’S FRANCHISING AND LICENSING LLC,

as a Borrower

By: _________________________________
Name:
Title:

KAYNE SOLUTIONS FUND, L.P.,

as Administrative Agent and Collateral Agent

By:	__________________________________ Name: Title:

KAYNE SOLUTIONS FUND, L.P.,

as a Lender

By:	__________________________________ Name: Title:

KAYNE MULTIPLE STRATEGY FUND, L.P.,

as a Lender

By:	__________________________________ Name: Title:

[SIGNATURE PAGE TO CREDIT AGREEMENT]

Guggenheim MM CLO 2018-1, LTD.

By: Guggenheim Partners Investment Management, LLC as Collateral Manager

By: ________________________________

Name: Kevin M. Robinson

Title: Attorney-in-Fact

Guggenheim Private Debt Fund NOTE ISSUER 2.0, LLC

By: Guggenheim Partners Investment Management, LLC as Manager

By: ________________________________

Name: Kevin M. Robinson

Title: Attorney-in-Fact

Hamilton Finance LLC

By: Guggenheim Partners Investment Management, LLC as Advisor

By: ________________________________

Name: Kevin M. Robinson

Title: Attorney-in-Fact

Hobson Capital, LLC

By: Guggenheim Partners Investment Management, LLC as Collateral Manager

By: ________________________________

Name: Kevin M. Robinson

Title: Attorney-in-Fact

[SIGNATURE PAGE TO CREDIT AGREEMENT]

KIM Global KPI Guggenheim Professional Private Trust

By: Guggenheim Partners Investment Management, LLC as Advisor

By: ________________________________

Name: Kevin M. Robinson

Title: Attorney-in-Fact

KIM Global KPS Guggenheim Professional Private Trust

By: Guggenheim Partners Investment Management, LLC as Advisor

By: ________________________________

Name: Kevin M. Robinson

Title: Attorney-in-Fact

Sunwise CLO LLC

By: Guggenheim Partners Investment Management, LLC as Collateral Manager

By: ________________________________

Name: Kevin M. Robinson

Title: Attorney-in-Fact

[SIGNATURE PAGE TO CREDIT AGREEMENT]

APPENDIX A
TO CREDIT AGREEMENT

Closing Date Term Loan Commitments

Lender	Term Loan Commitment	Pro Rata Share
Kayne Solutions Fund, L.P.	$30,000,000.00	36.5854%
Kayne Multiple Strategy Fund, L.P.	11,000,000.00	13.4146%
Guggenheim MM CLO 2018-1, Ltd.	5,000,000.00	6.0976%
Guggenheim Private Debt Fund Note Issuer 2.0, LLC	20,000,000.00	24.3902%
Hamilton Finance LLC	4,000,000.00	4.8780%
Hobson Capital, LLC	4,500,000.00	5.4878%
KIM Global KPI Guggenheim Professional Private Trust	620,301.00	0.7565%
KIM Global KPS Guggenheim Professional Private Trust	1,879,699.00	2.2923%
Sunwise CLO LLC	5,000,000.00	6.0976%
Total	$82,000,000.00	100.00%

APPENDIX A

APPENDIX B
TO CREDIT AGREEMENT

Notice Addresses

If to any Borrower or any other Loan Party:

Buddy’s Newco, LLC

c/o Vintage Capital Management

4705 S. Apopka Vineland Road, Suite 206

Orlando, FL 32819

Attention: Brian Kahn

Facsimile: (208) 728-8007

Email: bkahn@vintcap.com

in each case, with a copy (which shall not constitute notice) to:

Franchise Group Intermediate B, LLC

1716 Corporate Landing Pkwy

Virginia Beach, VA 23454

Attn: Michael Piper, Chief Financial Officer

Email: Msp@libtax.com

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, NY 10019

Attention: David Tarr, Esq.

Facsimile: (212) 728-9241

Email: dtarr@willkie.com

APPENDIX B

If to Administrative Agent, Collateral Agent or Kayne:

KAYNE SOLUTIONS FUND, L.P.,
as Administrative Agent, Collateral Agent and a Lender

Administrative Agent’s Principal Office:

Kayne Solutions Fund, L.P.
1800 Avenue of the Stars, 3rd Floor
Los Angeles, CA 90067
Attention: Seth Zeleznik

Email: szeleznik@kaynecapital.com

in each case, with a copy (which shall not constitute notice) to:

Paul Hastings LLP
200 Park Avenue
New York, NY 10166
Attention: Jennifer St. John Yount, Esq.
Email: jenniferyount@paulhastings.com

If to Guggenheim Lenders:

Guggenheim Credit Services, LLC
330 Madison Avenue, 11th Floor

New York, NY 10017
Attention: GI Ops Loan Services
Phone: 212 651 0840

Facsimile: 212 644 8396

Email: GIOpsLoanServices@guggenheimpartners.com and

GIOpsNYDI@guggenheimpartners.com

in each case, with copies (which shall not constitute notice) to:

Guggenheim Credit Services, LLC
330 Madison Avenue, 11th Floor

New York, NY 10017
Attention: GI Legal
Phone: 212 372 6335

Facsimile: 212 644 8107

Email: GILegalTransactionsGroup@guggenheimpartners.com

and

APPENDIX B

Paul Hastings LLP
200 Park Avenue
New York, NY 10166
Attention: Jennifer St. John Yount, Esq.
Email: jenniferyount@paulhastings.com

APPENDIX B

APPENDIX C
TO CREDIT AGREEMENT

First Amendment Term Loan Commitments

Lender	Term Loan Commitment	Pro Rata Share
Kayne Multiple Strategy Fund, L.P.	$250,000.00	1.086957%
San Bernardino County Employees’ Retirement Association	$11,250,000.00	48.913043%
Guggenheim MM CLO 2018-1, Ltd.	$1,554,054.06	6.756757%
Hobson Capital, LLC	$1,398,648.65	6.081081%
KIM Global KPI Guggenheim Professional Private Trust	$192,796.26	0.838245%
KIM Global KPS Guggenheim Professional Private Trust	$584,230.77	2.540134%
Guggenheim Private Debt Fund 2.0-I, LLC	$304,559.47	1.324172%
Guggenheim Private Debt Fund 2.0, LLC	$287,639.24	1.250605%
Guggenheim Private Debt Fund Note Issuer 2.0, LLC	$5,624,017.50	24.452249%
Sunwise CLO LLC	$1,554,054.05	6.756757%
Total	$23,000,000.00	100.000000%

APPENDIX C